Exhibit T3E-3

Amended and Restated Information and Election Solicitation Statement Dated February 14, 2018

Oi S.A. – In Judicial Reorganization (“Oi”)

Portugal Telecom International Finance B.V. – In Judicial Reorganization (“PTIF”)

Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization (“Oi Coop”)

Elections Relating to Recovery Under the Consolidated Judicial Reorganization Plan Applicable to the

9.75% Senior Notes due 2016 of Oi

(CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68)

5.125% Senior Notes due 2017 of Oi

(ISIN No. XS0569301830 and XS0569301327)

9.50% Senior Notes due 2019 of Oi

(CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97)

5.50% Senior Notes due 2020 of Oi

(CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67)

6.25% Notes due 2016 of PTIF

(ISIN No. PTPTCYOM0008)

4.375% Notes due March 2017 of PTIF

(ISIN No. XS0215828913)

5.242% Notes due November 2017 of PTIF

(ISIN No. XS0441479804)

5.875% Notes due 2018 of PTIF

(ISIN No. XS0843939918)

5.00% Notes due 2019 of PTIF

(ISIN No. XS0462994343)

4.625% Notes due 2020 of PTIF

(ISIN No. XS0927581842)

4.50% Notes due 2025 of PTIF

(ISIN No. XS0221854200)

5.625% Senior Notes due 2021 of Oi Coop

(ISIN No. XS1245245045 and XS1245244402)

and

5.75% Senior Notes due 2022 of Oi Coop

(CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42)

Each solicitation (each, a “Recovery Election Solicitation”) of Recovery Elections (as defined herein) is made by the Debtors (as defined herein) as described in this Statement (as defined herein). The Recovery Election Solicitations constitute separate and distinct solicitations with respect to Qualified Bondholders (as defined herein) and Non-Qualified Bondholders (as defined herein) of (1) Oi’s 9.75% Senior Notes due 2016, (2) Oi’s 5.125% Senior Notes due 2017, (3) Oi’s 9.50% Senior Notes due 2019, (4) Oi’s 5.50% Senior Notes due 2020, (5) PTIF’s 6.25% Notes due 2016, (6) PTIF’s 4.375% Notes due March 2017, (7) PTIF’s 5.242% Notes due November 2017, (8) PTIF’s 5.875% Notes due 2018, (9) PTIF’s 5.00% Notes due 2019, (10) PTIF’s 4.625% Notes due 2020, (11) PTIF’s 4.50% Notes due 2025, (12) Oi Coop’s 5.625% Senior Notes due 2021, and (13) Oi Coop’s 5.75% Senior Notes due 2022 (collectively, the “Bonds”).

Each Recovery Election Solicitation will expire at 11:59 p.m., Brasília time, on February 26, 2018 (such time and date, as the same may be extended in compliance with an order of the Judicial Reorganization Court (as defined herein) or any appellate court therefrom, the “Election Deadline”).

Eligible Bondholders (as defined herein) must validly make their Recovery Elections at or prior to the Election Deadline in order to be eligible to participate in the subsequent Exchange Offer (as defined herein) or Non-Qualified Settlement Procedure (as defined herein), which will be conducted after the Settlement Conditions (as defined herein) have been satisfied. The Recovery Election Solicitations are being made upon the terms and subject to the conditions set forth in this Statement and the related Payment Option Notice (as defined herein). Recovery Elections may not be revoked or amended at any time following delivery of the related Payment Option Notice in accordance with the procedures described herein.

THIS STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

EXHIBITS
Brazilian Reorganization Plan	Exhibit A
Certified English Translation of the Brazilian Reorganization Plan	Exhibit B
Brazilian Confirmation Order	Exhibit C
Certified English Translation of the Brazilian Confirmation Order	Exhibit D
Form of Small Bondholder Payment Option Notice	Exhibit E
Form of Verified Bondholder Payment Option Notice	Exhibit F
Form of Qualified Transfer Notice	Exhibit G
Form of Non-Qualified Transfer Notice	Exhibit H

PART I

INTRODUCTION

This Amended and Restated Information and Election Solicitation Statement (this “Statement”) is being distributed to holders (each, a “Bondholder”) of beneficial interests in:

•	Oi’s 9.75% Senior Notes due 2016;

•	Oi’s 5.125% Senior Notes due 2017;

•	Oi’s 9.50% Senior Notes due 2019;

•	Oi’s 5.50% Senior Notes due 2020;

•	PTIF’s 6.25% Notes due 2016;

•	PTIF’s 4.375% Notes due March 2017;

•	PTIF’s 5.242% Notes due November 2017;

•	PTIF’s 5.875% Notes due 2018;

•	PTIF’s 5.00% Notes due 2019;

•	PTIF’s 4.625% Notes due 2020;

•	PTIF’s 4.50% Notes due 2025;

•	Oi Coop’s 5.625% Senior Notes due 2021; and

•	Oi Coop’s 5.75% Senior Notes due 2022.

This Statement amends and restates the Information and Election Solicitation Statement dated February 6, 2018 (the “Original Statement”) to provide that Bondholders that have previously individualized their Bondholder Credits and blocked their Bonds in order to participate in the Small Creditor Program (as defined herein (as defined herein and described in “Part V: General Overview of the RJ Plan—Summary of the Key RJ Plan Terms—Mediation/Conciliation/Agreement”) will not be required to separately individualize their Bondholder Credits in accordance with the procedure established by the Bondholder Decision (as defined herein). The procedures applicable to Bondholders that have not individualized their Bondholder Credits in order to participate in the Small Creditor Program remain unchanged. Although the forms of Qualified Bondholder Payment Option Notice and Small Bondholder Payment Option Notice have been modified as a result of the amendment to the Recovery Election Solicitations, any valid Qualified Bondholder Payment Option Notice or Small Bondholder Payment Option Notice submitted prior to the date of this Statement by a Bondholder that did not participate in the Small Creditor Program will not be affected by such amendment and need not be re-submitted.

All capitalized terms used in this Statement and not otherwise defined herein shall have the meanings ascribed to them in the certified English translation of the judicial reorganization plan (the “RJ Plan”) approved in the Creditors’ General Meeting (the “GCM”) held in the Federative Republic of Brazil (“Brazil”) on December 19 and 20, 2017 attached hereto as Exhibit B (the “English Translation of the RJ Plan”). Unless otherwise stated, all references herein to “Exhibits” are references to exhibits attached to this Statement.

By operation of the RJ Plan and the Confirmation Order (as defined herein) (provided that no stay or appeal of the Confirmation Order results in a change of the Confirmation Date (as defined herein)), the Unsecured Credits evidenced by the Bonds (the “Bondholder Credits”) have been novated and discharged under Brazilian law and Bondholders are entitled to receive the recoveries set forth in the RJ Plan in exchange for their Bondholder Credits in accordance with the terms and conditions of the RJ Plan. In accordance with the RJ Plan, Bondholders are entitled to make an election with respect to the form of recovery in respect of the Bondholder Credits evidenced by the Bonds they beneficially hold (a “Recovery Election”) during a period commencing on the Rio Business Day (as defined herein) following the Confirmation Date and expiring on the Election Deadline. This Statement describes the procedures that must be followed to make a Recovery Election if a Bondholder chooses to do so and provides background information regarding the RJ Plan, the RJ (as defined herein) process in Brazil and the Debtors (as defined herein).

Bondholders that do not make a Recovery Election in compliance with the procedures described herein will be entitled only to receive the Default Recovery (as defined herein). Persons that acquire beneficial interests in any Bonds after the Election Deadline will not be entitled to elect the form of recovery with respect to the acquired Bonds, but will only be entitled to receive the Default Recovery with respect to those Bonds, unless the transferor and transferee of such Bonds have strictly complied with the provisions for the assignment of a Recovery Election described herein.

The Recovery Election Solicitations are not being conducted through the clearing systems through which settlement of any series of the Bonds is conducted and as a result no related corporate action or event will be recorded through any of such clearing systems.

Approval and Confirmation of the RJ Plan

On June 20, 2016 (the “Petition Date”), Oi (together with its consolidated subsidiaries, the “Company”), PTIF, Oi Coop, Telemar Norte Leste S.A. – In Judicial Reorganization (“Telemar”), Oi Móvel S.A. – In Judicial Reorganization (“Móvel”), Copart 4 Participações S.A. – In Judicial Reorganization (“Copart 4”), and Copart 5 Participações S.A. – In Judicial Reorganization (“Copart 5” and, together with Oi, PTIF, Oi Coop, Telemar, Móvel and Copart 4, the “Debtors”) requested their jointly administered judicial reorganization recuperação judicial proceeding (the “RJ Proceeding,” and together with the relief effectuating therein, the “Judicial Reorganization”) before the court of the 7th Commercial Court of the District of the Capital – RJ (the “Judicial Reorganization Court”), pursuant to Federal Law No. 11,101 of June 9, 2005 (the “Brazilian Bankruptcy Law”) of Brazil, by filing a joint voluntary petition for judicial reorganization in the Judicial Reorganization Court to restructure their approximately R$65 billion in debt.

On December 12, 2017, the Debtors filed an amended plan of reorganization with the Judicial Reorganization Court. In the GCM held on December 19 and 20, 2017, Creditors that were present or validly represented at the GCM negotiated with the Debtors to make certain revisions to the amended plan of reorganization filed with the Judicial Reorganization Court on December 12, 2017 and the requisite majorities of each class of Creditors voted to approve the RJ Plan pursuant to Chapter II, Section IV of the Brazilian Bankruptcy Law.

For more information about the RJ Plan, see Parts V and VIII hereof. A copy of the RJ Plan is attached hereto as Exhibit A and a certified translation thereof from Portuguese to English is attached hereto as Exhibit B.

On January 8, 2018, the Judicial Reorganization Court entered an order (the “Confirmation Order”) which, among other things, ratified the RJ Plan under the terms of art. 58, main paragraph of the Brazilian Bankruptcy Law. On February 5, 2018, the Confirmation Order was published in the Judicial Reorganization Court’s Official Gazette (the “Brazilian Official Gazette”).

For more information about the RJ Proceeding, see Part VII hereof. A copy of the Confirmation Order is attached hereto as Exhibit C and a certified translation thereof from Portuguese to English, is attached hereto as Exhibit D.

Parties in interest with standing to appeal have 15 Rio de Janeiro business days (each, a “Rio Business Day”) from the date of publication of the Confirmation Order in the Brazilian Official Gazette (the “Appeals Deadline”) to appeal the Confirmation Order. In the event that a motion for clarification is filed by any party in interest with standing within five Rio Business Days of the date of publication of the Confirmation Order in the Brazilian Official Gazette, the Appeals Deadline will be interrupted until the date on which the Judicial Reorganization Court enters its decision in respect of any such motion for clarification. Following the decision on any such motion for clarification, the period during which parties in interest have to file an appeal restarts and runs for a 15 Rio Business Days from the date of any such decision. Upon the expiration of the Appeals Deadline (provided that no appeal is filed and no stay has been granted on the effectiveness of the Confirmation Order at such time), the Confirmation Order will become final and binding on all parties in interest under Brazilian law. In the event that any appeal is filed, the appellant may seek a stay on the effectiveness of the Confirmation Order, which, if granted, could stay implementation of the RJ Plan, including the Recovery Election Solicitations, until the date on which the applicable appellate decision resolving the appeal is published in such court’s official gazette. In the event that any appeal is denied or otherwise does not result in an appellate court overturning or modifying the Confirmation Order, and no stay on the effectiveness of the RJ Plan has been granted in connection with such appeal, the judicial ratification of the RJ Plan will remain unchanged from the date on which the Confirmation Order was published in the Brazilian Official Gazette (i.e., February 5, 2018). In the event that any appeal results in an appellate court overturning or modifying the Confirmation Order, the judicial ratification of the RJ Plan will be considered effective on the date on which the eventual appellate court’s decision, or that of a higher court (if further appeals of the appellate court’s decision are made), is published in such court’s official gazette, if and to the extent such any such appellate court or higher court decision ratifies the RJ Plan. In the event that any appeal results in an appellate court requiring the Debtors to stay or terminate the Recovery Election Solicitations, all Recovery Elections submitted pursuant to the procedures described in this Statement could be considered be void and of no effect or have their effects suspended. As of the date of the Original Statement, motions for clarification and certain interlocutory appeals of the Confirmation Order have been filed by parties in interest.

As used in this Statement, the “Confirmation Date” shall mean February 5, 2018 (i.e., the date on which the Confirmation Order was published in the Brazilian Official Gazette); provided that (1) in the event that any appeal of the Confirmation Order is filed and a stay on the effectiveness of the Confirmation Order is granted, the Confirmation Date shall be deemed to occur the date on which such appeal is resolved; and (2) in the event that any appeal of the Confirmation Order results in in an appellate court overturning or modifying the Confirmation Order, the Confirmation Date shall be deemed to occur on the date on which the eventual appellate court’s decision, or that of a higher court (if further appeals of the appellate court’s decision are made), is published in such court’s official gazette.

Recovery Elections Available to Bondholders

Under the RJ Plan, each Bondholder is entitled to receive one of the forms of recovery described herein in respect of the Bondholder Credits evidenced by the Bonds such Bondholder beneficially holds depending on (1) whether such Bondholder is an Eligible Bondholder (as defined herein), (2) whether such Bondholder makes a valid Recovery Election in accordance with the terms of the RJ Plan and the procedures described in this Statement, and (3) whether such Bondholder is a Qualified Bondholder (as defined herein) or a Non-Qualified Bondholder (as defined herein).

The forms of recovery which Bondholders are entitled to receive under the RJ Plan in respect of the Bondholder Credits evidenced by the Bonds they beneficially hold are:

•	in the case of Qualified Bondholders, New Notes (as defined herein), New Shares (as defined herein), PTIF Shares (as defined herein) and Warrants (as defined herein) in the amounts described in the RJ Plan and in this Statement;

•	in the case of Non-Qualified Bondholders, a participation in the Non-Qualified Credit Agreement (as defined herein) in the amount described in the RJ Plan and in this Statement; or

•	in the case of (1) any Bondholder that is not an Eligible Bondholder, (2) any Eligible Bondholder that does not make a valid Recovery Election, or (3) any Eligible Bondholder that makes a valid Recovery Election but does not participate in the Exchange Offer or the Non-Qualified Settlement Procedure, the Default Recovery in the amount described in the RJ Plan and in this Statement.

For more information regarding the terms of these forms of recovery, see Parts III, V, VII and IX of this Statement.

Bondholders that do not make a valid Recovery Election at or prior to the Election Deadline will ONLY be entitled to the Default Recovery. Bondholders are STRONGLY URGED to review the descriptions of the forms of recovery for which they are eligible, and timely determine whether to make a Recovery Election and submit a Payment Option Notice in the manner described in this Statement.

Eligible Bondholder Status

Section 4.5.5 of the RJ Plan specifies that only Bondholders that have individualized their Bondholder Credits (each, an “Eligible Bondholder”) are permitted to make a Recovery Election. A Bondholder that is the beneficial owner of Bondholder Credits in excess of R$50,000 will be deemed to have individualized Bondholder Credits if (1) such Bondholder has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in its decision (the “Bondholder Decision”) rendered on October 4, 2016 appearing in the records of the RJ Proceeding beginning at page number 96.767/96.796 regarding the procedure and documentation required to be submitted for the purposes of individualized exercise of the right of petition, voice and vote at the GCM, described in the Judicial Administrator’s public notice appearing in the case records of the RJ Proceeding on pages number 216.638/216.642 and published in the Brazilian Official Gazette on October 2, 2017, or (2) such Bondholder has individualized Bonds before Oi or the Judicial Administrator in accordance with the procedure authorized by the Judicial Reorganization Court for participation in the Small Creditor Program (the “Small Creditor Program Procedures”), as evidenced by:

•	such Bondholder appearing on the lists posted by the judicial administrator appointed by the Judicial Reorganization Court (the “Judicial Administrator”) at http://www.recuperacaojudicialoi.com.br/wp-content/uploads/2017/04/7.7-Lista-Bondholders-PJ.pdf or http://www.recuperacaojudicialoi.com.br/wp-content/uploads/2017/04/7.7-Lista-Bondholders-PF.pdf (the “JA Bondholder Lists”);

•	such Bondholder appearing on a list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists; or

•	such Bondholder appearing on any list of the Judicial Administrator listing Bondholders that have individualized Bonds subsequent to the date of the Original Statement.

A Bondholder that is the beneficial owner of Bondholder Credits of R$50,000 or less that did not participate in the Small Creditor Program (or did not meet the requirements to participate in the Small Creditor Program) may individualize its Bondholder Credits by providing a Small Bondholder Proof of Holdings directly to Oi together with a Small Bondholder Payment Option Notice in accordance with the procedures described in this Statement.

A Bondholder that is the beneficial owner of Bondholder Credits of R$50,000 or less and participated in the Small Creditor Program cannot become an Eligible Bondholder as such Bondholder will have received the entire amount of its recovery under the RJ Plan prior to the Expiration Date under the terms of the Small Creditor Program.

A Bondholder that is not deemed to be an Eligible Bondholder will NOT be entitled to make a Recovery Election and will ONLY be entitled to the Default Recovery with respect to its Bondholder Credits. Bondholders are STRONGLY URGED to review the procedures to qualify as Eligible Bondholders and make a Recovery Election. Any Bondholder that (1) is the beneficial owner of an aggregate amount of Bondholder Credits of more than R$50,000, (2) did not individualize Bonds (a) before the Judicial Reorganization Court in accordance with the procedure established in the Bondholder Decision, or (b) before Oi or Judicial Administrator in accordance with the Small Creditor Program Procedures , and (3) would like to make a Recovery Election MUST take steps to petition the Judicial Reorganization Court to individualize its Bondholder Credits at or before the Election Deadline in sufficient time to be able to submit a valid Recovery Election. This procedure may require a Bondholder to retain counsel in Brazil and may be time-consuming. Bondholders are advised to undertake this procedure on a timely basis. The Debtors can provide no assurances that the Judicial Reorganization Court will grant any petitions presented to the Judicial Reorganization Court with respect to the individualization of Bondholder Credits after the deadline contained in the Bondholder Decision.

The procedures that an Eligible Bondholder must follow to make a valid Recovery Election depend on whether an Eligible Bondholder is a Verified Bondholder or a Small Bondholder. Eligible Bondholders will be deemed to be “Verified Bondholders” or “Small Bondholders” for purposes of the procedures described in this Statement depending on the following criteria:

•	Any Bondholder that (1) is the beneficial owner of an aggregate amount of Bondholder Credits of R$50,000 or less, as verified by Oi pursuant to the procedures described herein, and (2) did not participate in the Small Creditor Program (or did not meet the requirements to participate in the Small Creditor Program) will be deemed to be a Small Bondholder for purposes of the procedures described in this Statement.

•	Any Bondholder that is the beneficial owner of an aggregate amount of Bondholder Credits of more than R$50,000 will be deemed to be a Verified Bondholder for purposes of the procedures described in this Statement if such Bondholder:

o	has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision, or has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures (as evidenced by such Bondholder appearing on the JA Bondholder Lists).

o	has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures (as evidenced by such Bondholder appearing on a list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists).

o	successfully petitions the Judicial Reorganization Court to individualize its Bondholder Credits prior to the Election Deadline (as evidenced by such Bondholder appearing on a list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bondholder Credits before the Judicial Reorganization Court subsequent to the date of the Original Statement).

For more information regarding the procedures that will be undertaken by Oi to determine whether a Bondholder qualifies as an Eligible Bondholder, see Part III hereof.

Delivery of Payment Option Notice and Proof of Holdings

In order to make a valid Recovery Election, a Small Bondholder must deliver directly to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brazil, in accordance with the procedures and deadlines set forth herein:

•	a properly completed and duly executed Small Bondholder Payment Option Notice in the form attached to this Statement as Exhibit E (a “Small Bondholder Payment Option Notice”); and

•	a proof of holdings evidencing the principal amount of each series of Bonds beneficially owned by such Small Bondholder on of the date of such Small Bondholder’s Payment Option Notice (a “Small Bondholder Proof of Holdings”).

For more information regarding the procedures for Small Bondholders to make a valid Recovery Election, see Part III hereof and the form of Small Bondholder Payment Option Notice attached hereto as Exhibit E.

By registering on the Election Website, providing a Verified Bondholder Payment Option Notice, a Qualified Transfer Notice or a Non-Qualified Transfer Notice, or any other documents or information related to the procedure to make a Recovery Election on the Election Website, each Bondholder unconditionally and irrevocably waives and releases any claims which may arise against the Election Tabulation Agent (save in the case of willful misconduct, fraud or gross negligence) in each case in relation to the Election Tabulation Agent’s performance of its role in connection with the Recovery Election Solicitations and/or any related assignments of Recovery Elections.

The deadline to submit a properly completed and duly executed Small Bondholder Payment Option Notice and a Small Bondholder Proof of Holdings to Oi is the Election Deadline (11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended). No Small Bondholder Payment Option Notices or Small Bondholder Payment Proofs of Holdings will be accepted by Oi after the Election Deadline.

In order to make a valid Recovery Election, a Verified Bondholder must:

•	Register on the website (the “Election Website”) maintained by D.F. King, in its capacity as tabulation agent (the “Election Tabulation Agent”), to facilitate the making of Recovery Elections, which is accessible at https://www.dfkingltdevents.com, in accordance with the procedures described in this Statement and on the Election Website; and

•	Deliver to the Election Tabulation Agent by uploading onto the Election Website (1) a properly completed and duly executed Verified Bondholder Payment Option Notice in the form attached to this Statement as Exhibit F (a “Verified Bondholder Payment Option Notice”), and (2) a proof of holdings of the beneficial interests in all Bonds of each series held by such Bondholder as of the Election Deadline (a “Verified Bondholder Proof of Holdings”).

For more information regarding the procedures for Verified Bondholders to make a valid Recovery Election, see Part III hereof and the form of Verified Bondholder Payment Option Notice attached hereto as Exhibit F.

The deadline to submit a properly completed and duly executed Verified Bondholder Payment Option Notice to the Election Tabulation Agent is the Election Deadline (11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended). No Verified Bondholder Payment Option Notices will be accepted by the Election Tabulation Agent after the Election Deadline.

The deadline to submit a Verified Bondholder Proof of Holdings to the Election Tabulation Agent is 5:00 p.m., New York City time, on March 5, 2018 (such time and date, as the same may be extended in compliance with an order of the Judicial Reorganization Court or any appellate court therefrom, the “Verified Bondholder Proof of Holdings Deadline”). No Verified Bondholder Proof of Holdings will be accepted by the Election Tabulation Agent after the Verified Bondholder Proof of Holdings Deadline.

Please note that Section 11.1.1 of the RJ Plan permits the Debtors to take any and all appropriate or required actions consistent with the RJ Plan and applicable law to implement the RJ Plan. Consistent with the RJ Plan and pursuant to such authority granted under the RJ Plan, the Debtors have supplemented the Payment Option Notice templates that were attached to the RJ Plan as Exhibit 4.5.5 to collect the information necessary to implement the procedures described in this Statement and enable Eligible Bondholders to make a Recovery Election. Accordingly, to make a valid Recovery Election, each Bondholder must deliver a properly completed and duly executed Small Bondholder Payment Option Notice in the form attached as Exhibit E to this Statement or a Verified Bondholder Payment Option Notice in the form attached as Exhibit F to this Statement, and should NOT submit the template forms that were attached as Exhibit 4.5.5 to the RJ Plan. Any Bondholder that only submits the template forms that were attached as Exhibit 4.5.5 of the RJ Plan will not be deemed to have made a valid Recovery Election.

Qualified Bondholder and Non-Qualified Bondholder Status

For purposes of the procedures described in this Statement:

•	A “Qualified Bondholder” is a Verified Bondholder that:

o	is the beneficial owner of Bondholder Credits in an amount of US$750,000 or more; and

o	if such Verified Bondholder is resident in the European Economic Area, has represented to Oi that such Verified Bondholder is a “qualified investor” (as defined under Directive 2003/71/EC, as amended (the “Prospectus Directive”) and any relevant implementing measure in any Member State of the European Economic Area) (a “Qualified Investor”); and

•	A “Non-Qualified Bondholder” is an Eligible Bondholder that is the beneficial owner of Bondholder Credits in an amount of less than US$750,000.

Each Small Bondholder will be deemed to be a Non-Qualified Bondholder. For information regarding the procedures that will be undertaken by Oi to determine whether a Verified Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder, see Part III hereof.

Oi will NOT make a determination as to whether any Verified Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder until AFTER the Election Deadline and determinations of Oi will be final and binding, absent manifest error. As a result, any Bondholder that is not certain as to whether it will be deemed a Qualified Bondholder or a Non-Qualified Bondholder is urged to make elections on its Verified Bondholder Payment Option Notice as BOTH a Qualified Bondholder and a Non-Qualified Bondholder.

Lists of Bondholders Eligible to Participate in Subsequent Exchange offer and Non-Qualified Settlement Procedure

Following the Election Deadline, Oi will tabulate the Small Bondholder Payment Option Notices and Small Bondholder Proofs of Holdings that it has received from Bondholders in order to compile the Small Bondholder Election List (as defined herein).

Following the Verified Bondholder Proof of Holdings Deadline, the Election Tabulation Agent will:

•	Tabulate for Oi the Verified Bondholder Proofs of Holdings received from Verified Bondholders as of the Verified Bondholder Proof of Holdings Deadline to (1) determine the aggregate amount of Bondholder Credits held by each Verified Bondholder as of the Election Deadline in accordance with the procedures described in this Statement, and (2) determine whether each Verified Bondholder that has submitted a Verified Bondholder Proof of Holdings in accordance with the procedures described in this Statement is a Qualified Bondholder or a Non-Qualified Bondholder; and

•	Tabulate for Oi the Verified Bondholder Payment Option Notices received from Verified Bondholders as of the Election Deadline in order to compile the Qualified Election List (as defined herein) and the Non-Qualified Election List (as defined herein).

Only Bondholders that appear on the Qualified Election List will be eligible to have Bonds accepted in the subsequent Exchange Offer. Only Bondholders that appear on the Non-Qualified Election List and the Small Bondholder Election List will be eligible to have Bonds accepted in the subsequent Non-Qualified Settlement Procedure.

Assignments of Recovery Elections

Persons that acquire beneficial interests in any Bonds after the Election Deadline will not be entitled to make a Recovery Election with respect to the acquired Bonds, but will ONLY be entitled to receive the Default Recovery with respect to those Bonds, unless the transferor of the Bonds is included on the Qualified Election List or the Non-Qualified Election List and the transferor and transferee of such Bonds have complied with the provisions for the assignment of the Recovery Election with respect to such Bonds described in Part III of this Statement.

Settlement of Recovery Elections

As promptly as practical following the last to occur of the Settlement Conditions (as defined herein), Oi will commence (1) an offer of the Qualified Recovery to Qualified Bondholders in exchange for the tender of their Bonds, upon the terms and subject to the conditions and procedures set forth in the Exchange Offer Memorandum (as defined herein) (the “Exchange Offer”), and (2) a settlement of the Non-Qualified Recovery pursuant to which Non-Qualified Bondholders may surrender their Bonds and receive the Non-Qualified Recovery, upon the terms and subject to the conditions and procedures set forth in the Non-Qualified Settlement Information Statement (as defined herein) (the “Non-Qualified Settlement Procedure”).

The Exchange Offer

Oi expects to commence the Exchange Offer by (1) publishing a press release announcing the commencement of the Exchange Offer, and (2) distributing an Exchange Offer Memorandum (as defined herein) describing the Company, the New Notes, the New Shares, the PTIF Shares and the Warrants, and the procedures through which Bondholders appearing on the Qualified Election List may participate in the Exchange Offer to obtain New Notes, New Shares, PTIF Shares and Warrants. For more information regarding the subsequent Exchange Offer, see Part III hereof.

The Non-Qualified Settlement Procedure

Oi expects to commence the Non-Qualified Settlement Procedure by (1) publishing a press release announcing the commencement of the Non-Qualified Settlement Procedure, and (2) distributing a Non-Qualified Settlement Information Statement (as defined herein) describing the Company, the Non-Qualified Credit Agreement and the procedures through which Bondholders appearing on the Non-Qualified Election List and the Small Bondholder Election List may participate in the Non-Qualified Settlement Procedure to obtain a participation interest in the Non-Qualified Credit Agreement. For more information regarding the Non-Qualified Settlement Procedure, see Part III hereof.

* * *

THIS STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. THE SECURITIES TO BE ISSUED IN THE EXCHANGE OFFER WILL BE OFFERED THROUGH AN EXCHANGE OFFER MEMORANDUM TO BE DISTRIBUTED FOLLOWING THE SATISFACTION OF THE SETTLEMENT CONDITIONS AND WILL BE ISSUED UPON THE SATISFACTION OF THE CONDITIONS SET FORTH IN SUCH EXCHANGE OFFER MEMORANDUM, THE EXPIRATION OF THE EXCHANGE OFFER AND THE ACCEPTANCE OF BONDS PROPERLY TENDERED IN THE EXCHANGE OFFER.

OI WILL NOT ACCEPT BONDS SURRENDERED IN THE NON-QUALIFIED SETTLEMENT PROCEDURE OR THE TENDERS OF BONDS IN THE EXCHANGE OFFER FROM BONDHOLDERS IN JURISDICTIONS IN WHICH THE OFFER AND SALE OF THE NON-QUALIFIED RECOVERY (AS DEFINED HEREIN) OR QUALIFIED RECOVERY (AS DEFINED HEREIN) IN THE MANNER SET FORTH IN THE RELATED NON-QUALIFIED SETTLEMENT INFORMATION STATEMENT OR EXCHANGE OFFER MEMORANDUM, RESPECTIVELY, WOULD BE UNLAWFUL.

PART II

NOTICE TO BONDHOLDERS

The purpose of this Statement is to enable you, as a Bondholder, to make an informed decision in exercising your right to make a Recovery Election. In the Debtors’ good faith belief, the procedures set forth in this Statement that Bondholders must follow to make a Recovery Election are in all respects consistent with the RJ Plan.

THIS STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. THIS STATEMENT CONTAINS IMPORTANT INFORMATION THAT MAY BEAR UPON YOUR DECISION REGARDING YOUR RECOVERY ELECTION. PLEASE READ THIS DOCUMENT WITH CARE AND DO NOT IGNORE ANY PORTION OF THIS DOCUMENT. EACH BONDHOLDER SHOULD READ THIS STATEMENT AND THE RJ PLAN IN THEIR ENTIRETY BEFORE MAKING A RECOVERY ELECTION.

RJ PLAN SUMMARIES AND STATEMENTS MADE IN THIS STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ORIGINAL PORTUGUESE VERSION OF THE RJ PLAN AND THE EXHIBITS ATTACHED TO THE RJ PLAN, AND SHOULD NOT BE INTERPRETED AS MODIFYING ANY OF THE SUBSTANTIVE OR ECONOMIC PROVISIONS OF THE ORIGINAL PORTUGUESE VERSION OF THE RJ PLAN, WHICH SHALL ALWAYS CONTROL; PROVIDED THAT THE FOREGOING STATEMENT SHALL NOT IN ANY WAY BE CONSTRUED AS LIMITING THE RIGHTS OF THE DEBTORS UNDER SECTION 11.1.1 OF THE RJ PLAN TO TAKE ANY AND ALL APPROPRIATE OR REQUIRED ACTIONS CONSISTENT WITH THE RJ PLAN AND APPLICABLE LAW TO IMPLEMENT THE RJ PLAN. THE STATEMENTS CONTAINED IN THIS STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS STATEMENT, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE.

ALTHOUGH THIS STATEMENT HAS BEEN PREPARED IN A MANNER WHICH INCLUDES INFORMATION THAT IS IN MATERIAL RESPECTS COMPARABLE TO THE INFORMATION FOUND IN A DISCLOSURE STATEMENT REQUIRED BY TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”) AND THE FEDERAL RULES OF BANKRUPTCY PROCEDURE IN A CHAPTER 11 CASE, THE BRAZILIAN BANKRUPTCY LAW DOES NOT CONTAIN ANY EQUIVALENT REQUIREMENTS. THIS STATEMENT IS NOT INTENDED TO BE THE EQUIVALENT OF A CHAPTER 11 DISCLOSURE STATEMENT, AND THE BANKRUPTCY CODE IMPOSES NO REQUIREMENTS ON NON-CHAPTER 11 DEBTORS TO FILE A DISCLOSURE DOCUMENT THAT IS EQUIVALENT TO A CHAPTER 11 DISCLOSURE STATEMENT. THIS STATEMENT HAS NOT BEEN APPROVED BY THE JUDICIAL REORGANIZATION COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY WHICH MAY HAVE COMPETENT JURISDICTION HAS APPROVED OR DISAPPROVED THIS STATEMENT, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS STATEMENT OR THE ACCURACY OR ADEQUACY OF THIS STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTORS SHOULD EVALUATE THIS STATEMENT AND THE RJ PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED AND THE REQUIREMENTS OF APPLICABLE LAW.

THE DEBTORS URGE EACH PARTY IN INTEREST TO CONSULT WITH ITS OWN LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVISORS WITH RESPECT TO THE MATTERS DESCRIBED HEREIN. THE INFORMATION CONTAINED IN THIS STATEMENT DOES NOT CONSTITUTE LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE AND SHOULD NOT BE RELIED UPON AS SUCH.

Except for the Debtors and certain of the professionals they have retained, no person has been authorized to use or promulgate any information concerning the Debtors, their businesses, or the RJ Plan other than the information contained in this Statement, and if any such other information is given or made, such information may not be relied upon as having been authorized by the Debtors.

After carefully reviewing this Statement, including the attached Exhibits, please decide whether to make a Recovery Election and, should you decide to do so, please expressly communicate your Recovery Election by submitting your Payment Option Notice, in the appropriate manner and form as described herein, no later than the Election Deadline (except as otherwise expressly provided herein) in accordance with the procedures described herein. Recovery Elections which are made in any other manner will not be accepted and any such submission may result in your receiving the Default Recovery in respect of your Bondholder Credits evidenced by the Bonds you beneficially hold. All Payment Option Notices must be actually received by, in the case of Verified Bondholders, the Election Tabulation Agent, and, in the case of Small Bondholders, the Company, no later than the Election Deadline (i.e., February 26, 2018 at 11:59 p.m., Brasília time, unless the Election Deadline is extended). Further, all Proofs of Holdings must be actually received by, in the case of Verified Bondholders, the Election Tabulation Agent no later than the Verified Bondholder Proof of Holdings Deadline (i.e., March 5, 2018, at 5 p.m., New York City time), and, in the case of Small Bondholders, the Company no later than the Election Deadline (i.e., February 26, 2018, at 11:59 p.m., Brasília time time). For detailed instructions, see Parts III and IX hereof. Any questions you may have regarding the contents of this Statement or the Exhibits attached hereto should be addressed to the Election Tabulation Agent, whose name, address, and phone number of the person you may contact are set forth on the back cover of this Statement.

THE DEBTORS URGE ALL BONDHOLDERS ENTITLED TO MAKE A RECOVERY ELECTION TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THIS STATEMENT BEFORE DECIDING WHETHER TO MAKE A RECOVERY ELECTION. EACH BONDHOLDER THAT WISHES TO SUBMIT A RECOVERY ELECTION SHOULD CAREFULLY PREPARE AND SUBMIT THE PAYMENT OPTION NOTICE AS DESCRIBED HEREIN AND IN THE APPROPRIATE FORM OF PAYMENT OPTION NOTICE ATTACHED HERETO AS EXHIBIT E OR EXHIBIT F, AS APPLICABLE, TO ENSURE THAT THEIR RECOVERY ELECTION IS PROPERLY RECORDED BY THE ELECTION TABULATION AGENT ON BEHALF OF OI.

PART III

BONDHOLDER RECOVERY ELECTION PROCEDURES

Under the RJ Plan, each Bondholder is entitled to receive the Qualified Recovery, the Non-Qualified Recovery or the Default Recovery in respect of the Bondholder Credits evidenced by the Bonds such Bondholder beneficially holds depending on (1) whether such Bondholder is an Eligible Bondholder, (2) whether such Bondholder makes a valid Recovery Election in accordance with the terms of the RJ Plan and the procedures described in this Statement , and (3) whether such Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder.

Forms of Bondholder Recovery

The forms of recovery which Bondholders are entitled to receive under the RJ Plan in respect of the Bondholder Credits evidenced by the Bonds they beneficially hold are the Qualified Recovery, the Non-Qualified Recovery or the Default Recovery.

Bondholders that do not make a valid Recovery Election at or prior to the Election Deadline will ONLY be entitled to the Default Recovery. Bondholders are STRONGLY URGED to review the descriptions of the forms of recovery for which they are eligible, and timely determine whether to make a Recovery Election and submit a Payment Option Notice in the manner described in this Statement.

Qualified Recovery

The “Qualified Recovery” for which Qualified Bondholders will be eligible will consist of New Notes, New Shares, PTIF Shares and Warrants in amounts determined based on the Bondholder Credits evidenced by the Bonds of each series held by a Bondholder that appears on the Qualified Election List, subject to the substitution of the Default Recovery with respect to a portion of such Bondholder Credits. For illustrative purposes, a Bondholder that is entitled to the Qualified Recovery and holds US$1,000 of Bondholder Credits evidenced by Bonds will receive in lieu of such US$1,000 of Bondholder Credits

•	US$195.61 aggregate principal amount of notes on the terms described in Section 4.3.3.3 of the RJ Plan and Exhibit 4.3.3.3(f) thereto (the “New Notes”);

•	179.09 common shares of Oi (“New Shares”), which may be issued in the form of American Depositary Receipts (“ADRs”), subject to reduction in the event that any common shares of Oi are subscribed in the pre-emptive offer of the aggregate number of New Shares that Oi is required to conduct prior to issuing New Shares to the Bondholders, in which event such Bondholder will receive the cash proceeds related to the number of New Shares by which such allocation was reduced;

•	13.75 common shares of Oi currently held by PTIF, which may be issued in the form of ADRs (the “PTIF Shares”); and

•	warrants to acquire 13.78 New Shares of Oi for at an exercise price of US$0.01 per common shares as further described in Section 4.3.3.6 of the RJ Plan (the “Warrants”).

Non-Qualified Recovery

The “Non-Qualified Recovery” for which Non-Qualified Bondholders will be eligible will consist of a participation interest under a credit agreement to be entered into between the Debtors and an administrative agent on the terms described in Section 4.3.3.1 of the RJ Plan and Exhibit 4.3.3.1(f) thereto (the “Non-Qualified Credit Agreement”) in an amount determined based on the Bondholder Credits evidenced by the Bonds of each series held by a Bondholder that appears on the Non-Qualified Election List, subject to the substitution of the Default Recovery with respect to a portion of such Bondholder Credits. For illustrative purposes, a Bondholder that is entitled to the Non-Qualified Recovery and holds US$1,000 of Bondholder Credits evidenced by Bonds will receive in lieu of such US$1,000 of Bondholder Credit, a participation of US$500 principal amount under the Non-Qualified Credit Agreement, subject to pro ration in the event that the total Bondholder Credits evidenced by Bonds that are accepted in the subsequent Non-Qualified Settlement Procedure exceeds US$500 million.

In the event that the total Bondholder Credits evidenced by Bonds that are accepted in the subsequent Non-Qualified Settlement Procedure exceeds US$500 million, the principal amount of the participation in the Non-Qualified Credit Agreement that each Bondholder that is entitled to the Non-Qualified Recovery will receive will be ratably reduced to the extent necessary to ensure that the aggregate principal amount of the Non-Qualified Credit Agreement does not exceed US$500 million, and in lieu of such participation in the Non-Qualified Credit Agreement, such Bondholder’s will receive the Default Recovery.

Default Recovery

Bondholders that (1) are not deemed to be Eligible Bondholders, (2) do not make a valid Recovery Election, or (3) make a Recovery Election, but do not participate in the subsequent Exchange Offer or the Non-Qualified Settlement Procedure, will only be entitled to the Default Recovery specified in Section 4.3.6 of the RJ Plan in the amount described in the RJ Plan and in this Statement.

The Default Recovery will consist of an unsecured right to payment of 100% of the principal amount of the Bondholder Credits of a Bondholder entitled to the Default Recovery (the “Default Recovery Entitlement”), payable in five equal annual installments commencing on the 21st anniversary of the Confirmation Date or the 21st anniversary of the later date the grace begins to run with respect to creditors located in the United States, the United Kingdom, the Netherlands or Portugal (i.e., the “Acknowledgement of the Plan” in any such creditor’s jurisdiction). A Bondholder’s Default Recovery Entitlement will be denominated in the currency of the Bonds with respect to which the Default Recovery Entitlement relates. The Default Recovery Entitlement with respect to Bonds denominated in U.S. dollars or euros will not bear any interest. The Default Recovery Entitlement with respect to Bonds denominated in Brazilian reais will bear interest at the Brazilian TR rate (payable together with the last installment of principal), which will accrue as additional principal amount of the Default Recovery Entitlement during a 20-year grace period beginning on, with respect to creditors located in jurisdictions other than the United States, the United Kingdom, the Netherlands or Portugal, the Confirmation Date and, with respect to creditors located in the United States, the United Kingdom, the Netherlands or Portugal, the date the applicable Required Foreign Order is entered in each such jurisdiction (or, in the case of the United Kingdom and as the case may be, the satisfaction of the Alternative UK Settlement Condition) (i.e., the “Acknowledgement of the Plan” in any such creditor’s jurisdiction), and thereafter be payable together with payments of principal amount of the Default Recovery Entitlement. The principal and accrued interest with respect to the Default Recovery Entitlement may be redeemed at any time and from time to time, in whole or in part, by the Debtors at a redemption price of 15% of the aggregate principal amount of the Default Recovery Entitlement.

Status as Eligible Bondholder

Section 4.5.5 of the RJ Plan specifies that only Eligible Bondholders are permitted to make a Recovery Election. A Bondholder that is the beneficial owner of Bondholder Credits in excess of R$50,000 will be deemed to have individualized Bondholder Credits if (1) such Bondholder has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Bondholder Decision regarding the procedure and documentation required to be submitted for the purposes of individualized exercise of the right of petition, voice and vote at the GCM, or (2) such Bondholder has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures, as evidenced by:

•	such Bondholder appearing on the JA Bondholder Lists;

•	such Bondholder appearing on a list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists; or

•	such Bondholder appearing on any list of the Judicial Administrator listing Bondholders that have individualized Bonds in accordance with the procedure established by the Bondholder Decision subsequent to the date of the Original Statement.

A Bondholder that is the beneficial owner of Bondholder Credits of R$50,000 or less that did not participate in the Small Creditor Program (or did not meet the requirements to participate in the Small Creditor Program) may individualize its Bondholder Credits by providing a Small Bondholder Proof of Holdings directly to Oi together with a Small Bondholder Payment Option Notice in accordance with the procedures described in this Statement.

A Bondholder that is the beneficial owner of Bondholder Credits of R$50,000 or less and participated in the Small Creditor Program cannot become an Eligible Bondholder as such Bondholder will have received the entire amount of its recovery under the RJ Plan prior to the Expiration Date under the terms of the Small Creditor Program.

A Bondholder that is not deemed to be an Eligible Bondholder will NOT be entitled to make a Recovery Election and will ONLY be entitled to the Default Recovery with respect to its Bondholder Credits. Bondholders are STRONGLY URGED to review the procedures to qualify as Eligible Bondholders and make a Recovery Election. Any Bondholder that (1) is the beneficial owner of an aggregate amount of Bondholder Credits of more than R$50,000, (2) did not individualize Bonds (a) before the Judicial Reorganization Court in accordance with the procedure established in the Bondholder Decision, or (b) before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures, and (3) would like to make a Recovery Election MUST take steps to petition the Judicial Reorganization Court to individualize its Bondholder Credits at or before the Election Deadline in sufficient time to be able to submit a valid Recovery Election. This procedure may require a Bondholder to retain counsel in Brazil and may be time-consuming. Bondholders are advised to undertake this procedure on a timely basis. The Debtors can provide no assurances that the Judicial Reorganization Court will grant any petitions presented to the Judicial Reorganization Court with respect to the individualization of Bondholder Credits after the deadline contained in the Bondholder Decision.

The procedures that an Eligible Bondholder must follow to make a valid Recovery Election depend on whether an Eligible Bondholder is a Verified Bondholder or a Small Bondholder. Eligible Bondholders will be deemed to be Verified Bondholders or Small Bondholders for purposes of the procedures described in this Statement depending on the following criteria:

•	Any Bondholder that (1) is the beneficial owner of an aggregate amount of Bondholder Credits of R$50,000 or less, as verified by Oi pursuant to the procedures described herein, and (2) did not participate in the Small Creditor Program (or did not meet the requirements to participate in the Small Creditor Program) will be deemed to be a Small Bondholder for purposes of the procedures described in this Statement.

•	Any Bondholder that is the beneficial owner of an aggregate amount of Bondholder Credits of more than R$50,000 will be deemed to be a Verified Bondholder for purposes of the procedures described in this Statement if such Bondholder:

o	has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision, or (2) has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures (as evidenced by such Bondholder appearing on the JA Bondholder Lists).

o	has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures (as evidenced by such Bondholder appearing on a list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists).

o	successfully petitions the Judicial Reorganization Court to individualize its Bondholder Credits prior to the Election Deadline (as evidenced by such Bondholder appearing on a list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bondholder Credits before the Judicial Reorganization Court subsequent to the date of the Original Statement).

Determination of Amount of Bondholder Credits

For purposes of the procedures described in this Statement, the aggregate amount of Bondholder Credits (denominated in U.S. dollars) held by each Bondholder that has submitted a valid Small Bondholder Proof of Holdings or Verified Bondholder Proof of Holdings (the “Bondholder Credits Amount”) will be calculated by converting each 1,000 principal amount of the Bonds (whether denominated in US dollars, euros or Brazilian reais) of each series held by such Bondholder (as set forth in such Bondholder’s Small Bondholder Proof of Holdings or Verified Bondholder Proof of Holdings, as applicable) into an amount of Bondholder Credits in accordance with the following table:

Series of Bonds	Native Currency	Interest Accrual in Native Currency	Applicable Exchange Rate	Bondholder Credits Amount in US$(1)
Oi’s 9.75% Senior Notes due 2016	R$	25.73	3.2845	312.29
Oi’s 5.125% Senior Notes due 2017		€26.33	1.1770	1,207.98
Oi’s 9.50% Senior Notes due 2019	US$	15.04	1.000	1,015.04
Oi’s 5.50% Senior Notes due 2020	US$	8.71	1.000	1,008.71
PTIF’s 6.25% Notes due 2016		€25.07	1.1770	1,206.51
PTIF’s 4.375% Notes due March 2017		€10.55	1.1770	1,189.41
PTIF’s 5.242% Notes due November 2017		€32.51	1.1770	1,215.27
PTIF’s 5.875% Notes due 2018		€10.30	1.1770	1,189.12
PTIF’s 5.00% Notes due 2019		€31.28	1.1770	1,213.82
PTIF’s 4.625% Notes due 2020		€5.45	1.1770	1,183.41
PTIF’s 4.50% Notes due 2025		€0.49	1.1770	1,177.58
Oi Coop’s 5.625% Senior Notes due 2021		€55.94	1.1770	1,242.84
Oi Coop’s 5.75% Senior Notes due 2022	US$	20.76	1.000	1,020.76

(1)	For Bonds denominated in reais, represents (a) the sum of R$1,000 plus the interest accrual in reais, divided by (b) the applicable exchange rate.

For Bonds denominated in euros, represents (a) the sum of €1,000 plus the interest accrual in euros, multiplied by (b) the applicable exchange rate.

Procedure for Small Bondholders to Make a Recovery Election

To make a valid Recovery Election, a Small Bondholder must deliver to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brazil at or prior to 11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended:

•	a properly completed and duly executed Small Bondholder Payment Option Notice in the form attached to this Statement as Exhibit E in which such Small Bondholder elects to participate in the subsequent Non-Qualified Settlement Procedure in which it may surrender its beneficial interests in its Bondholder Credits evidenced by its Bonds and receive in lieu thereof the Non-Qualified Recovery (such Recovery Election, a “Small Bondholder Recovery Election”); and

•	a Small Bondholder Proof of Holdings evidencing the principal amount of each series of Bonds beneficially owned by such Small Bondholder on the date of its Small Bondholder Payment Option Notice,

in each case, in accordance with the procedures described in this Statement. Small Bondholder may not make a valid Recovery Election by uploading documents onto the Election Website.

A Small Bondholder must deliver a Small Bondholder Proof of Holdings to Oi together with its Small Bondholder Payment Option Notice. A Small Bondholder Proof of Holdings must be in the form of:

•	a screen shot;

•	a brokerage or custodian account statement; or

•	similar documentary evidence acceptable to Oi in its sole discretion in each case, evidencing the principal amount of each series of Bonds beneficially owned by such Small Bondholder on the date its Small Bondholder Payment Option Notice.

Small Bondholders are urged to carefully read the instructions to the Small Bondholder Payment Option Notice included as part of the form of Small Bondholder Payment Option Notice attached hereto as Exhibit E and to carefully review the procedures described in this Statement. No Small Bondholder Payment Option Notices or Small Bondholder Proofs of Holdings will be accepted from Small Bondholders by Oi after the Election Deadline. Failure to follow the procedures described in this Statement or to comply with the deadlines set forth in this Statement will result in any attempt to make a Recovery Election to be deemed invalid.

By registering on the Election Website, providing a Verified Bondholder Payment Option Notice, a Qualified Transfer Notice or a Non-Qualified Transfer Notice, or any other documents or information related to the procedure to make a Recovery Election on the Election Website, each Bondholder unconditionally and irrevocably waives and releases any claims which may arise against the Election Tabulation Agent (save in the case of willful misconduct, fraud or gross negligence) in each case in relation to the Election Tabulation Agent’s performance of its role in connection with the Recovery Election Solicitations and/or any related assignments of Recovery Elections.

Please note that Section 11.1.1 of the RJ Plan permits the Debtors to take any and all appropriate or required actions consistent with the RJ Plan and applicable law to implement the RJ Plan. Consistent with the RJ Plan and pursuant to such authority granted under the RJ Plan, the Debtors have supplemented the Payment Option Notice templates that were attached to the RJ Plan as Exhibit 4.5.5 to collect the information necessary to implement the procedures described in this Statement and enable Eligible Bondholders to make a Recovery Election. Accordingly, to make a valid Recovery Election, each Small Bondholder must deliver a properly completed and duly executed Small Bondholder Payment Option Notice in the form attached as Exhibit E to this Statement, and should NOT submit the template forms that were attached as Exhibit 4.5.5 to the RJ Plan. Any Bondholder that only submits the template forms that were attached as Exhibit 4.5.5 of the RJ Plan will not be deemed to have made a valid Recovery Election.

The deadline to submit a properly completed and duly executed Small Bondholder Payment Option Notice and a Small Bondholder Proof of Holdings to Oi is the Election Deadline (11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended). No Small Bondholder Payment Option Notices or Small Bondholder Payment Proofs of Holdings will be accepted by Oi after the Election Deadline.

Following the Election Deadline, Oi will calculate the Bondholder Credits Amount held by each Bondholder that has submitted a Small Bondholder Proof of Holdings and determine the Bondholder Credits Amount of each such Bondholder as of the date of its Small Bondholder Payment Option Notice as converted into Brazilian reais at the exchange rate of R$3.2845 per US$1.00. In the event that the Bondholder Credits Amount of such Bondholder, as so converted into Brazilian reais, is verified by Oi to be less than or equal to R$50,000, such Bondholder shall be deemed to be a Small Bondholder for purposes of the procedures described in this Statement. This determination by Oi shall be final and binding, absent manifest error. If such Bondholder is not deemed to be a Small Bondholder, any Small Bondholder Payment Option Notice delivered by such Bondholder shall be deemed to be invalid.

The Debtors shall be entitled to rely upon the information submitted by any Bondholder in a Small Bondholder Proof of Holdings in determining whether such Bondholder is a Small Bondholder. Oi will NOT make a determination as to whether any Bondholder is a Small Bondholder until AFTER the Election Deadline and determinations of Oi will be final and binding, absent manifest error.

Small Bondholders that do not make a valid Recovery Election at or prior to the Election Deadline will ONLY be entitled to the Default Recovery. Small Bondholders are STRONGLY URGED to review the descriptions of the forms of recovery for which they are eligible, and timely determine whether to make a Recovery Election and submit a Small Bondholder Payment Option Notice and Small Bondholder Proof of Holdings in the manner described in this Statement.

Procedure for Verified Bondholders to Make a Recovery Election

To make a Recovery Election, Verified Bondholders must follow the procedures applicable to Verified Bondholders described in this Statement. These procedures will be administered by D.F. King, in its capacity as Election Tabulation Agent. Failure to follow the procedures described in this Statement will result in any attempt to make a Recovery Election to be deemed invalid. Verified Bondholders that wish to make a valid Recovery Election are urged to carefully review the procedures described in this Statement.

To make a valid Recovery Election, a Verified Bondholder must:

•	register on the Election Website administered by the Election Tabulation Agent at https://www.dfkingltdevents.com in accordance with the procedures described in this Statement and on the Election Website. Bondholders can access a copy of this Statement and the form of Verified Bondholder Payment Option Notice and other important documents and information regarding the procedure to make a Recovery Election on the Election Website.

•	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended, a properly completed and duly executed Verified Bondholder Payment Option Notice in the form attached to this Statement as Exhibit F in accordance with the procedures described in this Statement; and

•	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 5:00 p.m., New York City time, on March 5, 2018, unless the Verified Bondholder Proof of Holdings Deadline is extended, a Verified Bondholder Proof of Holdings evidencing the principal amount of each series of Bonds beneficially owned by such Verified Bondholder as of the Election Deadline in accordance with the procedures described in this Statement.

In its Verified Bondholder Payment Option Notice, a Verified Bondholder may:

•	in the event that such Verified Bondholder is a deemed to be Qualified Bondholder, elect to participate in the subsequent Exchange Offer in which it may tender its beneficial interests in the Bondholder Credits evidenced by its Bonds and receive in lieu thereof the Qualified Recovery; and/or

•	in the event that such Verified Bondholder is a deemed to be a Non-Qualified Bondholder, elect to participate in the subsequent Non-Qualified Settlement Procedure in which it may surrender its beneficial interests in the Bondholder Credits evidenced by its Bonds and receive in lieu thereof the Non-Qualified Recovery.

In order to make a valid Recovery Election, a Verified Bondholder must submit a Verified Bondholder Proof of Holdings in the form of:

•	a screen shot; or

•	a certificate or account statement issued by the Bondholder’s broker, securities custodian or custodian bank,

in each case, evidencing the principal amount of each series of Bonds beneficially owned by such Verified Bondholder as of the Election Deadline.

Verified Bondholders are urged to carefully read the instructions to the Verified Bondholder Payment Option Notice included as part of the form of Verified Bondholder Payment Option Notice attached hereto as Exhibit F and to carefully review the procedures described in this Statement. No Verified Bondholder Payment Option Notices will be accepted by the Election Tabulation Agent on behalf of Oi after the Election Deadline and no Verified Bondholder Proofs of Holdings will be accepted by the Election Tabulation Agent on behalf of Oi after the Verified Bondholder Proof of Holdings Deadline. Failure to follow the procedures described in this Statement or to comply with the deadlines set forth in this Statement will result in any attempt to make a Recovery Election to be deemed invalid.

Please note that Section 11.1.1 of the RJ Plan permits the Debtors to take any and all appropriate or required actions consistent with the RJ Plan and applicable law to implement the RJ Plan. Consistent with the RJ Plan and pursuant to such authority granted under the RJ Plan, the Debtors have supplemented the Payment Option Notice templates that were attached to the RJ Plan as Exhibit 4.5.5 to collect the information necessary to implement the procedures described in this Statement and enable Eligible Bondholders to make a Recovery Election. Accordingly, to make a valid Recovery Election, each Verified Bondholder must deliver a properly completed and duly executed Verified Bondholder Payment Option Notice in the form attached as Exhibit F to this Statement, and should NOT submit the template forms that were attached as Exhibit 4.5.5 to the RJ Plan. Any Bondholder that only submits the template forms that were attached as Exhibit 4.5.5 of the RJ Plan will not be deemed to have made a valid Recovery Election.

The deadline to deliver a properly completed and duly executed Verified Bondholder Payment Option Notice to the Election Tabulation Agent 11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended. No Verified Bondholder Payment Option Notices will be accepted by the Election Tabulation Agent after the Election Deadline.

The deadline to deliver Verified Bondholder Proof of Holdings to the Election Tabulation Agent is 5:00 p.m., New York City time, on March 5, 2018, unless the Verified Bondholder Proof of Holdings Deadline is extended). No Verified Bondholder Proof of Holdings will be accepted by Election Tabulation Agent after the Verified Bondholder Proof of Holdings Deadline.

Verified Bondholders that do not make a valid Recovery Election at or prior to the Election Deadline will ONLY be entitled to the Default Recovery. Verified Bondholders are STRONGLY URGED to review the descriptions of the forms of recovery for which they are eligible, and timely determine whether to make a Recovery Election and submit a Verified Bondholder Payment Option Notice and Verified Bondholder Proof of Holdings in the manner described in this Statement.

Following the Election Deadline, the Election Tabulation Agent will confirm to Oi whether each Bondholder that delivered a Verified Bondholder Payment Option Notice appears:

•	on the JA Bondholder Lists;

•	a list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists; or

•	a list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bondholder Credits before the Judicial Reorganization Court subsequent to the date of the Original Statement.

If any Verified Bondholder that delivered a Verified Bondholder Payment Option Notice does not appear on one of the foregoing list or the name of the Verified Bondholder thereon does not match the name in such list, Oi will determine that such Bondholder is not a Verified Bondholder and the Verified Bondholder Payment Option Notice delivered by such Bondholder shall be deemed to be invalid. In addition, following the Verified Bondholder Proof of Holdings Deadline, the Election Tabulation Agent will confirm to Oi whether each Bondholder that (1) delivered a Verified Bondholder Payment Option Notice, and (2) appears on one of the foregoing list has delivered a Verified Bondholder Proof of Holdings demonstrating that such Bondholder is the beneficial owner of an aggregate amount of Bondholder Credits in excess of R$50,000 (calculated in the manner set forth above under the caption “— Procedure for Small Bondholders to Make a Recovery Election”). If such Bondholder is not the beneficial owner of an aggregate amount of Bondholder Credits in excess of R$50,000, the Verified Bondholder Payment Option Notice delivered by such Bondholder shall be deemed to be invalid.

The Debtors shall be entitled to rely upon the lists prepared by the Judicial Administrator and the information submitted by any Bondholder in a Verified Bondholder Proof of Holdings in determining whether such Bondholder is a Verified Bondholder. Oi will NOT make a determination as to whether any Bondholder is a Verified Bondholder until AFTER the Election Deadline and determinations of Oi will be final and binding, absent manifest error.

Documentation Required from Verified Bondholders to Facilitate Regulatory Approvals

Pursuant to the RJ Plan, the issuance of the New Shares in the Exchange Offer is conditioned upon, among other things, the receipt of any applicable authorizations of Administrative Council for Economic Defense – CADE (“CADE”) and the Brazilian National Telecommunications Agency, Agência Nacional de Telecomunicações (“ANATEL”). Under Brazilian law, Oi must obtain the prior approval of ANATEL before engaging in any transaction (such as the Exchange Offer) which could result in a change of its corporate control. In addition, an acquisition of a minority interest in Oi’s share capital or voting share capital may be subject to prior notification to CADE. In order to obtain any applicable authorizations of CADE and ANATEL, Oi or each Bondholder that will receive New Shares must provide with respect to each such Bondholder declarations to:

•	CADE confirming that each Verified Bondholder, or the economic group to which such Verified Bondholder belongs, does not hold an interest equal to or greater than 10% in the share capital or voting share capital, nor have any members from its management bodies who are also members of management and/or monitoring bodies, of any other telecom company or of a company with activities in a vertically integrated market;

•	ANATEL confirming that (1) the corporate control or ownership of more than 50% of the Verified Bondholder’s total and voting capital is not held directly, indirectly or through a company under common control, by broadcasting concessionaires and licensees and/or by audiovisual producers and programmers based in Brazil, (2) the Verified Bondholder does not hold, directly, indirectly or through a company under common control with the Verified Bondholder, the control or ownership of more than 30% of the total and voting capital of broadcasting concessionaires and licensees and/or audiovisual producers and programmers based in Brazil, and (3) there are no partners or shareholders in the Verified Bondholder’s corporate structure, regardless of their participation in its capital stock, with any kind of relationship with broadcasting concessionaires and licensees, and/or audiovisual producers and programmers based in Brazil;

•	ANATEL confirming that the Verified Bondholder does not directly or indirectly (through subsidiaries, controlling shareholders or affiliates) hold service licenses for Cable TV, Multichannel Multipoint Signal Distribution, Distribution of Television and Audio Signals by Satellite or Special Service Pay Television;

•	ANATEL confirming that the Verified Bondholder does not participate, by itself of through its controlled or affiliated entities, in the corporate control of other telecommunication service providers in the same region, locality or area and for the same kind of service already granted; and

•	ANATEL confirming that the Verified Bondholder has not been punished by ANATEL with a forfeiture declaration during the two years prior to the acquisition of shares of Oi.

To facilitate the authorizations of CADE and ANATEL, Oi is requesting each Verified Bondholder to complete a representation letter and declarations to CADE and ANATEL with respect to the foregoing and deliver executed copies of these documents to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brazil no later than the Election Deadline. Forms of the representation letter and the declarations are available on the Election Website.

In the event that a Verified Bondholder does not deliver each of the CADE and ANATEL declarations to Oi (whether because the statements made therein are not accurate with respect to such Verified Bondholder or otherwise), Oi will submit an application for prior consent of the issuance of the New Shares to ANATEL and an application for prior clearance of the issuance of the New Shares to CADE, requesting that such Verified Bondholder’s voting rights with respect to its New Shares remain suspended until the reasons for the impossibility of presenting affirmative statements are recognized by ANATEL or CADE, as applicable, as no longer subsisting. Such Verified Bondholder will be responsible for providing the relevant information to Oi, CADE and/or ANATEL in order to resolve this matter.

The failure of a Verified Bondholder to provide the representation letter and the declarations to Oi on or prior to the Election Deadline will result in the Verified Bondholder assuming personally responsibility for obtaining the approval of CADE, if applicable, and ANATEL to its participation in the share capital of Oi to the extent required under applicable Brazilian law. In the event that a Verified Bondholder assumes this personal responsibility, the failure of such Verified Bondholder to obtain prior consent to the issuance of the New Shares to such Verified Bondholder from both CADE and ANATEL may result in suspension of the voting rights of such Verified Bondholder with respect to its New Shares, the inability to subscribe shares of Oi without clearance from CADE and ANATEL, the imposition of fines to be paid by such Verified Bondholder and/or other penalties provided for under Brazilian law.

Determination of Status as Qualified Bondholder or Non-Qualified Bondholder

For purposes of the procedures described in this Statement, a Qualified Bondholder is a Verified Bondholder that:

•	is the beneficial owner of Bondholder Credits in an amount of US$750,000 or more; and

•	if such Verified Bondholder is resident in the European Economic Area, has represented to Oi that such Verified Bondholder is a Qualified Investor; and

For purposes of the procedures described in this Statement, (1) each Verified Bondholder that is the beneficial owner of Bondholder Credits in an amount of less than US$750,000, and (2) each Bondholder that is determined to be an Eligible Bondholder based on Oi’s review of its Small Bondholder Proof of Holdings will be deemed to be a Non-Qualified Bondholder.

A Small Bondholder is entitled to make a Recovery Election permitting it to participate in the subsequent Non-Qualified Settlement Procedure in which it may surrender its beneficial interests in the Bondholder Credits evidenced by its Bonds and receive in lieu thereof the Non-Qualified Recovery.

A Verified Bondholder is entitled to make a Recovery Election permitting it to:

•	in the event that such Verified Bondholder is a deemed to be Qualified Bondholder, participate in the subsequent Exchange Offer in which it may tender its beneficial interests in the Bondholder Credits evidenced by its Bonds and receive in lieu thereof the Qualified Recovery (such Recovery Election, a “Qualified Recovery Election”); or

•	in the event that such Verified Bondholder is a deemed to be a Non-Qualified Bondholder, participate in the subsequent Non-Qualified Settlement Procedure in which it may surrender its beneficial interests in the Bondholder Credits evidenced by its Bonds and receive in lieu thereof the Non-Qualified Recovery (such Recovery Election, a “Non-Qualified Recovery Election”).

Following the Election Deadline, the Election Tabulation Agent will deliver to Oi the Bondholder Credits Amount held by each Verified Bondholder that has submitted a valid Verified Bondholder Payment Option Notice and a Verified Bondholder Proof of Holdings, calculated in the manner set forth above under “Status as Eligible Bondholder—Determination of Amount of Bondholder Credits.”

Following the determination of the Bondholder Credits Amount of each Verified Bondholder that has submitted a valid Verified Bondholder Payment Option Notice and a Verified Bondholder Proof of Holdings, Oi will determine whether such Verified Bondholder is Qualified Bondholder or a Non-Qualified Bondholder.

If Oi determines that the Bondholder Credits Amount of a Verified Bondholder is less than US$750,000, such Verified Bondholder shall be determined by Oi to be a Non-Qualified Bondholder for purposes of the procedures described in this Statement. This determination by Oi shall be final and binding, absent manifest error.

If Oi determines that the Bondholder Credits Amount of a Verified Bondholder is equal to US$750,000 or more, Oi will review any properly completed and validly executed Verified Bondholder Payment Option Notice of such Verified Bondholder that has been uploaded onto the Election Website to determine whether such Verified Bondholder has represented to Oi that such Verified Bondholder is resident in the European Economic Area, and if so, whether such Verified Bondholder has represented to Oi that such Verified Bondholder is a Qualified Investor. In the event that the Bondholder Credits Amount of such Verified Bondholder is equal to US$750,000 or more and, if such Verified Bondholder is resident in the European Economic Area and such Verified Bondholder is a Qualified Investor, such Verified Bondholder shall be determined by Oi to be a Qualified Bondholder for purposes of the procedures described in this Statement. This determination by Oi shall be final and binding, absent manifest error.

The Debtors shall be entitled to rely upon the information submitted by any Bondholder in a Verified Bondholder Payment Option Notice and Verified Bondholder Proof of Holdings in determining whether such Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder. Oi will NOT make a determination as to whether any Verified Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder until AFTER the Election Deadline and determinations of Oi will be final and binding, absent manifest error. As a result, any Bondholder that is not certain as to whether it will be deemed a Qualified Bondholder or a Non-Qualified Bondholder is urged to make elections on its Verified Bondholder Payment Option Notice as BOTH a Qualified Bondholder and a Non-Qualified Bondholder.

Election Lists

Following the Election Deadline, Oi will tabulate the Small Bondholder Payment Option Notices and Small Bondholder Proofs of Holdings that it has received from Bondholders in order to compile a list of Small Bondholders that have made a valid Recovery Election (the “Small Bondholder Election List”), setting forth the names of the Bondholders that have been determined to be Small Bondholders and have delivered valid Small Bondholder Payment Option Notices, and the principal amount of each series of Bonds with respect to which each such Small Bondholder has made a valid Small Bondholder Recovery Election (which principal amount for each series of Bonds shall be the lesser of the amount shown for such series of Bonds in (1) the Small Bondholder Payment Option Notice delivered by such Small Bondholders to Oi at or prior to the Election Deadline, and (2) the Small Bondholder Proof of Holdings delivered by such Small Bondholder to Oi at or prior to the Election Deadline). Oi shall deliver the Small Bondholder Election List to the Settlement Agent (as defined herein) for the Non-Qualified Settlement Procedure prior to the commencement of the Non-Qualified Settlement Procedure.

Following the Verified Bondholder Proof of Holdings Deadline, the Election Tabulation Agent will tabulate for Oi the Verified Bondholder Payment Option Notices delivered by Verified Bondholders to the Election Tabulation Agent at or prior to the Election Deadline and the Verified Bondholder Proofs of Holdings delivered by Verified Bondholders to the Election Tabulation Agent at or prior to the Verified Bondholder Proof of Holdings Deadline in order to compile:

•	a list of Verified Bondholders that have made a valid Qualified Recovery Election (the “Qualified Election List”), setting forth the names of the Verified Bondholders that have been determined to be Qualified Bondholders and the principal amount of each series of Bonds with respect to which each such Verified Bondholder has made a valid Qualified Recovery Election (which principal amount for each series of Bonds shall be the lesser of the amount shown for such series of Bonds in (1) the Verified Bondholder Payment Option Notice delivered by such Verified Bondholders to the Election Tabulation Agent at or prior to the Election Deadline. and (2) the Verified Bondholder Proof of Holdings delivered by such Verified Bondholders to the Election Tabulation Agent at or prior to the Verified Bondholder Proof of Holdings Deadline); and

•	a list of Verified Bondholders that have made a valid Non-Qualified Recovery Election (the “Non-Qualified Election List”), setting forth the names of the Verified Bondholders that have been determined to be Non-Qualified Bondholders and the principal amount of each series of Bonds with respect to which each such Verified Bondholder has made a valid Non-Qualified Recovery Election (which principal amount for each series of Bonds shall be the lesser of the amount shown for such series of Bonds in (1) the Verified Bondholder Payment Option Notice delivered by such Verified Bondholders to the Election Tabulation Agent at or prior to the Election Deadline. and (2) the Verified Bondholder Proof of Holdings delivered by such Verified Bondholders to the Election Tabulation Agent at or prior to the Verified Bondholder Proof of Holdings Deadline.

Following the compilation of the Qualified Election List and the Non-Qualified Election List, the Qualified Election List and the Non-Qualified Election List shall be administered by the Election Tabulation Agent as outlined below.

Only Bondholders that appear on the Qualified Election List as of the commencement of the subsequent Exchange Offer will be eligible to have Bonds accepted in the subsequent Exchange Offer. Only Bondholders that appear on the Non-Qualified Election List and the Small Bondholder Election List as of the commencement of the subsequent Non-Qualified Settlement Procedure will be eligible to have Bonds accepted in the subsequent Non-Qualified Settlement Procedure.

Assignments of Recovery Elections

Persons that acquire beneficial interests in any Bonds after the Election Deadline will not be entitled to make a Recovery Election with respect to the acquired Bonds, but will ONLY be entitled to receive the Default Recovery with respect to those Bonds, unless the transferor of the Bonds is included on the Qualified Election List or the Non-Qualified Election List and the transferor and transferee of the Bonds have complied with the procedures for assignment of Recovery Elections with respect to such Bonds described below.

To make a Qualified Recovery Election Transfer (as defined herein) or a Non-Qualified Recovery Election Transfer (as defined herein), a Bondholder must follow the procedures applicable to Qualified Recovery Election Transfers or Non-Qualified Recovery Election Transfers described in this Statement. These procedures will be administered by the Election Tabulation Agent on behalf of Oi. The Election Tabulation Agent will be responsible on behalf of Oi for maintaining the Qualified Election List and Non-Qualified Election List and recording any valid Qualified Recovery Election Transfers and valid Non-Qualified Recovery Election Transfers. Failure to follow the procedures described in this Statement will result in any attempt to make a Qualified Recovery Election Transfers or Non-Qualified Recovery Election Transfers to be deemed invalid. Bondholders that wish to make a valid Qualified Recovery Election Transfers or Non-Qualified Recovery Election Transfers are urged to carefully review the procedures described in this Statement. Small Bondholders will not be permitted to assign their valid Recovery Elections.

The Election Tabulation Agent shall be entitled to require that any party to a requested Qualified Recovery Election Transfer or Non-Qualified Recovery Election Transfer provide any additional information (“Additional Information”) reasonably necessary, in the sole discretion of the Election Tabulation Agent on behalf of Oi, to accurately maintain or modify the Qualified Election List or the Non-Qualified Election List. Notwithstanding the procedures set forth below and in the Qualified Transfer Notice (as defined herein) or Non-Qualified Transfer Notice (as defined herein), as applicable, the Election Tabulation Agent is under no obligation to record a Qualified Recovery Election Transfer or a Non-Qualified Recovery Election Transfer unless it receives any Additional Information requested by the Election Tabulation Agent .

Neither Oi nor the Election Tabulation Agent shall be under any obligation to record any Qualified Recovery Election Transfer or Non-Qualified Recovery Election Transfer unless the procedures set forth in this Statement and the Qualified Transfer Notice or Non-Qualified Transfer Notice, as applicable, are followed.

Assignments of Qualified Recovery Elections

At any time and from time to time following the Election Deadline and prior to the date of the commencement of the Exchange Offer, if a Bondholder (the “Qualified Transferor”) that appears on the Qualified Election List transfers (a “Qualified Transfer”) any of the Bonds held by such Bondholder with respect to which a Qualified Recovery Election has been made (as evidenced by such Bonds and Bondholder appearing on the Qualified Election List) (the “Transferred Qualified Bonds”), such Bondholder may also transfer the Qualified Recovery Election with respect to such Bonds to the person to which such Bonds are transferred (the “Qualified Transferee”) in compliance with the procedures outlined below (a “Qualified Recovery Election Transfer”).

Any Qualified Transfer Notice relating to a Qualified Transfer of Bonds that were the subject of a prior Qualified Transfer that is delivered to the Election Tabulation Agent prior to the delivery to the Election Tabulation Agent of a Qualified Transfer Notice with respect to such prior Qualified Transfer shall be invalid.

No Qualified Recovery Election Transfer will be recorded with respect to any transfer of Bonds that occurs following the date on which the Exchange Offer commences. Any Qualified Transfer Notice with respect to such transfer shall be invalid.

To make a valid Qualified Recovery Election Transfer:

•	the Qualified Transferor must:

o	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Qualified Transfer, a properly completed Qualified Transfer Notice in the form attached to this Statement as Exhibit G (a “Qualified Transfer Notice”), duly executed by the Qualified Transferor and the Qualified Transferee, in accordance with the procedures described in this Statement; and

•	the Qualified Transferee must:

o	if not registered on the Election Website, register on the Election Website in accordance with the procedures described in this Statement and on the Election Website. Bondholders can access a copy of this Statement and the form of Qualified Transfer Notice and other important documents and information regarding the procedure to make a Qualified Recovery Election Transfer on the Election Website.

o	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Qualified Transfer, a proof of holdings evidencing the principal amount of each series of Bonds beneficially owned by such Qualified Transferee immediately following the settlement of the Qualified Transfer (a “Qualified Transferee Proof of Holdings”) in accordance with the procedures described in this Statement.

In order to make a valid Qualified Recovery Election Transfer, the Qualified Transferee Proof of Holdings delivered by the Qualified Transferee must be in the form of:

•	a screen shot; or

•	a certificate or account statement issued by the Qualified Transferee’s broker, securities custodian or custodian bank,

in each case, evidencing the principal amount of each series of Bonds beneficially owned by such Qualified Transferee immediately following the settlement of the Qualified Transfer.

Failure to deliver a properly completed and duly executed Qualified Transfer Notice and Qualified Transferee Proof of Holdings to the Election Tabulation Agent at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Qualified Transfer will result in the Qualified Transferee not appearing on the Qualified Election List and will accordingly result in the Qualified Transferee receiving the Default Recovery with respect to the Transferred Qualified Bonds. Qualified Transferors and Qualified Transferees shall not have recourse to Oi or the Election Tabulation Agent in respect of any claims, damages, losses, liabilities or causes of actions, at law or in equity, in any jurisdiction, resulting from any such failure.

By registering on the Election Website, providing a Verified Bondholder Payment Option Notice, a Qualified Transfer Notice or a Non-Qualified Transfer Notice, or any other documents or information related to the procedure to make a Recovery Election on the Election Website, each Bondholder unconditionally and irrevocably waives and releases any claims which may arise against the Election Tabulation Agent (save in the case of willful misconduct, fraud or gross negligence) in each case in relation to the Election Tabulation Agent’s performance of its role in connection with the Recovery Election Solicitations and/or any related assignments of Recovery Elections.

Following timely receipt of a Qualified Transfer Notice that is properly completed and duly executed by the Qualified Transferor and the Qualified Transferee and a Qualified Transferee Proof of Holdings, the Election Tabulation Agent will confirm to Oi that (1) the Qualified Transferor appears on the Qualified Election List, (2) the principal amount of any series of the Transferred Qualified Bonds does not exceed the principal amount of such series of Transferred Qualified Bonds for which the Qualified Transferor is the a beneficiary of valid Qualified Recovery Election, and (3) that the principal amount of any series Bonds beneficially held by the Qualified Transferee as set forth on its Qualified Transferee Proof of Holdings is not less than sum of (a) the principal amount of the Transferred Qualified Bonds, and (b) the principal amount of such series of Bonds for which the Qualified Transferee was the beneficiary of valid Qualified Recovery Election prior to the Qualified Transfer. If the Election Tabulation Agent on behalf of Oi is able to confirm these conditions, the Election Tabulation Agent on behalf of Oi will amend the Qualified Election List to:

•	Reduce the principal amount of each series of Bonds for which the Qualified Transferor is entitled to a Qualified Recovery, and if the Qualified Transferor no longer holds any principal amount of any series of Bonds for which the Qualified Transferor is entitled to a Qualified Recovery, remove the Qualified Transferor from the Qualified Election List; and

•	Increase the principal amount of each series of Bonds for which the Qualified Transferee is entitled to a Qualified Recovery, and if the Qualified Transferee is not then included on the Qualified Election List, to add the Qualified Transferee to the Qualified Election List.

Assignments of Non-Qualified Recovery Elections

At any time and from time to time following the Election Deadline and prior to the date of the commencement of the Non-Qualified Settlement Procedure, if a Bondholder (the “Non-Qualified Transferor”) that appears on the Non-Qualified Election List transfers (a “Non-Qualified Transfer”) any of the Bonds held by such Bondholder with respect to which a Non-Qualified Recovery Election has been made (as evidenced by such Bonds and Bondholder appearing on the Non-Qualified Election List) (the “Transferred Non-Qualified Bonds”), such Bondholder may also transfer the Non-Qualified Recovery Election with respect to such Bonds to the person to which such Bonds are transferred (the “Non-Qualified Transferee”) in compliance with the procedures outlined below (a “Non-Qualified Recovery Election Transfer”).

Any Non-Qualified Transfer Notice relating to a Non-Qualified Transfer of Bonds that were the subject of a prior Non-Qualified Transfer that is delivered to the Election Tabulation Agent prior to the delivery to the Election Tabulation Agent of a Non-Qualified Transfer Notice with respect to such prior Non-Qualified Transfer shall be invalid.

No Non-Qualified Recovery Election Transfer will be recorded with respect to any transfer of Bonds that occurs following the date on which the Non-Qualified Settlement Procedure commences. Any Non-Qualified Transfer Notice with respect to such transfer shall be invalid.

To make a valid Non-Qualified Recovery Election Transfer:

•	the Non-Qualified Transferor must:

o	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Qualified Transfer, a properly completed Non-Qualified Transfer Notice in the form attached to this Statement as Exhibit H (a “Non-Qualified Transfer Notice”), duly executed by the Non-Qualified Transferor and the Non-Qualified Transferee, in accordance with the procedures described in this Statement; and

•	the Non-Qualified Transferee must:

o	if not registered on the Election Website, register on the Election Website in accordance with the procedures described in this Statement and on the Election Website. Bondholders can access a copy of this Statement and the form of Non-Qualified Transfer Notice and other important documents and information regarding the procedure to make a Non-Qualified Recovery Election Transfer on the Election Website.

o	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Qualified Transfer, a proof of holdings evidencing the principal amount of each series of Bonds beneficially owned by such Non-Qualified Transferee immediately following the settlement of the Non-Qualified Transfer (a “Non-Qualified Transferee Proof of Holdings”) in accordance with the procedures described in this Statement.

In order to make a valid Non-Qualified Recovery Election Transfer, the Non-Qualified Transferee Proof of Holdings delivered by the Non-Qualified Transferee must be in the form of:

•	a screen shot; or

•	a certificate or account statement issued by the Non-Qualified Transferee’s broker, securities custodian or custodian bank,

in each case, evidencing the principal amount of each series of Bonds beneficially owned by such Non-Qualified Transferee immediately following the settlement of the Non-Qualified Transfer.

Failure to deliver a properly completed and duly executed Non-Qualified Transfer Notice and Non-Qualified Transferee Proof of Holdings to the Election Tabulation Agent at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Non-Qualified Transfer will result in the Non-Qualified Transferee not appearing on the Non-Qualified Election List and will accordingly result in the Non-Qualified Transferee receiving the Default Recovery with respect to the Transferred Non-Qualified Bonds. Non-Qualified Transferors and Non-Qualified Transferees shall not have recourse to Oi or the Election Tabulation Agent in respect of any claims, damages, losses, liabilities or causes of actions, at law or in equity, in any jurisdiction, resulting from any such failure.

By registering on the Election Website, providing a Verified Bondholder Payment Option Notice, a Qualified Transfer Notice or a Non-Qualified Transfer Notice, or any other documents or information related to the procedure to make a Recovery Election on the Election Website, each Bondholder unconditionally and irrevocably waives and releases any claims which may arise against the Election Tabulation Agent (save in the case of willful misconduct, fraud or gross negligence) in each case in relation to the Election Tabulation Agent’s performance of its role in connection with the Recovery Election Solicitations and/or any related assignments of Recovery Elections.

Following timely receipt of a Non-Qualified Transfer Notice that is properly completed and duly executed by the Non-Qualified Transferor and the Non-Qualified Transferee and a Non-Qualified Transferee Proof of Holdings, the Election Tabulation Agent will to Oi confirm that (1) the Non-Qualified Transferor appears on the Non-Qualified Election List, (2) the principal amount of any series of the Transferred Non-Qualified Bonds does not exceed the principal amount of such series of Transferred Non-Qualified Bonds for which the Non-Qualified Transferor is the a beneficiary of valid Non-Qualified Recovery Election, and (3) that the principal amount of any series Bonds beneficially held by the Non-Qualified Transferee as set forth on its Non-Qualified Transferee Proof of Holdings is not less than sum of (a) the principal amount of the Transferred Non-Qualified Bonds, and (b) the principal amount of such series of Bonds for which the Non-Qualified Transferee was the beneficiary of valid Non-Qualified Recovery Election prior to the Non-Qualified Transfer. If the Election Tabulation Agent is able to confirm these conditions, the Election Tabulation Agent will amend the Non-Qualified Election List to:

•	Reduce the principal amount of each series of Bonds for which the Non-Qualified Transferor is entitled to a Non-Qualified Recovery, and if the Non-Qualified Transferor no longer holds any principal amount of any series of Bonds for which the Non-Qualified Transferor is entitled to a Non-Qualified Recovery, remove the Non-Qualified Transferor from the Non-Qualified Election List; and

•	Increase the principal amount of each series of Bonds for which the Non-Qualified Transferee is entitled to a Non-Qualified Recovery, and if the Non-Qualified Transferee is not then included on the Non-Qualified Election List, to add the Non-Qualified Transferee to the Non-Qualified Election List.

Settlement Conditions

As promptly as practical following the last to occur of the following events (each, a “Settlement Condition”), Oi will commence the Exchange Offer and the Non-Qualified Settlement Procedure:

•	Entry of a fully enforceable order or orders not subject to any stay of execution in the Chapter 15 Cases (as defined herein) currently pending in the Chapter 15 Court (as defined herein) that (1) gives full force and effect to the RJ Plan and the Confirmation Order in the United States, (2) provides that the Company is exempt from certain applicable U.S. securities laws and regulations (any such order or orders, collectively, the “U.S. Enforcement Order”), and (3) to the extent necessary or appropriate in order to implement the RJ Plan as determined by the Debtors in their sole discretion, such other necessary or appropriate relief;

•	Either the (A) entry of a fully enforceable order or orders not subject to any stay of execution in the English Proceedings (as defined herein) currently pending in the High Court of England and Wales (1) enforcing the RJ Plan and the Confirmation Order in Great Britain and (2) to the extent necessary or appropriate as determined by Oi in its sole discretion, providing any other relief constituting the English equivalent of the relief to be granted under the U.S. Enforcement Order, (B) any such other relief from the High Court of England and Wales or other court of competent jurisdiction that results in the release of the Debtors’ liability under the Bonds for purposes of English Law and within the territorial jurisdiction of Great Britain (any such order or orders described in (A) or (B), in each case, an “English Enforcement Order” and, collectively, the “English Enforcement Order”); and/or (C) a release of the Debtors’ liability under the Bonds enforceable under English law and within the territorial jurisdiction of Great Britain (any such release, an “Alternative UK Settlement Condition”);

•	Entry of a fully enforceable order or orders not subject to any stay of execution in the Portuguese Proceedings (as defined herein) currently pending in the Portuguese Court (as defined herein) (1) enforcing the RJ Plan and the Confirmation Order in Portugal, and (2) to the extent necessary or appropriate as determined by the Company in its sole discretion, providing any other relief equivalent to the relief to be granted under the U.S. Enforcement Order (any such order or orders, collectively the “Portuguese Enforcement Order”); and

•	Entry of a fully enforceable order or orders not subject to any stay of execution in the Dutch Bankruptcy Proceedings (as defined herein) currently pending in the Dutch District Court (as defined herein) confirming composition plans for Oi Coop and PTIF (each, a “Composition Plan” and together, the “Composition Plans”) in the Netherlands, which mirror and are consistent in all material respects with the RJ Plan and fully terminate the pending Dutch Bankruptcy Proceedings and any other proceedings or actions initiated by the Dutch Trustees (as defined herein) (any such order or orders, collectively, the “Dutch Orders” and, together with the U.S. Enforcement Order, the English Enforcement Order, and the Portuguese Enforcement Order, the “Required Foreign Orders”).

The Non-Qualified Settlement Procedure

Oi expects to commence the Non-Qualified Settlement Procedure by (1) publishing a press release announcing the commencement of the Non-Qualified Settlement Procedure, and (2) distributing an information statement (the “Non-Qualified Settlement Information Statement”) describing the Company, the Non-Qualified Recovery and the procedures through which Bondholders appearing on the Non-Qualified Election List and the Small Bondholder Election List may participate in the Non-Qualified Settlement Procedure to obtain the Non-Qualified Recovery.

The Non-Qualified Settlement Procedure is expected to expire on the 20th U.S. business day following its commencement at a time on such date to be determined by Oi and set forth in the Non-Qualified Settlement Information Statement (such date and time, the “Non-Qualified Settlement Expiration Time”).

Following the Non-Qualified Settlement Expiration Time, an agent to be appointed by Oi to administer the Non-Qualified Settlement Procedure (the “Settlement Agent”), will as promptly as practicable tabulate the surrendered Bonds received in the Non-Qualified Settlement Procedure, and collate the surrendered Bonds with the Non-Qualified Election List and the Small Bondholder Election List. Only Bonds surrendered by Bondholders that appear on the Non-Qualified Election List or the Small Bondholder Election List will be accepted in the Non-Qualified Settlement Procedure and only Bonds surrendered by individual Bondholders that appear on the Non-Qualified Election List or the Small Bondholder Election List of principal amounts of each series of Bonds equal to or less than the principal amounts for the respective series of Bonds shown for such Bondholder on the Non-Qualified Election List or the Small Bondholder Election List will be accepted.

As promptly as practicable following the Non-Qualified Settlement Expiration Time, Oi will arrange for the provision of a list of Bondholders entitled to a participation in the Non-Qualified Credit Agreement, including the amount principal amount of such Bondholders’ respective recoveries to be included in the Non-Qualified Credit Agreement, to the administrative agent appointed under the Non-Qualified Credit Agreement.

Any Non-Qualified Bondholder that makes a valid Non-Qualified Recovery Election but does not participate in the Non-Qualified Settlement Procedure will ONLY be entitled to receive the Default Recovery. Any Small Bondholder that makes a valid Small Bondholder Recovery Election but does not participate in the Non-Qualified Settlement Procedure will ONLY be entitled to receive the Default Recovery.

Oi will not accept Bonds surrendered in the Non-Qualified Settlement Procedure from Bondholders in jurisdictions in which the offer and sale of the Non-Qualified Recovery in the manner set forth in the related Non-Qualified Settlement Information Statement would be unlawful.

The Exchange Offer

Oi expects to commence the Exchange Offer by (1) publishing a press release announcing the commencement of the Exchange Offer, and (2) distributing an Exchange Offer Memorandum (the “Exchange Offer Memorandum”) describing the Company, the New Notes, New Shares, the PTIF Shares and the Warrants, and the procedures through which Bondholders appearing on the Qualified Election List may participate in the Exchange Offer to obtain the Qualified Recovery.

The Exchange Offer is expected to expire on the 20th U.S. business day following its commencement at a time on such date to be determined by Oi and set forth in the Exchange Offer Memorandum (such date and time, the “Exchange Offer Expiration Time”). Acceptance of tenders in the Exchange Offer will be conditioned on the satisfaction of the conditions precedent set forth in Exhibit 4.3.3.5(c) attached to the RJ Plan. In the event that such conditions have not been satisfied or waived at the Exchange Offer Expiration Time, the Exchange Offer Expiration Time may be extended by Oi for a reasonable period of time in order to permit such conditions to be satisfied or waived.

Following the Exchange Offer Expiration Time (as it may be extended), an agent to be appointed by Oi to administer the Exchange Offer (the “Exchange Agent”), will as promptly as practicable tabulate the tenders received in the Exchange Offer, and collate the tenders with the Qualified Election List. Only tenders from Bondholders that appear on the Qualified Election List will be accepted in the Exchange Offer and only tenders from individual Bondholders of principal amounts of each series of Bonds equal to or less than the principal amounts for the respective series of Bonds shown for such Bondholder on the Qualified Election List will be accepted.

As promptly as practicable following the expiration of the Exchange Offer, Oi will arrange for the distribution through the customary clearing systems of the Qualified Recovery to Bondholders whose tenders have been accepted.

Any Qualified Bondholder that makes a valid Qualified Recovery Election but does not participate in the Exchange Offer will ONLY be entitled to receive the Default Recovery.

Oi will not accept tenders of Bonds in the Exchange Offer from Bondholders in jurisdictions in which the offer and sale of the Qualified Recovery in the manner set forth in the related Exchange Offer Memorandum would be unlawful.

THIS STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. THE SECURITIES TO BE ISSUED IN THE EXCHANGE OFFER WILL BE OFFERED THROUGH AN EXCHANGE OFFER MEMORANDUM TO BE DISTRIBUTED FOLLOWING THE SATISFACTION OF THE SETTLEMENT CONDITIONS AND WILL BE ISSUED UPON THE SATISFACTION OF THE CONDITIONS SET FORTH IN SUCH EXCHANGE OFFER MEMORANDUM, THE EXPIRATION OF THE EXCHANGE OFFER AND THE ACCEPTANCE OF BONDS PROPERLY TENDERED IN THE EXCHANGE OFFER.

PART IV

EXPLANATION OF BRAZILIAN JUDICIAL REORGANIZATION (RECUPERAÇÃO JUDICIAL) PROCESS

Overview of Brazilian Judicial Reorganization Proceedings

Insolvency proceedings in Brazil are governed by the Brazilian Bankruptcy Law, which came into effect on June 9, 2005. Aside from providing for bankruptcy liquidation proceedings, the Brazilian Bankruptcy Law provides for a court-supervised judicial reorganization (known as a recuperação judicial or an “RJ”) proceeding. The Brazilian Bankruptcy Law provides for the RJ as a collective mechanism to adjust the debts of a debtor under the control and supervision of a competent Brazilian court.

A debtor requests an RJ by filing a petition for judicial reorganization with the court. In its petition, the debtor must include a description of the causes of its financial distress, its financial statements, a list of its creditors, and other pertinent information. A group of debtors may choose to file a single, joint petition seeking, for procedural purposes only, a consolidated judicial reorganization proceeding for all such affiliated debtors. Affiliated debtors may also be substantively consolidated under certain circumstances, such as, among other factors, affiliated debtors being under common control, the existence of cross-guarantees or co-liabilities and certain other relevant financial and operational ties or interdependencies.

Once the RJ court confirms that the debtor meets the legal requirements for admissibility for obtaining relief under RJ, it will issue an order formally accepting and opening of the RJ proceeding. An order formally accepting the RJ proceeding initiates a 180 Rio Business Days stay of all lawsuits against the debtor, with the exception of execution actions related to certain exempted or unliquidated claims, as such claims are not subject to judicial reorganization. The RJ court may extend the period of time during which such stay remains in effect under certain circumstances.

Brazilian Reorganization Plan

Within 60 days from the publication of an order formally accepting the RJ proceeding in the court’s official gazette, a debtor must submit a plan of reorganization containing its proposal for restructuring. A Brazilian judicial reorganization plan must provide (i) a thorough description of measures intended to successfully reorganize the debtor; (ii) a demonstration of the economic feasibility of the plan, and (iii) appraisals of the debtor’s assets. In addition, the reorganization plan must set forth its proposed treatment of claims subject to the RJ, subject to the requirements set forth in the Brazilian Bankruptcy Law.

Treatment of claims under the plan is set forth for each of four classes of claims: (1) labor-related claims (“Class I”); (2) secured claims (“Class II”); (3) unsecured claims, statutorily or generally privileged claims, and subordinated claims (“Class III”); and (4) claims held by “small companies” under Brazilian law (“Class IV”). Claims of a same class must be treated equally absent an economic justification for treating a subgroup of claims differently, such as the need to prioritize payment of past-due claims of critical suppliers, or to give special treatment to creditors providing the debtor with additional financing during the RJ.

After a judicial reorganization plan has been filed, the debtor is required to publish a notice in the court’s official gazette providing notice of the submission of its plan of reorganization. Within 30 Rio Business Days following publication of such notice, creditors have the opportunity to object to the plan before the court. If any creditor objects to the plan, the court is required to call a general meeting of creditors to vote on the reorganization plan. Shareholders of companies undergoing reorganization may attend the general meeting of creditors as observers, but are not entitled to participate or to vote on the plan. Only creditors present at the general meeting of creditors or that have delivered a valid proxy to an attendee may vote; creditors absent or with no proxy present at the general meeting of creditors and those abstaining from voting, even if affected under the plan, are not counted for the purposes of establishing a quorum for approval or rejection of the plan.

Following the vote at the general meeting of creditors, three outcomes are possible: (1) all classes of creditors approve the plan (i.e., consensual plan approval); (2) one or two classes of creditors reject the plan, in which case the plan may be “crammed-down” by the RJ court on the dissenting class or classes; or (3) the creditors reject the plan, and the RJ can be converted to a bankruptcy liquidation proceeding. Consensual approval of a plan requires that the plan be approved by the required majority of each class of claims. Specifically, approval in Classes I and IV requires support from a simple numerical majority (more than 50%) of creditors present and voting at the general meeting of creditors, regardless of the value of claims held. Approval in each of Classes II and III, however, requires approval from (i) more than 50% of the number of creditors in such class present and voting at the general meeting of creditors, and (ii) creditors holding more than 50% in face value of the total allowed claims in such class held by creditors present and voting at the general meeting of creditors.

Ratification of a Brazilian Judicial Reorganization Plan

If the reorganization plan is approved by majority voting or through cram-down, the court is required to issue an order confirming the plan, unless the court finds that the plan contains provisions illegal under Brazilian law. Parties in interest with standing are given the opportunity to appeal a plan confirmation order, and may seek to clarify or modify a plan confirmation order, among other remedies.

Following entry of a plan confirmation order, the debtor remains formally in judicial reorganization until all obligations established in the plan and due within two years after the date of entry of the plan confirmation order have been satisfied. If within those years the debtor fails to comply with any of its obligation under the plan, the court may declare the debtor bankrupt and convert the RJ to a liquidation proceeding. If the debtor complies with all such obligations, the court issues an order formally closing the debtor’s RJ.

PART V

GENERAL OVERVIEW OF THE RJ PLAN

THIS STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES. THE FOLLOWING OVERVIEW SUMMARIZING THE KEY TERMS OF THE RJ PLAN AND THE TREATMENT OF PRE-PETITION CREDITS THEREUNDER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL PORTUGUESE TEXT OF THE RJ PLAN AND THE EXHIBITS ATTACHED THERETO AND ATTACHED HERETO AS EXHIBIT A; PROVIDED, THAT THE FOREGOING STATEMENT SHALL NOT IN ANY WAY BE CONSTRUED AS LIMITING THE RIGHTS OF THE DEBTORS UNDER SECTION 11.1.1 OF THE RJ PLAN TO TAKE ANY AND ALL APPROPRIATE OR REQUIRED ACTIONS CONSISTENT WITH THE RJ PLAN AND APPLICABLE LAW TO IMPLEMENT THE RJ PLAN, INCLUDING BY IMPLEMENTATION OF THE PROCEDURES SET FORTH IN THIS STATEMENT AND THE EXHIBITS ATTACHED HERETO.

A COPY OF THE RJ PLAN IS ATTACHED TO THIS STATEMENT AS EXHIBIT A, AND A CERTIFIED TRANSLATION THEREOF FROM PORTUGUESE TO ENGLISH IS ATTACHED TO THIS STATEMENT AS EXHIBIT B. BONDHOLDERS ARE STRONGLY URGED TO READ THE RJ PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY SO THAT THEY CAN MAKE AN INFORMED JUDGMENT REGARDING THEIR RECOVERY ELECTION.

IN ADDITION, FOR A MORE DETAILED DESCRIPTION OF CERTAIN KEY TERMS AND PROVISIONS OF THE RJ PLAN, SEE PART VIII HEREOF.

Summary of the Key RJ Plan Terms

Financial Restructuring

Pursuant to the RJ Plan, the Debtors will restructure their Pre-Petition Credits. Restructured Credits will be claims against the same Debtor(s) obligated in respect of the applicable Pre-Petition Credits, except for any changes arising from corporate reorganizations made pursuant to the RJ Plan (or authorizations granted thereunder). Due to the consolidated nature of the RJ Plan, the Debtors shall be jointly liable for the fulfillment of all obligations set forth in the RJ Plan.

The Debtors are required to employ their best efforts to cancel the Bonds in compliance with the laws applicable to each of the Debtors. The Debtors are permitted to take all applicable and required measures in any and every applicable jurisdiction to comply with the laws applicable to each of the respective Debtors in any such jurisdiction in order to implement the RJ Plan. The Debtors may, for instance, consult third parties (including, for example, depositary institutions) in relation to the Bonds in order to ensure compliance with the laws applicable to each of the Debtors.

Small Creditors Program

The Debtors may commence or implement Mediation/Conciliation/Agreement procedures with its Creditors (the program in connection with such Mediation/Conciliation/Agreement procedures, the “Small Creditors Program”) under the terms of Section 4.4 of the RJ Plan. The Debtors opened registration for the Small Creditors Program prior to the GCM, which was open to small Creditors (including Small Bondholders) from August 29, 2017 through December 8, 2017.

Disposal of Permanent Assets

The Debtors may dispose of certain permanent (noncurrent) assets as listed in Exhibit 3.1.3 attached to the RJ Plan, as well as other movable or immovable assets included in their permanent assets, pursuant to Section 5.1 of the RJ Plan and art. 66 of the Brazilian Bankruptcy Law, subject to the Debtors’ compliance with all legal or regulatory requirements, authorizations or limitations (including those of ANATEL.

New Funds Capital Increase

Pursuant to Section 6 of the RJ Plan, and in accordance with the terms and conditions of the Backstop Agreement (as defined herein), Oi’s shareholders will conduct a capital increase in the amount of four billion Brazilian reais (R$4,000,000,000.00) and issue common shares of Oi in connection therewith. This new financing will, among other things, provide the Debtors with additional funding for necessary capital expenditures and implementation of the Debtors’ business plan.

New Funds

The RJ Plan permits the Debtors to obtain new financing. Under the terms of Section 5.3 of the RJ Plan, the Debtors are permitted to raise new funds through a variety of means, including, without limitation, capital increases, new credit facilities, and other capital markets transactions. Such fundraising must be in accordance with the provisions of the RJ Plan and of articles 67, 84, and 149 of the Brazilian Bankruptcy Law. For the avoidance of doubt, any new non-equity funds raised in the capital markets will be of a post-petition nature for the purposes of the Brazilian Bankruptcy Law.

Corporate Reorganization

Under the terms of Section 7 of the RJ Plan, the Debtors are authorized to undertake corporate reorganization transactions, such as spin-offs, consolidations, and mergers, specifically set forth in Exhibit 7.1 to the RJ Plan, as well as additional types of corporate reorganization transactions for the purpose of obtaining a more efficient organizational structure and optimizing the Debtors’ operations, provided that such transactions will be subject to the approval of the Transitional Board of Directors or the New Board of Directors, as the case may be, and must not cause a Material Adverse Effect.

Transitional Amendments to the Governance

The RJ Plan sets forth transitional rules of corporate governance related to maintaining certain Executive Officers of Oi in charge of implementing the RJ Plan, the creation of a Transitional Board of Directors and the formation of a New Board of Directors to ensure the institutional stability of the Debtors and the implementation of the RJ Plan.

Court Deposits

After the Confirmation Date, the Debtors are authorized to withdraw the full remaining balance of the Court Deposits not used for payment of the Creditors pursuant to the RJ Plan.

Summary of Credit Treatment under the RJ Plan

The following tables summarize the treatment of Pre-Petition Credits under the RJ Plan (except as otherwise provided therein and subject to the terms and conditions thereof). Unless otherwise stated, all Section references in this “Part V: General Overview of the RJ Plan—Summary of Creditor Treatment under the RJ Plan” are references to the Sections in the RJ Plan.

4.1. Labor Credits (other than Fundação Atlântico)

- Grace Period:	180 days from the Confirmation Date
- Installments:	5 equal monthly installments
- Interest:	n/a
- Interest installments:	n/a

4.1.3. Fundação Atlântico Labor Credits

- Grace Period:	5 years from the Confirmation Date
- Installments:	6 equal yearly installments
- Interest:	INPC + 5.5% per year, which will accrue and be paid in the manner set forth in Section 4.1.3 of the RJ Plan
- Interest installments:	Accrues during the first 5 years; paid with principal afterwards.

4.2. Secured Credits

- Grace Period:	72 months from the Confirmation Date
- Installments:	180 monthly installments - Maturity on the 15th day of the month - 0.33% of principal for months 73-132 - 1.67% of principal for months 133-179 - 1.71% of principal for month 180
- Interest:	Long-Term Interest Rate (TJLP), disclosed by the Central Bank of Brazil + 2.946372%, capitalized annually
- Interest installments:	Interest accrues for the first 4 years (according to a specific formula), then is paid monthly from the 49th month, along with the payment of principal.

4.3.1. Unsecured Credits (Creditors can choose between applicable payment and restructuring options)

4.3.1.1. Unsecured Credits less than or equal to R$1,000

- Grace Period:	n/a
- Installments:	1 installment due 20 Rio Business Days from the Confirmation Date or the entry of a Required Foreign Order in the Creditor’s jurisdiction, as applicable
- Interest:	n/a
- Interest installments:	n/a

4.3.1.2. Restructuring Option I

- Class total limit	Pro-rata share – limit of up to R$10,000,000,000 + US$1,150,000,000; remainder of Credits, if limit is reached, will be restructured under Section 4.3.6 (Default Recovery)
- Grace Period:	60 months from the Confirmation Date
- Installments:

24 biannual installments

-   Maturity on the 25th day of the 66th month from the Confirmation Date

-   2% of principal for semesters 11-20

-   5.7% of principal for semesters 21-33

-   5.9% of principal for semester 34

- Interest:

-   80% of local interbank deposit certificate rate (“CDI”) per year for Unsecured Credits in R$;

-   1.75% per year for Unsecured Credits in US$;

-   Capitalized annually;

-   Paid along with principal installments.

4.3.1.3. Restructuring Option II

- Class total limit	Up to US$850,000,000; remainder of Credits, if limit is reached, will be restructured under Section 4.3.6 (Default Recovery)
- Grace Period:	60 months from the Confirmation Date
- Installments:

24 biannual installments

-   Maturity on the 25th day of the 66th month from the Confirmation Date

-   2% of principal for semesters 11-20

-   5.7% of principal for semesters 21-33

-   5.9% of principal for semester 34

- Interest:	- 1.25% per year - Capitalized annually
- Interest installments:	- 10% of interest for the first 6 years will be paid biannually - 90% of interest for the first 6 years will accrue - from the 6th year onwards, interest will be paid together with principal

4.3.2. Court Deposits for the Payment of Unsecured Credits

- Grace Period:	n/a
- Payment method:	Withdrawal of the Court Deposits and paid in accordance with Section 4.3.2.1; outstanding balance of Pre-Petition Credits related to such Court Deposits paid under Section 4.3.6 (Default Recovery)
- Interest:	n/a

4.3. Restructuring of Bonds

4.3.3.1. Restructuring of Bonds (Non-Qualified Bondholders (subject to making valid Non-Qualified Recovery Election and participating in the Non-Qualified Settlement Procedure))

- Class total limit	Pro-rata share up to US$500,000,000; remainder of Credits, if limit is reached, will be restructured under Section 4.3.6 (Default Recovery)
- Grace Period:	6 years from Confirmation Date
- Installments:

12 biannual installments

-Maturity on the 15th day of the 78th month from the Confirmation Date

-   4% of principal for semesters 13-18

-   12.66% of principal for semesters 19-23

-   12.70% of principal for semester 24

- Interest:	- 6% per year - Capitalized annually - Paid along with principal installments

4.3.3.2. Restructuring of Bonds (Qualified Bondholders (subject to making valid Qualified Recovery Election and participating in the Exchange Offer))

- Securities

Each US$664.576 in Credits will receive

-   9.137 PTIF Shares, represented by ADRs

-   The New Notes at global issuance price of US$145,262 (US$130,000 face value + US$15,262 issuance premium)

-   119.017 New Shares, after capitalization of Credits, represented by ADRs

-   9.155 Warrants

4.3.3.3. New Notes (Qualified Bondholders (subject to making valid Qualified Recovery Election and participating in the Exchange Offer))

- Minimum face value	US$130,000 (plus multiples of US$1,000)
- Issuance value limit	Up to R$6,300,000,000
- Maturity	7 years after issuance
- Principal installments	1 installment, on the 5th day of the 84th month after issuance
- Interest	10% per year, paid annually OR 8% (paid annually) + 4% (accrual) for the first 3 years, then 10% paid annually

4.3.3.4. PTIF Shares (Qualified Bondholders (subject to making valid Qualified Recovery Election and participating in the Exchange Offer))

- Conditions	- Approval of the Compositions Plans before the Dutch District Court

4.3.3.5. New Shares (Qualified Bondholders (subject to making valid Qualified Recovery Election and participating in the Exchange Offer))

- Global issuance limit	- 1,756,054,163 shares, with issuance price between R$6.70 and R$7.00; - Limit of capital increase between R$11,765,562,892.10 and R$12,292,379,141.00

4.3.3.6. Warrants (Qualified Bondholders (subject to making valid Qualified Recovery Election and participating in the Exchange Offer))

- Rights	- Right to acquire New Shares, at a price in Brazilian reais equivalent to US$0.01 per share - New Shares will be represented by ADRs
- Global issuance limit	- 135,081,089 Warrants
- Conditions to Exercise

-   Exercisable during a period of 90 days beginning 1 year from issuance (or earlier upon the occurrence of certain conditions (see “Part VIII: Detailed Overview of Certain Key Terms of the RJ Plan - Bond Restructuring - Qualified Bondholders - Warrants”) or upon the occurrence of certain events (described herein)

4.3.4. Liquidated Regulatory Agencies Pre-Petition Credits

- Grace Period:	Until June 30, 2018
- Installments:

240 installments

-   Installments 1 - 60: 0.160% of principal

-   Installments 61 - 120: 0.330% of principal

-   Installments 121 - 180: 0.500% of principal

-   Installments 181 - 239: 0.660% of principal

-   Installment 240: Outstanding balance

- Interest:	SELIC
- Interest installments:	Together with principal installments
- Payment method:	- Withdrawal of Court Deposits, then cash

4.3.5. Credits of Strategic Supplier Creditors

- Grace Period:	n/a
- Installments:

- 1 installment of R$150,000 due immediately after the Confirmation Date, paid 20 Rio Business Days after the end of the deadline for choosing the restructuring options

- Outstanding balance paid with a discount of 10% in 4 annual installments, plus interest

- Interest installments:	- Brazilian TR rate + 0.5% for Credits in R$ - 0.5% for Credits in US$

4.3.6. General Payment (i.e., the Default Recovery)

- Class total limit:	R$70,000,000,000 less the amount of Pre-Petition Credits that are restructured in another manner pursuant to the RJ Plan, and if limit is reached, the remainder will be proportionally reduced
- Grace Period:	20 years from the Confirmation Date or the entry of a Required Foreign Order in the Creditor’s jurisdiction, as applicable
- Installments:	5 equal annual installments
- Interest:	- Brazilian TR rate for Pre-Petition Credits in R$ - No interest for Pre-Petition Credits in US$
- Interest installments:	1 installment together with the last principal payment
- Prepayment option:	Oi may, at any time, choose to repay these Credits by paying 15% of the outstanding balance, upon such occurrence the total amount due in respect of the Default Recovery shall be deemed to be paid in full and discharged

4.4. Mediation (i.e., the Small Creditor Program (as defined herein))

- Payment advancement	Up to R$50,000; outstanding balance paid in accordance to the class and option made by the Creditor, if applicable
- Installments

90% due 10 Rio Business Days after settlement is reached with participant Creditor in the Small Creditor Program

10% due 10 days after the Confirmation Date or the entry of a Required Foreign Order in the Creditor’s jurisdiction, as applicable

4.7., 4.9., 4.10. and 4.11. Other Credits

- Non-liquidated Credits (Section 4.7)	Will be paid under Section 4.3.6 (Default Recovery)
- Late Credits (Section 4.9)	Will be paid under Section 4.3.6 (Default Recovery)
- Changes in Amount of Credits (Section 4.10)	Will be paid under Section 4.3.6 (Default Recovery)
- Reclassified Credits (Section 4.11)	Will be paid under Section 4.3.6 (Default Recovery)

PART VI

GENERAL INFORMATION

The discussion below briefly describes the Company, its business, and the events leading up to the Judicial Reorganization.

The Company and its Operations

The Company constitutes one of the principal integrated telecommunications service providers in Brazil. The Company operates throughout Brazil and offers a range of integrated telecommunications services that include fixed-line and mobile telecommunications services, network usage (interconnection), data transmission services (including broadband access services), subscription television (“Pay-TV”) (including as part of double-play, triple-play and quadruple-play packages), internet services and other telecommunications services for residential customers, small, medium and large companies and governmental agencies. The Company owns approximately 351,400 kilometers of installed fiber optic cable throughout Brazil. The Company’s mobile network covers areas in which approximately 88.9% of the Brazilian population lives and works. According to ANATEL, as of December 31, 2016, the Company had a 17.3% market share of the Brazilian mobile telecommunications market and a 34.2% market share of the total Brazilian fixed-line market. The Company offers more than one million Wi-Fi hotspots in public places, such as airports and shopping malls.

The Company’s traditional residential services business in Brazil includes (1) local and long-distance fixed-line voice services and public telephones, (2) broadband services, (3) Pay-TV services, and (4) network usage services. The Company is the largest fixed-line telecommunications company in Brazil in terms of total number of lines in service as of December 31, 2016. The Company is the principal fixed-line telecommunications services provider in its service areas, comprising the entire territory of Brazil other than the State of São Paulo, with a market share of 54.2% of the total fixed lines in service in its service areas as of December 31, 2016.

The Company offers a variety of high-speed broadband services in its fixed-line service areas, including services offered by its subsidiary Brasil Telecom Comunicação Multimídia Ltda. The Company’s broadband services primarily utilize Asymmetric Digital Subscriber Line (“ADSL”) technology. As of December 31, 2016, the Company had 6.4 million ADSL subscribers, representing 45.1% of its fixed lines in service as of that date.

The Company offers Pay-TV services under its Oi TV brand. The Company delivers such Pay-TV services throughout its residential service areas using direct-to-home satellite technology.

The Company’s personal mobility services business offers mobile telecommunications services throughout Brazil, as well as network usage services. Based on its 42.2 million mobile subscribers as of December 31, 2016, the Company believes that it is one of the principal mobile telecommunications service providers in Brazil.

The Company also provides voice and data services to its SME and corporate customers (i.e., small, medium-sized, and large corporate customers) throughout Brazil.

The Company holds significant interests in telecommunications companies in Angola, Cape Verde, and São Tomé and Principe in Africa and Timor Leste in Asia. The Company’s interests in telecommunications companies in Africa are held through Africatel Holding B.V. (“Africatel”), in which the Company owns an 86% interest. The Company’s interests in telecommunications companies in Timor Leste are held through Telecomunicações Públicas de Timor, S.A. (“TPT”), in which the Company owns a 76.14% interest. On September 16, 2014, the Company’s board of directors authorized its management to take the necessary measures to market its shares in Africatel, which represented 75% of the share capital of Africatel at that time. In addition, on June 17, 2015, the Company’s board of directors authorized its management to take the necessary measures to market its shares in TPT, representing 76.14% of the share capital of TPT. As of September 30, 2017, the assets and liabilities related to the Company’s Africa operations were put up for sale. No sale of such African operations has been consummated as of the date of the Original Statement.

The Debtors’ Organization

Organizational Structure of the Company

The Debtors consist of the following operating entities: (i) Oi, which is incorporated under the laws of Brazil and is the parent company of the Debtors, operates “Region II” fixed line telecommunications services and is the holder of the concession of the “Commuted Fixed Telephone Service” – STFC (Serviço Telefônico Fixo Comutado) in Region II, (ii) Telemar, a wholly-owned subsidiary of Oi that operates “Region I” fixed-line telecommunications services, and (iii) Móvel, a wholly-owned subsidiary of Telemar which operates personal mobile and cable television services. The activities of the Debtors are coordinated under the corporate, operational, financial, administrative, and managerial single control of Oi, which acts as a holding entity of the corporate group and whose shares are listed in the B3, a stock exchange located in São Paulo, and in the NYSE (as defined herein) in ADR form.

The Debtors also include several financing vehicles: (i) Oi Coop and PTIF, incorporated in the Netherlands and wholly-owned subsidiaries of Oi; (ii) Copart 4, incorporated in Brazil and a wholly-owned subsidiary of Telemar; and (iii) Copart 5, incorporated in Brazil and a wholly-owned subsidiary of Oi. PTIF and Oi Coop are organized for the sole purpose of raising funds in the international capital markets and to on-lend the proceeds of such issuances to the operating entities in the corporate group. As such, they have no operations and have de minimis activities aside from administrative activities related to such financing activities. Copart 4 and Copart 5 own several properties leased to Telemar and Oi, respectively, in the State of Rio de Janeiro.

The corporate structure of the Debtors and certain non-Debtor affiliates (as of the date of the Original Statement) is represented in the organizational chart below:

Pre-Petition Assets and Liabilities

As of the Petition Date, the Debtors’ financial indebtedness totaled approximately R$65 billion, consisting primarily of four types of debt: (i) unsecured export credit facilities with various export credit agencies or other quasi-governmental or non-governmental financial institutions (the “ECA Facilities”); (ii) the Bonds and similar securities issued, varyingly, under New York law (the “U.S. Notes”), English law (the “U.K. Notes”), and Brazilian law (the “Brazilian Debentures”); (iii) two series of certificados de recebíveis imobiliários (the “CRIs”), securities issued through Brazilian financial institutions which consist of interests in lease payments owed by Telemar, Oi, and Móvel for the use of certain real property leased from Copart 4 and Copart 5; and (iv) secured and unsecured bilateral and syndicated Brazilian bank debt (the “Brazilian Bank Debt”).

Oi lists its shares on the New York Stock Exchange (“NYSE”) in the form of ADRs (in addition to their listing on the B3 stock exchange), and counts among its 1.1 million shareholders qualified U.S. residents holding an aggregate of 99,329,988 common shares and 76,478,434 preferred shares.

Oi

Oi is a primary obligor on the following long-term third-party financial indebtedness: (i) four series of the U.S. Notes, namely, (i) R$1,101,952,000 of the 9.75% Notes due 2016 (the “2016 U.S. Notes”) governed by an indenture dated September 15, 2011 (the “2016 Notes Indenture”); (ii) €588,918,000 of the 5.125% Notes due 2017 (the “2017 U.S. Notes”) governed by an indenture dated December 15, 2010 and supplemented February 27, 2012 (the “2017 Notes Indenture”); (iii) US$144,838,000 of the 9.5% Notes due 2019 (the “2019 U.S. Notes”) governed by an indenture dated April 23, 2009 and supplemented September 27, 2010 and February 27, 2012 (the “2019 Notes Indenture”); and (iv) US$1,845,881,000 of the 5.5% Notes due 2020 (the “2020 U.S. Notes,” and together with the 2016 U.S. Notes, the 2017 U.S. Notes, and the 2019 U.S. Notes, the “Oi Notes”) governed by an indenture dated September 15, 2010 and supplemented February 27, 2012 (the “2020 Notes Indenture,” and together with the 2016 Notes Indenture, the 2017 Notes Indenture, and the 2019 Notes Indenture, the “Oi Notes Indentures”). Oi is also the primary obligor on (i) four series of the Brazilian Debentures totaling approximately R$4,000,000; (ii) the CRIs; (iii) a limited number of the ECA Facilities; and (iv) a limited number of Brazilian Bank Debt facilities.

Additionally, Oi has unconditionally guaranteed the following indebtedness of its subsidiaries: (i) the two series of U.S. Notes issued by Oi Coop described below; (ii) the seven series of U.K. Notes issued by PTIF; (iii) some of the ECA Facilities; and (v) some of Brazilian Bank Debt facilities.

Telemar

Telemar’s primary obligations under long-term third-party financial indebtedness consist of debt owed under: (i) one series of the Brazilian Debentures; (ii) the CRIs; (iii) most of the ECA Facilities, and (iv) certain of the Brazilian Bank Debt. In addition, Telemar has guaranteed the following primary obligations of other Debtors: (i) the 2017 U.S. Notes, the 2019 U.S. Notes, and the 2020 U.S. Notes, all issued by Oi; and (ii) a limited number of Brazilian Bank Debt facilities.

Móvel

Móvel’s primary obligations consist of debt owed under: (i) certain of the Brazilian Bank Debt facilities; and (ii) intercompany debt. In addition, Móvel has guaranteed one series of the Brazilian Debentures issued by Oi.

Oi Coop

Oi Coop is presently the issuer of two series of the U.S. Notes, namely: (i) US$1,500,000,000 of the 5.75% Notes due 2022 (the “2022 U.S. Notes”) governed by an indenture agreement dated February 10, 2012, and a first supplemental indenture dated July 27, 2012 (the “2022 Notes Indenture”); and (ii) €600,000,000 of the 5.625% Notes due 2021 (the “2021 U.S. Notes,” and together with the 2022 U.S. Notes, the “Oi Coop Notes”) governed by an indenture agreement dated June 22, 2015 (the “2021 Notes Indenture” and, together with the 2022 Notes Indenture, the “Oi Coop Notes Indentures”). The Oi Coop Notes Indentures are governed by New York law and designate New York as the forum for any disputes related to the Oi Coop Notes.

Prior to commencement of the RJ Proceeding, Oi Coop had only two functions: borrowing money which it then on-lent to other members of the corporate group, and holding money in various bank accounts.

As of August 9, 2017, Oi Coop’s material debts totaled approximately €5.7 billion, consisting principally of approximately €1.9 billion outstanding under the Oi Coop Notes, an approximately €3.8 billion loan (the “PTIF Loan”) owed to PTIF under the loan agreement between PTIF and Oi Coop dated June 2, 2015 (“PTIF Loan Agreement”), and de minimis debts owed to certain trade creditors located in the Netherlands.

Since Oi Coop’s formation, it has lent money to Oi and Móvel under four loan agreements (the “Oi Coop Loan Agreements”). From June 2015 through April 2016, a total of approximately €4,448,736,523 was transferred from Oi Coop to Oi and Móvel pursuant to the Oi Coop Loan Agreements. As of early August 2016, the aggregate principal amount outstanding under the Oi Coop Loan Agreements totaled approximately €5,518,656,925.

PTIF

PTIF is the issuer under the €7,500,000,000 Euro Medium Term Note Programme (“EMTN Programme”), all of which are guaranteed by Oi. The EMTN Programme consists of the following U.K. Notes: (i) €500,000,000 of the 4.375% Notes due 2017 (the “2017 4.375% U.K. Notes”); (ii) €250,000,000 of the 5.242% Notes due 2017 (the “2017 5.242% U.K. Notes”); (iii) €750,000,000 of the 5.875% Notes due 2018 (the “2018 U.K. Notes”); (iv) €750,000,000 of the 5.00% Notes due 2019 (the “2019 U.K. Notes”); (v) €1,000,000,000 of the 4.625% Notes due 2020 (the “2020 U.K. Notes”); (vi) €500,000,000 of the 4.5% Notes due 2025 (the “2025 U.K. Notes”); and (vii) €400,000,000 of the 6.25% Notes due 2016 (the “2016 U.K. Notes”). The U.K. Notes are listed on the London Stock Exchange and governed by English law (save for certain aspects of the 2016 U.K. Notes which are governed by Portuguese law) pursuant to a trust deed dated December 17, 1998 (as most recently amended and restated on May 26, 2015, the “Trust Deed”) and designate the courts of England as the venue for any disputes related to the U.K. Notes.

Prior to the commencement of the RJ Proceeding, PTIF’s principal activity was to act as a finance company for the corporate group and, therefore, it had no operations other than issuing and making payments on the U.K. Notes issued by PTIF under the EMTN Programme and other indebtedness incurred by PTIF, lending the proceeds of this indebtedness to other members of its consolidated group, and engaging in other financial transactions within the consolidated group of which it is a member. PTIF does not have any subsidiaries.

Copart 4 and Copart 5

Copart 4 and Copart 5’s primary obligations under long-term third-party financial indebtedness consist of debt owed under CRIs. Copart 4 and Copart 5 owned real estate properties and leased those properties to other entities in the Company, assigning the receivables of the rental payments to Brazilian Securities Companhia de Securitização, which subsequently issued the CRIs. The CRIs were purchased by Brazilian financial institutions.

The Debtors’ Directors and Executive Officers

The following tables set forth the name and office of all directors and executive officers of the Debtors as of the date of the Original Statement. The mailing address for each of the directors and executive officers listed below is Rua Humberto de Campos No. 425, 8th floor, Leblon, 22430-190, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil.

Oi

Name	Position	Date Elected/Appointed	Age
José Mauro Mettrau Carneiro da Cunha	Chairman	February 2009	68
Ricardo Reisen de Pinho	Vice-Chairman	August 2016	56
Marcos Duarte Santos	Director	August 2016	48
Luís Maria Viana Palha da Silva	Director	September 2015	61
Pedro Zañartu Gubert Morais Leitão	Director	July 2016	52
Marcos Rocha	Director	December 2017	53
Eleazar de Carvalho Filho	Director	December 2017	60
Marcos Grodetzky	Director	December 2017	61

Name	Position	Date Elected/ Appointed	Age
Eurico de Jesus Teles Neto	Interim Chief Executive Officer and Chief Legal Officer	November 2017	61
Carlos Augusto Machado Pereira de Almeida Brandão	Interim Chief Financial Officer and Investor Relations Officer	October 2017	43
Hélio Calixto da Costa	Director and Officer	November 2017	78
João do Passo Vicente Ribeiro(1)	Officer	November 2017	69
(1) Subject to satisfaction of residency requirements under Brazilian law.

Telemar

Name	Position
Eurico de Jesus Teles Neto	Chief Executive Officer
Carlos Augusto Machado Pereira de Almeida Brandão	Director and Interim Chief Financial Officer

Móvel

Name	Position
Eurico de Jesus Teles Neto	Chief Executive Officer
Carlos Augusto Machado Pereira de Almeida Brandão	Chief Financial Officer

Copart 4

Name	Position
Eurico de Jesus Teles Neto	Chief Executive Officer
Carlos Augusto Machado Pereira de Almeida Brandão	Chief Financial Officer

Copart 5

Name	Position
Eurico de Jesus Teles Neto	Chief Executive Officer
Carlos Augusto Machado Pereira de Almeida Brandão	Chief Financial Officer

PTIF

Name	Position
Dommo Empreendimentos Imobiliários Ltda.(1)	Sole member of the Management Board

(1)	Carlos Augusto Machado Pereira de Almeida Brandão is the sole director of Dommo Empreendimentos Imobiliários Ltda.

Oi Coop

Name	Position
Bryophyta SP Participações Ltda.(1)	Sole member of the Management Board

(1)	Carlos Augusto Machado Pereira de Almeida Brandão is the sole director of Bryophyta SP Participações Ltda.

Principal Owners of Voting Securities

The following table sets forth each person owning 10% or more of the voting securities of Oi as of the date of the Original Statement:

	Common Shares
Name	Number of Shares	%
Bratel S.à r.l.(1)	183,662,204	22.24

(1)	Bratel S.à r.l. is an indirect wholly-owned subsidiary of Pharol, SGPS S.A.

Reasons for Requesting the Judicial Reorganization

The Debtors requested the Judicial Reorganization for several reasons. Principal among these from a financial perspective were the large amount of funds in Court Deposits relating to various regulatory, labor, tax, and civil actions and the imposition of high administrative fines, particularly by ANATEL.

The shift in consumer preferences toward mobile services has severely impacted the Debtors’ performance. Given the Debtors’ heavy concentration in the fixed-line telephone segment, this shift has impacted the Debtors’ performance negatively.

Notwithstanding the shift away from fixed-line telephone usage, Oi’s obligations to provide fixed-line and public telephony services imposed by the Ministry of Communications (consolidated in the General Plan of Universalization Goals, as provided for in the General Telecommunications Law) have remained static since 1998, the year in which the concession agreements in effect were signed. These objectives were designed to increase access and quality to Brazil’s telecom sector and imposed obligations on concessionaires to make fixed telephone services universally available throughout the country. As a result, the Debtors were required to make heavy investments in certain rural regions with low population densities and populations with lower incomes. Such investments have yielded low returns on investments. By way of example, as a result of this regulatory regime, the Debtors operate approximately 641,000 public telephones across Brazil (with the exception of São Paulo), at an annual cost of approximately R$180,000,000.00. Such public telephones generated R$2,700,000.00 in 2016 (even after a 90% reduction in the supply of Oi public telephones between 2009 and 2016).

In recent years, in light of the financial condition of the Brazilian economy and the Debtors’ heavy concentration of operations in Brazil, the Debtors’ cost of capital was considerably higher than that of its direct competitors, who are international players, which contributed to the deterioration of the Debtors’ financial situation. Further, the Brazilian economic downturn has reduced consumer spending in Brazil, directly impacting the Debtors’ performance. Moreover, the denomination of the Debtors’ cash flows are heavily concentrated in Brazilian reais, which has suffered a steep decline during the recent economic crisis and political instability in Brazil, making service of debt denominated in other currencies more burdensome.

Among other reasons, as a result of the foregoing, the Debtors requested their Judicial Reorganization.

Reasons for the Joint RJ Plan

The entities under Oi’s common control are economically and operationally interconnected, as these companies engage in interdependent and complementary activities and services and their funds are managed for the common interest of the entire group. The corporate group’s managerial, administrative, and financial decisions are made at the direction of the controlling parent company, Oi, for the benefit of the common enterprise, and its internal and corporate processes and organization are integrated and fully unified.

In addition, the Debtors are economically and financially interdependent by virtue of related intercompany agreements, guarantees, and obligations. Examples of this interconnectedness include: (i) the issuance of Bonds in the international market by PTIF and Oi Coop, which Oi has guaranteed, as well as the issuance of Bonds by Oi with guarantees from Telemar; and (ii) the issuance of CRIs by Copart 4 and Copart 5, backed by receivables corresponding to the rent amounts of real estates leased to Oi and Telemar, with Oi as principal lessee and Telemar as guarantor.

From a commercial and operational point of view, Oi, Telemar, and Móvel share the same physical and logistics infrastructure, including “multi-service” networks through which communications and data related to the corporate group’s different concessions travel (fixed and mobile telephony, internet, and TV signal). This consolidated business model enables the group to offer and sell several integrated package plans of converging services under the single “Oi” brand, which encourages user loyalty, reduces the rate of discontinuation of consumer services, and improves the Debtors’ overall competitive position in the telecommunication sector. Therefore, many of the group’s operating assets are utilized by multiple operating entities, making it unfeasible for the Debtors to effectively operate independently.

For the foregoing and other reasons, the Judicial Reorganization Court determined that the Debtors’ restructuring must necessarily be a joint and consolidated one.

Economic, Financial, and Operational Feasibility

Notwithstanding the difficulties that gave rise to their request for Judicial Reorganization, the Debtors’ financial difficulties are temporary, and the Debtors believe they are now likely well-positioned for a full recovery.

The Debtors’ profitability has improved, with operations generating in 2016 gross revenue of R$45,000,000,000 and net revenue of approximately R$26,000,000,000. Recently, the Debtors have seen: (i) an increase in the sale of new “Oi Total” plans; (ii) a significant increase in RGUs; (iii) an increase in operational efficiency; and (iv) a reduction in service cancellations by consumers.

Moreover, the Debtors are in advanced discussions with ANATEL and the Ministry of Communications regarding certain regulatory changes, which are expected to assist in their recovery following emergence from the Judicial Reorganization. These regulatory changes are expected to include a shift from a concession-based to an authorization-based regime, as well as a change in the legal status of certain assets in which the government currently has reversionary ownership interests. Regulatory changes are also expected to release the Debtors from many of the burdensome obligations imposed by the concessions currently in place, which will allow the Debtors to be more competitive in the telecommunications sector. Legislative bills regarding these expected regulatory changes are already in progress.

In addition, the Debtors filed in the Judicial Reorganization (A) an appraisal of the Debtors’ assets (the “Appraisal”) and (B) a feasibility report analyzing the Debtors’ turnaround strategy and business plan under the RJ Plan (the “Feasibility Report” and, together with the Appraisal, the “Required Plan Reports”). The Appraisal provided an analysis of the going concern and forced liquidation value of the Debtors’ assets and the Feasibility Report provided analysis of the Debtors’ business and recovery prospects under the RJ Plan.

PART VII

THE DEBTORS’ RESTRUCTURING PROCEEDINGS AND OTHER PENDING MATERIAL LITIGATION

The Judicial Reorganization

On the Petition Date, the Debtors duly requested their Judicial Reorganization pursuant to the Brazilian Bankruptcy Law by filing a joint voluntary bankruptcy petition in the Judicial Reorganization Court to restructure their approximately R$65 billion in debt—the largest restructuring case in Brazil’s history. The Debtors were formally accepted into the Judicial Reorganization by a decision of the Judicial Reorganization Court on June 29, 2016.

In compliance with requirements of the Brazilian Bankruptcy Law, the Judicial Administrator has been presenting monthly financial and economic reports pertaining to the activities of the Debtors as well as updates on the RJ Proceeding itself.

The Debtors filed the first Creditors’ list, which was published in the Brazilian Official Gazette on September 20, 2016. Creditors had 15 Rio Business Days to object to this list. Following review of all objections and completion of necessary revisions, the Judicial Administrator published the second Creditors’ list on May 29, 2017.

As explained previously in Part I hereof, the RJ Plan was approved by Creditors at the GCM on December 19 and 20, 2017 and was confirmed by the Judicial Reorganization Court on January 26, 2018.

As further detailed below, in parallel with the RJ Proceeding, the financing entities Oi Coop and PTIF entered Dutch insolvency proceedings in which Dutch Trustees were appointed under Dutch insolvency law. On November 6, 2017, the Dutch Trustees jointly filed an appeal against a decision of the Judicial Reorganization Court that denied the recognition of their right to be heard and to vote Oi Coop and PTIF’s intercompany claims against Oi and Móvel in the GCM. On November 9, 2017, the Brazilian Court of Justice of the State of Rio de Janeiro (the “Brazilian Court of Appeals”) rendered a decision granting the provisional relief requested to ensure their rights to be heard and to cast votes separately, but this decision was subsequently revoked by the Brazilian Court of Appeals on December 1, 2017. The appeal is now pending final judgement.

On October 4, 2016, the Judicial Reorganization Court rendered a decision recognizing that the Bondholders have a right to individualize their Bondholder Credits and to vote in the GCM, but the indenture trustees have the right to vote on behalf of those Bondholders that do not individualize their Bondholder Credits for this purpose (“Indenture Trustee Voting Decision”). The Indenture Trustee Voting Decision was appealed by the Debtors on November 7, 2016. The effects of the Indenture Trustee Voting Decision were not stayed by the Brazilian Court of Appeals, and on October 31, 2017, the Brazilian Court of Appeals denied the appeal filed by the Debtors, confirming the Indenture Trustee Voting Decision to allow the indenture trustees to represent and cast votes on behalf of Bondholders that had not individualized their Bondholder Credits in the GCM. The Debtors filed a motion for clarification against the decision of the Brazilian Court of Appeals, which remains pending.

On August 21, 2017, the Judicial Reorganization Court granted substantive consolidation of the Debtors in the RJ Proceeding (the “Substantive Consolidation Decision”), effectively pooling the assets and liabilities of the Debtors for purposes of distributions to Creditors under the RJ Plan and the Creditors for purposes of voting on the Debtors’ plan of reorganization. The Substantive Consolidation Decision was appealed by a number of Creditors and by the Dutch Trustees, and on September 22, 2017, the Brazilian Court of Appeals rendered preliminary decisions staying the effects of the Substantive Consolidation Decision, ruling that (i) the Judicial Administrator shall present segregated lists of Creditors for each of the Debtors and provide any relevant information to adequately assess each of the Debtors independently, and (ii) the GCM shall hold a vote on the issue of substantive consolidation separately from a vote on the Debtors’ plan of reorganization itself. The Brazilian Court of Appeals ruled that the Creditors’ vote would determine whether to substantively consolidate the Debtors unless the Brazilian Court of Appeals rules otherwise in the trial of the appeals.

Following a series of postponements and earlier calls of the GCM, on November 29, 2017, the Judicial Reorganization Court issued a decision scheduling the GCM for December 19, 2017 (to continue on December 20, 2017, if needed) on first call, and for February 1, 2018 (to continue on February 2, 2018, if needed) on second call. The public summoning notice regarding this new date for the GCM was published in the Brazilian Official Gazette on December 1, 2017.

The first call of the GCM took place on December 19, 2017. Under Brazilian Bankruptcy Law, the general meeting of creditors can only be assembled for a plan vote on first call if it is attended by a quorum of creditors holding more than 50% of the total allowed claims in each of the four classes of creditors.

The GCM was attended by (1) 83.02% of the Creditors holding 92.28% of the claims of Class I (Labor Creditors), (2) 100% of the Creditors of Class II (Secured Creditors), (3) 59.95% of the Creditors holding 98.57% of the claims of Class III (Unsecured Creditors), and (4) 51.58% of the Creditors holding 59.04% of the claims of Class IV (Unsecured Creditors holding ME/EPP Credits). Thus, the quorum requirements for the GCM to be assembled in first call were satisfied.

Voting on substantive consolidation was separately conducted at the GCM prior to the voting of the RJ Plan in accordance with the guidelines established by the Brazilian Court of Appeals.

Substantive consolidation of the Debtors was approved by holders of (i) 99.5% of the claims of Oi present and voting in the GCM; (ii) 96.90% of the claims of Móvel present and voting; (iii) 99.88% of the claims of Telemar present and voting; (iv) 97.98% of the claims of Oi Coop present and voting; (v) 99.89% of the claims of PTIF present and voting; (vi) 100% of the claims of Copart 4 present and voting; and (vii) 100% of the claims of Copart 5 present and voting. Thus, these voting results easily surpassed the simple majority required to approve substantive consolidation of the Debtors.

The RJ Plan was approved as follows by the Creditors present at the GCM: (i) 100% of the Creditors holding 100% of the claims of Class I; (ii) 100% of the Creditors holding 100% of the claims of Class II; (iii) 99.56% of the Creditors holding 72.17% of the claims of Class III; and (iv) 99.8% of the Creditors holding 99.74% of the claims of Class IV. Thus, the majority voting requirements of the Brazilian Bankruptcy Law were overwhelmingly satisfied by each class of Creditors, and the RJ Plan was approved.

All Creditors had the opportunity to approve or reject the RJ Plan, or abstain from voting. Pursuant to the Indenture Trustee Voting Decision, the indenture trustees were allowed to represent and cast votes on behalf of absent Bondholders that had not individualized their Bondholder Credits. However, both indenture trustees chose to abstain from voting on behalf of such Bondholders.

Under the Brazilian Bankruptcy Law, the judicial confirmation of the RJ Plan is considered to occur on the date of publication of the Confirmation Order, which occurred on February 5, 2018, provided that no stay or appeal of the Confirmation Order results in a change of the Confirmation Date. Parties in interest have until the Appeals Deadline to appeal the Confirmation Order. Absent any appeals, the Confirmation Order will then become final and binding on all parties in interest.

In the event that any appeal is filed, the appellant may seek a stay on the effectiveness of the Confirmation Order, which if granted, will stay implementation of the RJ Plan for a period of time until the appeal is resolved. In the event that any appeal is granted by the appellate court, unless overturned, the Confirmation Order will be considered effective on the date on which the eventual appellate court’s decision, or that of a higher court (if further appeals of the appellate court’s decision are made), is published in such court’s official gazette.

The Chapter 15 Proceeding

On June 21, 2016, the day after requesting the Judicial Reorganization, Mr. Ojas N. Shah, in his then-capacity as the foreign representative for the Judicial Reorganization of each of Oi, Telemar, Móvel and Oi Coop (the “Chapter 15 Debtors”), petitioned for commencement of chapter 15 cases (the “Chapter 15 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Chapter 15 Court”), seeking recognition of the RJ Proceeding as the foreign main proceeding of each of the Chapter 15 Debtors.

On July 21, 2016, the Chapter 15 Court held a hearing with respect to the Chapter 15 Debtors petition for recognition of the RJ Proceeding and did not receive any objections to such petition. On July 22, 2016, the Chapter 15 Court granted recognition of the RJ Proceeding as the foreign main proceeding in respect of each of the Chapter 15 Debtors (the “Recognition Order”).

Following affirmation of the Dutch Conversion Decisions by the Dutch Supreme Court (as further described below and in each case as defined herein), Mr. J.R. Berkenbosch (“Mr. Berkenbosch”) in his capacity as Dutch Trustee for the Dutch bankruptcy estate of Oi Coop filed with the Chapter 15 Court a motion seeking modification or termination of the Recognition Order in respect of Oi Coop and filed a competing petition for recognition of the Dutch Bankruptcy Proceeding (as defined herein) in respect of Oi Coop as the foreign main proceeding for purposes of U.S. law. On December 4, 2017, the Chapter 15 Court, by written opinion (the “Competing Chapter 15 Denial Decision”), denied Mr. Berkenbosch’s motion and petition in its entirety and entered an order (the “Competing Chapter 15 Denial Order”) to that effect on December 26, 2017. As such, the Recognition Order remains in place with respect to the Judicial Reorganization in respect of each of the Chapter 15 Debtors, including Oi Coop.

On January 8, 2018, Mr. Berkenbosch filed a notice of appeal with the Chapter 15 Court indicating his intention to appeal the Competing Chapter 15 Denial Decision and the Competing Chapter 15 Denial Order. On January 9, 2018, the IBC (as defined herein) also filed a notice of appeal indicating its intention to appeal the Competing Chapter 15 Denial Decision and the Competing Chapter 15 Denial Order. Neither Mr. Berkenbosch nor the IBC has sought a stay of the Competing Chapter 15 Denial Decision or the Competing Chapter 15 Denial Order as of the date of the Original Statement. As such, the Recognition Order remains in full force and effect with respect to the Judicial Reorganization in respect of each of the Chapter 15 Debtors, including Oi Coop, and nothing by virtue of these filings of notices of appeal prevent, hinder or otherwise impair the Debtors’ ability to implement the RJ Plan.

Also on January 9, 2018, Aurelius Capital Management (“Aurelius”) filed a motion for rehearing, reconsideration, modification and/or vacatur of the Competing Chapter 15 Denial Decision seeking, in summary, modification or vacatur of certain findings of fact and conclusions of law contained in Section F(3) of the Competing Chapter 15 Denial Decision. Such motion has not been set for hearing as of the date of the original Statement.

The Dutch Bankruptcy Proceedings

On June 27, 2016, Syzygy Capital Management, LTD. (“Syzygy”), an affiliate of Aurelius, filed an involuntary bankruptcy petition against Oi Coop (the “Syzygy Dutch Involuntary Petition”) before the District Court of Amsterdam (the “Dutch District Court”) requesting that the Dutch District Court (i) “declare [Oi] Coop in a state of bankruptcy,” (ii) declare the bankruptcy of Oi Coop a “main insolvency proceeding in the meaning of article 3(1) of the European Insolvency Regulation (EC no. 1346/2000),” and (iii) order that Oi Coop pay the costs of the Syzygy Dutch Involuntary Petition.

On July 8, 2016, Loomis Sayles Strategic Income Fund also filed a petition for the involuntary bankruptcy of Oi Coop in the Dutch District Court (the “Loomis Dutch Involuntary Petition”) requesting that the Dutch District Court (i) order the bankruptcy of Oi Coop, (ii) direct that Oi Coop’s bankruptcy “concerns insolvency proceeding as referred to in Article 3.1 of the EU Regulation,” and (iii) order that Oi Coop pay the costs of the Loomis Dutch Involuntary Petition.

On July 11, 2016, a group of Italian Bondholders also filed an involuntary bankruptcy petition against Oi Coop (the “Third Dutch Involuntary Petition”) in the Dutch District Court. Among other things, the Bondholders requested that the Dutch District Court declare the bankruptcy of Oi Coop.

On July 15, 2016, another group of Bondholders residing in Italy and England filed an involuntary bankruptcy petition against Oi Coop (the “Fourth Dutch Involuntary Petition” and, together with the Loomis Dutch Involuntary Petition, the Syzygy Dutch Involuntary Petition and the Third Dutch Involuntary Petition, the “Dutch Oi Coop Involuntary Petitions”) in the Dutch District Court. Among other things, these Bondholders similarly requested that the Dutch District Court declare the bankruptcy of Oi Coop.

In light of the Dutch Oi Coop Involuntary Petitions and risk posed thereby to the Judicial Reorganization, on August 9, 2016 Oi Coop filed with the Dutch District Court a petition (the “Oi Coop SoP Petition”) for a suspension of payments proceeding (the “Oi Coop Suspension of Payments”), a Dutch insolvency proceeding aimed at facilitating the reorganization, rather than the liquidation, of an insolvent debtor by imposing a temporary stay against creditor actions.

On August 9, 2016, the Dutch District Court granted the Oi Coop SoP Petition and opened the Oi Coop Suspension of Payments, thereby triggering a moratorium on certain actions against Oi Coop in the Netherlands, including the Dutch Oi Coop Involuntary Petitions. The Dutch District Court also appointed Mr. Berkenbosch as administrator and Mr. W.F. Korthals Altes as supervisory judge for the Oi Coop Suspension of Payments, and set May 18, 2017 as the date on which Oi Coop’s creditors would vote on its Composition Plan.

On August 22, 2016, Citicorp Trustee Company Limited (“Citicorp”), the trustee in respect of the 2017 5.242% U.K. Notes, to which PTIF is currently the issuer, purportedly acting at the direction of the requisite majority of the holders of these Bonds, filed a petition for the involuntary bankruptcy of PTIF in the Dutch District Court (the “Citicorp Dutch Involuntary Petition”) requesting that the Dutch District Court (i) order the bankruptcy of PTIF, (ii) direct that PTIF´s bankruptcy “concerns insolvency proceeding as referred to in Article 3.1 of the EU Regulation,” and (iii) order that PTIF pay the costs of the Citicorp Dutch Involuntary Petition.

On September 30, 2016, PTIF filed with the Dutch District Court a petition (the “PTIF SoP Petition”) for a suspension of payments proceeding (the “PTIF Suspension of Payments”).

On October 3, 2016, the Dutch District Court granted the PTIF SoP Petition and opened the PTIF Suspension of Payments, thereby triggering a moratorium on certain actions against PTIF in the Netherlands, including the Citicorp Dutch Involuntary Petition. The Dutch District Court appointed Mr. J.L.M. Groenewegen as administrator and Ms. M.J.E. Geradts as supervisory judge for the PTIF Suspension of Payments, and set May 18, 2017 as the date on which PTIF’s creditors would vote on its Composition Plan.

On December 1, 2016, however, both Mr. Berkenbosch for Oi Coop and Mr. Groenewegen for PTIF filed a petition with the Dutch District Court requesting that the Oi Coop Suspension of Payments and the PTIF Suspension of Payments, respectively, be withdrawn and advising the Dutch District Court to declare Oi Coop and PTIF bankrupt (such request by Mr. Berkenbosch, the “Berkenbosch Request,” and such request by Mr. Groenewegen, the “Groenewegen Request” and together, the “Administrators Requests”).

Subsequently, on December 23, 2016, a group of creditors in the Netherlands, referring to themselves as the “International Bondholder Group” (the “IBC”), filed a similar petition for Oi Coop with the Dutch District Court requesting that the Oi Coop Suspension of Payments proceeding be withdrawn and Oi Coop be declared bankrupt (the “IBC Request”). The members of the IBC at the time of the IBC Request included Citadel Equity Fund LTD., Trinity Investments Designated Activity Company, York Global Finance Fund L.P. and Syzygy, and purported to collectively hold approximately $1.5 billion of the Debtors’ debt. In their request, the group relied on many of the same arguments set forth in the Berkenbosch Request.

On January 4, 2017, Citicorp filed a petition with the Dutch District Court requesting that the PTIF Suspension of Payments proceeding be withdrawn and PTIF be declared bankrupt (the “Citicorp Request” and, together with the Administrators Requests, and the IBC Request, the “Dutch Bankruptcy Requests”). In its request, Citicorp relied principally on similar arguments set forth in the Groenewegen Request.

Following hearings to consider the matters on January 12, 2017, the Dutch District Court on February 2, 2017 rendered decisions denying each of the Dutch Bankruptcy Requests.

On February 10, 2017, the IBC and Citicorp appealed the Dutch District Court’s decisions denying their respective Dutch Bankruptcy Requests, respectively (the “IBC Appeal” and the “Citicorp Appeal”, and together, the “Dutch Creditors Appeals”).

On April 19, 2017, the Dutch Court of Appeals (the “Dutch Court of Appeals”) granted the Dutch Creditors Appeals, overturning the Dutch District Court decisions and ordering that the suspension of payments proceedings in respect of PTIF and Oi Coop be converted into Dutch bankruptcy proceedings (the “Dutch Conversion Decisions” and such proceedings post-conversion, the “Dutch Bankruptcy Proceedings”). The Dutch Court of Appeals further appointed Mr. Berkenbosch as Oi Coop’s bankruptcy trustee (the “Oi Coop Trustee”) in the Netherlands, and Mr. Groenewegen as PTIF’s bankruptcy trustee (the “PTIF Trustee” and, together with the Oi Coop Trustee, the “Dutch Trustees”) in the Netherlands. On July 7, 2017, upon certain appeals of the Dutch Conversion Decisions, the Dutch Supreme Court (the “Dutch Supreme Court”) issued its decision affirming the Dutch Conversion Decisions.

The Dutch Avoidance Proceedings

On May 30, 2017, the Oi Coop Trustee, on behalf of the Dutch bankruptcy estate of Oi Coop, commenced a Dutch Pauliana action against Oi and Móvel in the Dutch District Court (the “Avoidance Proceedings”) seeking repayment of and damages in relation to several intercompany loans.

On July 26, 2017, Brookfield Credit Opportunities Master Fund, L.P. (“Brookfield”) and GoldenTree Master Fund Ltd. (“GoldenTree”), in their capacity as creditors of Oi Coop and parties-in-interest, filed a request to join the Avoidance Proceedings on the side of Oi and Móvel. The Avoidance Proceedings remain pending as of the date of the Original Statement.

On August 16, 2017 and August 23, 2017, Oi and Móvel respectively filed a motion contesting jurisdiction of the Dutch Courts to hear the claims of the Coop Trustee asserted in the Avoidance Proceedings, which motion remains pending as of the date of the Original Statement.

Capricorn Litigation Proceedings

On March 16, 2016, Capricorn Capital Ltd. (“Capricorn”) commenced actions against Oi, Móvel, Oi Coop, PTIF, Flavio Nicolay Guimarães, Trust International Management (T.I.M.) B.V., Wilhelmus Joseph Langeveld, Bayard de Paoli Gontijo, Johannes Petrus Vincentius Gerardus Visser, Marco Norci Schroeder, Cristina Mocellin, and Arthur Jose Lavatori Correa (the “Dutch Capricorn Proceedings”). Capricorn seeks a judgment concerning the avoidance of the PTIF Loan made to Oi Coop. Furthermore, Capricorn seeks to hold PTIF, Oi Coop and Oi, as well as the individual (former) board members involved, liable for its damage (currently unliquidated in amount) suffered as a consequence of transactions that (allegedly) led to the prejudice of Capricorn’s interests and is seeking a declaratory judgment to this effect.

On March 30, 2016, Capricorn commenced interim relief proceedings (kort geding) in which Capricorn demanded by way of an injunction that Oi Coop be forbidden to on-lend monies to any member of the Debtors as long as Oi Coop has any outstanding obligations under the PTIF Loan. The Dutch District Court denied Capricorn’s injunction on May 2, 2016. This decision was affirmed by the Dutch Court of Appeals on July 19, 2016.

The Dutch Capricorn Proceedings and other related actions remain pending as of date of the Original Statement. On November 14, 2017, the Dutch District Court held a hearing in the Dutch Capricorn Proceedings. The Dutch District Court set a date for an interim judgment on March 7, 2018.

The English Recognition Proceedings

On June 23, 2016, the High Court of England and Wales granted orders (each, an “English Recognition Order,” and together the “English Recognition Orders”) recognizing the RJ Proceeding as a “foreign main proceeding” under the Cross-Border Insolvency Regulations 2006, which implements the UNCITRAL Model Law in Great Britain, in relation to each of the Debtors Oi, Móvel, and Telemar (such proceedings in the High Court of England and Wales, the “English Proceedings”).

Each of the English Recognition Orders:

•	stayed the commencement or continuation of individual actions or individual proceedings concerning the relevant Debtors’ assets, rights, obligations or liabilities;

•	stayed execution against the relevant Debtors’ assets; and

•	suspended the rights of the relevant Debtors to transfer, encumber or otherwise dispose of their assets.

On July 28, 2016, the English Recognition Order granted in respect of Móvel was partially modified to lift the suspension on its rights to transfer, encumber or otherwise dispose of its assets.

Portuguese Recognition Proceedings

In order to safeguard the Debtors’ rights, Oi, Telemar and, later, Móvel requested the Judicial Court of the Region of Lisbon (the “Portuguese Court”) to recognize the RJ Proceeding in Portugal in relation to Oi and Telemar on November 18, 2016, and subsequently in relation to Móvel on July 11, 2017 (such proceedings in the Portuguese Court, the “Portuguese Proceedings”).

The Portuguese Proceedings were requested under the Portuguese Insolvency and Corporate Recovery Code and the Portuguese Court issued judgments granting recognition on March 6, 2017 in relation to OI and Telemar and August 11, 2017 in relation to Móvel.

Cayman Islands Proceedings

On November 9, 2017, an originating summons (the “Originating Summons”) was issued and served by Oi, Móvel and Ms. Margot MacInnis, the foreign representative of Oi and Móvel (together, the “Plaintiffs”), on Capricorn in the Cayman Islands (the “Cayman Proceedings”).

The relief sought in the Cayman Proceedings seeks to prevent Capricorn from commencing or continuing legal proceedings against Oi and Móvel or indirectly doing so by causing, procuring, funding or financing any third party bringing such proceeding on the basis of s.241(1)(b) of the Cayman Companies Law (2016 Revision). Further or in the alternative, an injunction was sought on the basis of the no-action clause (clause 9(B)) of the Trust Deed to restrain Capricorn from continuing or pursuing proceedings against Oi in the Netherlands or indirectly doing so by causing, procuring, funding or financing any third party bringing such proceeding. The Originating Summons was subsequently ordered to be listed for a hearing on February 26, 2018.

PART VIII

DETAILED OVERVIEW OF CERTAIN KEY TERMS OF THE RJ PLAN

A copy of the RJ Plan is attached hereto as Exhibit A (and a certified translation thereof from Portuguese to English is attached hereto as Exhibit B) and forms part of this Statement. The detailed overview of certain key terms of the RJ Plan set forth below is qualified in its entirety by reference to the full text of the original Portuguese version of the RJ Plan and the Exhibits attached thereto, and holders of Pre-Petition Credits against the Debtors should not interpret the contents of this Statement as modifying any of the substantive or economic provisions of the original Portuguese version of the RJ Plan, which shall always control; provided that the foregoing statement shall not in any way be construed as limiting the rights of the Debtors under Section 11.1.1 of the RJ Plan to take any and all appropriate or required actions consistent with the RJ Plan and applicable law to implement the RJ Plan. Bondholders are strongly urged to read the RJ Plan and the Exhibits thereto in their entirety so that they can make an informed judgment regarding a Recovery Election.

Credit Restructuring of Other Creditors

The Credits held by Creditors (other than Bondholders) against the Debtors shall be treated under the RJ Plan as follows:

Labor Credits

Except as otherwise provided in and subject to the terms of the RJ Plan, Labor Creditors (other than Fundação Atlântico) will be paid in full following the end of a grace period ending 180 days from the Confirmation Date, in five equal and successive monthly installments, with the first installment maturing on the last Rio Business Day of the aforementioned grace period; provided that such Labor Creditors’ Labor Credits are undisputed on the date of the first scheduled payment installment as set forth in Section 4.1 of the RJ Plan.

Labor Creditors whose Labor Credits are disputed as set forth in Section 4.1 of the RJ Plan will be paid in accordance with Section 4.1.1 of the RJ Plan.

Labor Credits held by Fundação Atlântico de Seguridade Social (“Fundação Atlântico”) will be paid in full, with payments of principal beginning after the end of a grace period ending five years from the Confirmation Date, in 6 equal and successive yearly installments of the amount of principal, with the first installment maturing on the last Rio Business Day of the aforementioned grace period. Fundação Atlântico’s recovery will also include an interest and inflation adjustment at the rate of INPC + five percent (5.5%) per year, which will accrue and be paid in the manner set forth in Section 4.1.3 of the RJ Plan.

Secured Credits

Except as otherwise provided in and subject to the terms of the RJ Plan, Secured Creditors will be paid in full, with payments of principal beginning after the end of a grace period ending 72 months from the Confirmation Date, in 180 monthly and successive installments of the amount of principal in accordance with the payment schedule set forth in Section 4.2.2 of the RJ Plan, with the first installment maturing on the 15th day of the 73rd month following the Confirmation Date. Secured Creditors’ recovery will also include interest at the rate of TJLP + 2.946372%, which will accrue and be paid in the manner set forth in Section 4.2.3 of the RJ Plan.

Unsecured Credits (Other than Bondholder Credits)

Unsecured Creditors (other than Bondholders), are classified into the following categories: (1) Creditors (a) that are small businesses holding ME/EPP Credits (i.e., Class IV Pre-Petition Credits) (“ME/EPP Creditors”) or (b) that are Class III Creditors other than Bondholders, Strategic Supplier Creditors and Regulatory Agencies Pre-Petition Creditors (as defined herein) (together with the ME/EPP Creditors, “General Unsecured Creditors”) , (2) Creditors that are regulatory agencies holding Regulatory Agencies Pre-Petition Credits (including those of ANATEL) (“Regulatory Agencies Pre-Petition Creditors”), (3) Strategic Supplier Creditors and (4) ME/EPP Creditors and Class III Creditors whose Credits are secured by Court Deposits. Except as otherwise provided in and subject to the terms of the RJ Plan, the Unsecured Creditors in the aforementioned categories can choose among different payment options depending on their respective classification. Unsecured Creditors that do not make a selection or, for whatever reason, do not fall into one of these aforementioned categories or otherwise are not eligible to receive payment under another method, will receive the Default Recovery (described in more detail below).

General Unsecured Credits

Except as otherwise provided in and subject to the terms of the RJ Plan, General Unsecured Creditors holding ME/EPP Credits or Class III Credits (together, the “General Unsecured Credits”) have the option of recovering their claims under a linear payment option or under one of two different restructuring options.

General Unsecured Creditors holding an aggregate amount of General Unsecured Credits of R$1,000 or less who elect the linear payment option through an electronic platform developed by request of Oi at www.recjud.com.br (the “General Electronic Platform”) will be paid in full (limited to the amount set forth on the creditors’ list of the Judicial Administrator) within 20 Rio Business Days from the Confirmation Date (or the entry of a Required Foreign Order in the Creditor’s jurisdiction, as applicable), in a single installment. General Unsecured Creditors holding an aggregate amount of General Unsecured Credits of more than R$1,000 may also elect the linear payment option (through the General Electronic Platform), in which case such General Unsecured Creditors will have agreed to accept and will be paid R$1,000 as full payment for their General Unsecured Credits within 20 Rio Business Days from the deadline for Creditors to choose a recovery option through the General Electronic Platform (the “General Creditors Option Deadline”).

General Unsecured Creditors holding General Unsecured Credits (regardless of the amount), may also elect to have their General Unsecured Credits (through the General Electronic Platform) restructured according to Restructuring Option I or Restructuring Option II.

Except as otherwise provided in and subject to the terms of the RJ Plan, General Unsecured Creditors holding General Unsecured Credits who elect Restructuring Option I (through the General Electronic Platform), will have their General Unsecured Credits restructured on a pro rata basis, provided that the total amount of all General Unsecured Credits that may be restructured in connection with Restructuring Option I shall be limited to (a) R$10,000,000,000.00 for General Unsecured Credits originally denominated in Brazilian reais, and (b) US$1,150,000,000.00 for General Unsecured Credits originally denominated in US dollars, and in the event that such limits are reached, the amounts that such General Unsecured Creditors that elect Restructuring Option I shall receive shall be ratably reduced to ensure that such limits are not exceeded, and the remaining balances of such General Unsecured Credits will automatically be allocated to be paid pursuant to the Default Recovery. Subject to the foregoing, (1) payments of the amount of principal will begin after the end of a grace period ending 60 months from the Confirmation Date, in 24 semi-annual and successive installments in accordance with the payment schedule set forth in Section 4.3.1.2 of the RJ Plan, with the first installment maturing on the 25th day of the 66th month following the Confirmation Date, and (2) payments of interest at the annual rate of 80% of the CDI for General Unsecured Credits originally denominated in Brazilian reais and 1.75% per year for General Unsecured Credits originally denominated in US dollars, which will accrue and be paid in the manner set forth in Section 4.3.1.2 of the RJ Plan.

Please note that, in respect of the aforementioned recoveries under Restructuring Option I, the portion of the applicable General Unsecured Credits that is denominated in Brazilian reais will be restructured, no later than 6 months from the Confirmation Date, under the terms and conditions provided for in Exhibit 4.3.1.2(b) to the RJ Plan, and the portion of the applicable General Unsecured Credits that is denominated in US dollars will, at the option of each General Unsecured Creditor that elects Restructuring Option I, be restructured: (i) according to the terms and conditions for in Exhibit 4.3.1.2(a1) of the RJ Plan, (ii) through private debentures under the terms and conditions provided for in Exhibit 4.3.1.2(a2), or (iii) through public debentures under the terms and conditions provided for in Exhibit 4.3.1.2(a2).

Except as otherwise provided in and subject to the terms of the RJ Plan, General Unsecured Creditors holding General Unsecured Credits who elect Restructuring Option II (through the General Electronic Platform), will have their General Unsecured Credits restructured, no later than 6 months from the Confirmation Date, on a pro rata basis, provided that the total amount of all General Unsecured Credits that may be restructured in connection with Restructuring Option II shall be limited to the amount of General Unsecured Credits equal to US$850,000,000.00, and in the event that such limit is reached, the amounts that such General Unsecured Creditors that elect Restructuring Option II shall receive shall be ratably reduced to ensure that such limit and not exceeded, and the remaining balances of such General Unsecured Credits will automatically be allocated to the Default Recovery. Subject to the foregoing, (1) payments of the amount of principal will begin after the end of a grace period ending 60 months from the Confirmation Date, in 24 semi-annual and successive installments in accordance with the payment schedule set forth in Section 4.3.1.3 of the RJ Plan, with the first installment due on the 25th day of the 66th month following the Confirmation Date, and (2) payments of interest at the rate of 1.25% per year, which will accrue and be paid in the manner set forth in Section 4.3.1.3 of the RJ Plan. Interest will accrue at 1.25% per year, with 10% of the interest accrued for the first 6 years being paid biannually, and the remainder of the interest accrued being paid 60 months from the Confirmation Date.

Regulatory Agencies Pre-Petition Credits

Except as otherwise provided in and subject to the terms of the RJ Plan, Regulatory Agencies Pre-Petition Creditors (including ANATEL) who elects the recovery option under Section 4.3.4 of the RJ Plan (through the General Electronic Platform), will have their Regulatory Agencies Pre-Petition Credits that are registered as overdue federal tax liability (“Liquidated Regulatory Agencies Pre-Petition Credits”) novated by operation of the RJ Plan and settled, with payments beginning after the end of a grace period on June 30, 2018, in 240 monthly installments in accordance with the payment schedule set forth in Section 4.3.4 of the RJ Plan, as follows:

•	The first installment shall be paid using the Court Deposits to secure such Credits, and each subsequent installment shall be paid in the same manner until the month in which the amount of Court Deposits is insufficient to the pay the amount of such installment in full, in which case the installment for such month and all remaining months shall be paid in cash;

•	Beginning with the second installment, an interest adjustment shall be made at the SELIC rate, which will accrue and be paid in the manner set forth in Section 4.3.4 of the RJ Plan; and

•	The Regulatory Agencies Pre-Petition Creditors’ recovery with respect to Liquidated Regulatory Agencies Pre-Petition Credits will be subject to the following discounts: (i) 50% in default interest and (ii) 25% in late payment penalties;

provided, that the Regulatory Agencies Pre-Petition Credits held by such Regulatory Agencies Pre-Petition Creditors that are not registered as overdue federal tax liability (“Non-Liquidated Regulatory Agencies Pre-Petition Credits”) shall, if and when settled by a final decision not subject to appeal, be paid in accordance with the Default Recovery.

Notwithstanding the foregoing, in the event that any legal rule is adopted which provides for an alternative means to settle the Liquidated or Non-Liquidated Regulatory Agencies Pre-Petition Credits, the Debtors are permitted to adopt such alternative means, subject to the terms and conditions set forth in Oi’s Bylaws.

Credits of Strategic Supplier Creditors

Except as otherwise provided in and subject to the terms of the RJ Plan, each Strategic Supplier Creditor holding an aggregate amount of Unsecured Credits of R$150,000.00 or less who elects the recovery option under Section 4.3.5 of the RJ Plan (through the General Electronic Platform) will be paid in full (subject to any limitations set forth in the RJ Plan) within 20 Rio Business Days from the from the end of the General Creditors Option Deadline, in one single installment.

Except as otherwise provided in and subject to the terms of the RJ Plan, each Strategic Supplier Creditor holding an aggregate amount of Unsecured Credits of more than R$150,000.00 who elects the recovery option under Section 4.3.5 of the RJ Plan (through the General Electronic Platform) will, subject to any limitations on amounts set forth in the RJ Plan, (i) be paid in full with respect to the first R$150,000.00 of Unsecured Credits held by such Strategic Supplier Creditor within 20 Rio Business Days from the from the end of the General Creditors Option Deadline, in one single installment, and (ii) receive a 90% recovery with respect to the remaining balance of the Unsecured Credits of such Strategic Supplier Creditor above R$150,000.00, plus interest at the Brazilian TR rate plus 0.5% per year in the case of Unsecured Credits denominated in reais and 0.5% per year in the case of Unsecured Credits denominated in US dollars or euros, which will accrue and be paid in the manner set forth in Section 4.3.5.2 of the RJ Plan, and such amounts will be paid in 4 equal and successive annual installments, with the first payment maturing on the last Rio Business Day of the first year following the end of the General Creditors Option Deadline.

Credits Secured by Court Deposits

Except as otherwise provided in and subject to the terms of the RJ Plan, (i) ME/EPP Creditors whose ME/EPP Credits are secured by Court Deposits will be paid in full in accordance with Section 4.3.2 of the RJ Plan, and (ii) Class III Creditors whose Class III Credits are secured by Court Deposits will be paid in full with respect to the first R$1,000 of their Class III Credits and will be paid according to the following proportions with respect to the remaining balances of their Class III Credits (as applicable): (a) 85% of their Class III Credits will be paid for amounts ranging from R$1,001 to R$5,000; (b) 80% of their Class III Credits will be paid for amounts ranging from R$5,001 to R$10,000; (c) 70% of the of their Class III Credits will be paid for amounts ranging from R$10,001 to R$150,000; and (d) 50% of their Class III Credits will be paid for all amounts above R$150,000. Such ME/EPP Credits and Class III Credits will be paid from Court Deposits subject to the foregoing limits by range of claim value. In the event that the Court Deposits are insufficient to pay such claims in accordance with Section 4.3.2 of the RJ Plan, such ME/EPP Creditors and/or Class III Creditors (as applicable) shall receive the Default Recovery in respect of the excess value of their ME/EPP Credits or Class III Credits (as applicable).

Bond Restructuring

Pursuant to the RJ Plan, each Eligible Bondholder will be entitled to make a Recovery Election in order to be eligible to receive the applicable recoveries described below. Bondholders that do not make a valid recovery Election at or prior to the Election Deadline will only be entitled to receive the Default Recovery.

Non-Qualified Bondholders

Subject to the terms and conditions of the RJ Plan (including, without limitation, Section 11.1 thereof), Non-Qualified Bondholders that make a valid Non-Qualified Recovery Election shall be eligible to recover 50% of the amount of their Bondholder Credits, in accordance with Section 4.3.3.1 of the RJ Plan. Non-Qualified Bondholders that make a valid Non-Qualified Recovery Election shall be eligible to have their Bondholder Credits restructured on a pro rata basis, provided that the total amount of all Bondholder Credits that may be restructured in connection with the Non-Qualified Recovery shall be limited to US$500,000,000.00, and in the event that such limit is reached, the amount that such Non-Qualified Bondholders that make a valid Non-Qualified Recovery Election shall be eligible to receive shall be ratably reduced to ensure that the US$500,000,000.00 limit is not exceeded, and the remaining balances of such Bondholder Credits will automatically be allocated to be paid pursuant to the Default Recovery.

Except as otherwise provided in and subject to the terms of the RJ Plan, Non-Qualified Bondholders that make a valid Non-Qualified Recovery Election shall be eligible to receive: (1) payments of principal beginning after the end of a grace period ending 6 years from the Confirmation Date, in 12 successive installments on a semi-annual basis of the amount of principal in accordance with the payment schedule set forth in Section 4.3.3.1 of the RJ Plan, with the first installment due on the 15th day of the 78th month following the Confirmation Date and the remaining installments due on the same day every 6 months thereafter; and (2) payments of interest at the rate of 6% per year, which will accrue and be paid in the manner set forth in Section 4.3.3.1 of the RJ Plan.

Please note that the aforementioned recoveries are expected to be distributed through the Non-Qualified Settlement Procedure, and in order for a Non-Qualified Bondholder to be entitled to a participation interest in the Non-Qualified Credit Agreement, such Non-Qualified Bondholder must make a valid Non-Qualified Recovery Election and participate in the Non-Qualified Settlement Procedure in accordance with the conditions and procedures set forth in the Statement and the Non-Qualified Settlement Information Statement. Non-Qualified Bondholders that fail to comply with such procedures will only be entitled to receive the Default Recovery.

Qualified Bondholders

Subject to the terms and conditions of the RJ Plan (including, without limitation, Section 11.1 thereof), Qualified Bondholders that make a valid Qualified Recovery Election shall be eligible to have their Bondholder Credits satisfied in accordance with the terms and subject to the conditions set forth in Section 4.3.3.2 of the RJ Plan, by a combination of:

•	PTIF Shares; and

•	the New Notes in a total face amount of R$6.3 billion;

•	New Shares, limited to a total of 1,756,054,163 shares; and

•	the Warrants, limited to a total of 135,081,089.

The New Notes

Subject to the terms and conditions of the RJ Plan, Qualified Bondholders that make a valid Qualified Recovery Election shall be eligible to receive a pro rata allocation of the New Notes. The New Notes will be Brazilian reais-denominated, New York law-governed secured notes payable in US dollars (the indentures pursuant to which the New Notes will be issued and governed, the “New Notes Indenture”). The New Notes will mature 7 years after issuance, the amount of principal of the New Notes will be paid in a single installment on the 5th day of the 84th month after issuance and interest shall accrue and be paid in accordance with the terms set forth in Section 4.3.3.3 of the RJ Plan.

The PTIF Shares

Subject to the terms and conditions of the RJ Plan, Qualified Bondholders that make a valid Qualified Recovery Election shall be eligible to receive a pro rata allocation of the PTIF Shares, conditioned on the approval of the a Composition Plan in respect of PTIF in the Netherlands, which Composition Plan shall be consistent in all respects with the RJ Plan.

New Shares

Subject to the terms and conditions of the RJ Plan, Qualified Bondholders that make a valid Qualified Recovery Election shall be eligible to receive a pro rata allocation of New Shares, which shall be issued by Oi in a capital increase of up to 1,756,054,163 of New Shares in accordance with the terms and conditions set forth under the RJ Plan and subject to the preemptive rights of Oi’s Shareholders (the “Capitalization of Credits Capital Increase”). The total sum of such Capitalization of Credits Capital Increase shall be between R$11,765,562,892.10 and R$12,292,379,141.00, paid by capitalizing part of the Bondholder Credits of Qualified Bondholders that make a valid Qualified Recovery Election and participate in such capital increase. The Capitalizations of Credits Capital Increase shall occur as soon as possible but no later than July 31, 2018, provided that the conditions precedent for the Capitalization of Credits Capital Increase set forth in the RJ Plan have each been satisfied or waived in accordance with the terms thereof.

The Warrants

Subject to the terms and conditions of the RJ Plan, Qualified Bondholders that make a valid Qualified Recovery Election shall be eligible to receive a pro rata allocation of the Warrants, which shall entitle the holders thereof to acquire New Shares of Oi for an exercise price of US$0.01 per common share. The Warrants can be exercised at any moment during a 90-day period beginning on the earliest to occur of (i) the date that is one year from the issue date of the Warrants; and (ii) the date on which either of the following has occurred: (a) the disclosure of a material fact (fato relevente) announcing a Shareholders’ General Meeting and/or a meeting of the Company’s board of directors, as the case may be, to approve the issuance of New Shares in connection with the New Funds Capital Increase (as defined herein and as further detailed below) contemplated under the RJ Plan and the Backstop Agreement, provided that such material fact is disclosed at least 15 Rio Business Days prior to such meeting; or (b) any transaction that causes a change of control of Oi.

Please note that the aforementioned recoveries are expected to be distributed in connection with the Exchange Offer, and in order for a Qualified Bondholder to be entitled to receive the Qualified Recovery, such Qualified Bondholder must make a valid Qualified Recovery Election and participate in the Exchange Offer in accordance with the conditions and procedures set forth in the Statement and the Exchange Offer Memorandum. Qualified Bondholders that fail to comply with such procedures will only be entitled to receive the Default Recovery.

Default Recovery

Except as otherwise provided in and subject to the terms and conditions of the RJ Plan, (i) the Credits of each Pre-Petition Creditor (except for labor credits) that does not validly elect (through the General Election Platform) one of the recovery options available to such Pre-Petition Creditor set forth in Section 4 of the RJ Plan, and (ii) a portion of Credits held by each Pre-Petition Creditor that validly elects (through the General Election Platform) one of the recovery options available to such Pre-Petition Creditor set forth in Section 4 of the RJ Plan in the event that the limit on the total amount of Pre-Petition Credits that may be restructured pursuant to such recovery option is reached, will automatically be paid the Default Recovery, under which (1) payments of the principal amount will begin after a grace period ending 20 years from the Confirmation Date (or the entry of a Required Foreign Order in the Pre-Petition Creditor’s jurisdiction, as applicable), in 5 annual, equal and successive installments, with the first installment maturing on the last Rio Business Day of the aforementioned grace period, and (2) payments of interest equal to the Brazilian Referential Rate (“TR”) for Pre-Petition Credits originally denominated in Brazilian reais and no interest for Pre-Petition Credits originally denominated in US dollars, which will accrue and be paid in the manner set forth in Section 4.3.6 of the RJ Plan; provided that the total amount to be paid by the Debtors under the Default Recovery option is limited to R$70 billion less an amount equal to all Pre-Petition Credits restructured in another manner under the RJ Plan, and if this limit is reached, each Pre-Petition Credit entitled to payment shall be proportionally reduced; and provided further, that Oi shall have the option at any time to pre-pay in whole or in part the amounts due under the Default Recovery by paying 15% of the outstanding balance.

Funds for the Payment of Creditors

The RJ Plan includes provisions related to the raising of funds for the Debtors’ business activities and for distribution to Creditors, which are summarized in part as follows:

Additional Financing

In addition to the New Funds Capital Increase, if the Company requires further additional funding, the Debtors are permitted to (i) raise new funds in the capital markets (the “Permitted Additional Financing”) in an aggregate amount of up to R$2,500,000,000.00 at any time within two (2) years from the Confirmation Date, which may be obtained through the public issuance of common shares or new debt instruments, or by any other means permitted under the RJ Plan and (ii), following the approval of the RJ Plan at the GCM (the “Approval of the RJ Plan”) and the adjustment of the Debtors’ capital structure, seek (and the Debtors are required to use best efforts to obtain) the opening of new credit facilities for the import of equipment in an aggregate amount of up to R$2,000,000,000.00, which amount, for the avoidance of doubt, is not subject to the limit on Permitted Additional Financing described in (i) above.

Capital Increase

Independent of the issuance of New Shares in connection with the capitalization of the Bondholder Credits that Qualified Bondholders that make a valid Qualified Recovery Election are eligible to participate in (the “Capitalization of Credits Capital Increase”), Oi needs additional funding for capital expenditures and to implement its business plan. In order obtain such additional funds, the RJ Plan provides that Oi will also conduct a R$4,000,000,000 capital increase through the issuance of New Shares by Oi in accordance with the terms and conditions set forth under the RJ Plan and the Backstop Agreement and subject to the preemptive rights of Oi’s Shareholders with respect to the subscription of such New Shares (the “Rights Offering” or the “New Funds Capital Increase”).

On December 19, 2017, the Debtors and certain Bondholders (the “Backstop Investors”) entered into an agreement (the “Backstop Agreement”) under which the Backstop Investors agreed, subject to the terms and conditions thereof, to guarantee the totality of the Rights Offering (as further detailed below).

The Rights Offering shall take place as soon as possible after the issuance of New Shares in connection with the Capitalization of Credits Capital Increase but no later than February 28, 2019, provided that (1) the conditions precedent for the New Funds Capital Increase set forth in the Backstop Agreement have each been satisfied or waived by requisite number of Backstop Investors according to the terms thereof, (2) on or prior to January 15, 2019, the Debtors have called a Shareholders’ General Meeting and/or a meeting of the Company’s board of directors, as the case may be, to approve the issuance of New Shares in connection with the Rights Offering, and (3) the issuance of New Shares in connection with the Rights Offering has been approved at the applicable meeting, or, in the event that such approval has not been obtained, a decision of the Judicial Reorganization Court has been rendered supplementing the lack of such approval.

Under the Backstop Agreement, Oi agreed: to (A) conduct the Rights Offering subject to the terms contemplated under the RJ Plan and the Backstop Agreement, and to offer each Backstop Investor the right to subscribe for its pro rata portion (based on its share of the Commitments (as defined herein)) of New Shares to be issued in connection with the Rights Offering, and (B) to pay the related fees and expenses of each Backstop Investor. Each Backstop Investor agreed, on a several and non-joint basis, to subscribe for and pay for its percentage (the “Commitment Percentage”) of the unsubscribed New Shares offered in connection with the Rights Offering (the “Commitments”).

As consideration for the Commitments of each Backstop Investor, the Backstop Agreement provides that each Backstop Investor shall receive a commitment fee of either (1) cash or (2) New Shares of Oi (the “Commitment Fee”). Each Backstop Investor may choose which form of payment it wishes to receive for the Commitment Fee (i.e., cash or New Shares of Oi), unless the trading price of such shares during the 30 consecutive days prior to the record date of the Rights Offering is R$10.0 or more, in which case the Debtors have the exclusive ability to choose the form of payment.

Backstop Investors are (i) Benefit Street Partners LLC, (ii) PF Fund Limited Partnership, (iii) Brookfield (represented by Brookfield Asset Management Private Institutional Capital Adviser (Credit), LLC), (iv) GoldenTree Asset Management LP (representing other managed funds and accounts), (v) Charcoal Crux 4, L.L.C., (vi) Redwood Capital Master Fund, LTD and Redwood Drawdown Master Fund L.P. (represented by Redwood Capital Management LLC), (vii) Syzygy, (viii) Bennett Restructuring Fund, L.P., (ix) Bennett Offshore Restructuring Fund, Inc., (x) Canyon Capital Advisors LLC, (xi) CVI EMCVF Lux Securities Trading S.a.r.l., (xii) EOC Lux Securities S.a.r.l., (xiii) Citadel Equity Fund LTD., (xiv) Knighthead Master Fund, L.P., Knighthead (NY) Fund, L.P., and Knighthead Annuity & Life Assurance Company (represented by Knighthead Capital Management LLC), (xv) York Capital Management Global Advisors LLC (representing other managed funds and accounts), (xvi) Trinity Investments Designated Activity Company, (xvii) JH Credit, L.L.C., and (xviii) Solus Alternative Asset Management LP (representing other managed funds).

The Confirmation Order made two changes regarding the New Funds Capital Increase. First, the Confirmation Order declared Section 11 of the Backstop Agreement invalid, which provides for the reimbursement of the fees and expenses of Backstop Investors. Second, the Confirmation Order modified the conditions under Section 5 of the Backstop Agreement such that the payment of the Commitment Fee shall be extended to all Bondholders that commit to invest new resources in the Company through the subscription of New Shares under the terms of the Backstop Agreement.

Disclaimer and Waiver of Liability

Disclaimer and Waiver of Liability of the Exempted Debtor Parties

Section 11.12.1 of the RJ Plan provides, among other things, that each Creditor (subject to certain exceptions applicable to Current Litigants under Section 11.4 of the RJ Plan and further detailed below) is deemed to hold harmless, and to have irrevocably waived all rights against, the Debtors, their Affiliates, controlled companies, subsidiary companies, associated companies, associated entities, and other companies in the same group, and their respective shareholders, directors, counselors, investors, employees, attorneys, advisors, agents, attorneys in fact, and representatives, including their predecessors and successors (collectively, the “Exempted Debtor Parties”), in connection with any and all liability for certain actions (or inactions, as applicable) prior to the Approval of the RJ Plan, including with respect to the Judicial Reorganization and the restructuring provided for under the RJ Plan. Further, the RJ Plan states that all Creditors (to the extent applicable) must take all appropriate measures to ensure that the Dutch Trustees appointed in the Dutch Bankruptcy Proceedings of Oi Coop and PTIF close all litigation against the Exempted Debtor Parties or cause such litigations to be closed, subject to the provisions applicable to Current Litigants under Section 11.4 of the RJ Plan and further detailed below.

Disclaimer and Waiver of Liability of the Exempted Backstop Parties

Section 11.12.2 of the RJ Plan provides, among other things, that each of the Debtors and their successors, and the Creditors, expressly release the Backstop Investors and the entities controlled thereby, subsidiaries and affiliates, and other companies in the same corporate and economic group, their officers, directors, minority shareholders, partners, employees and advisors and successors (collectively, the “Exempted Backstop Parties”), from any and all liability for certain actions (or inactions, as applicable) prior to the Approval of the RJ Plan, including with respect to the execution of the Backstop Agreement, the Judicial Reorganization and the restructuring provided for under the RJ Plan.

Oi Corporate Governance During Judicial Reorganization

Special Transition Rules

The RJ Plan provides that, commencing with the Approval of the RJ Plan, a new framework of corporate governance rules will implemented and apply with respect to the applicable executive boards of officers of the Debtors, superseding the provisions of their respective organizational documents. The relevant provisions of such framework are as follows:

Executive Office – Stabilization

During the period between (i) the Approval of the RJ Plan and (ii) the occurrence and issuance of New Shares in connection with the Capitalization of Credits Capital Increase, 12 months from the Confirmation Date, or February 28, 2019, whichever comes first (the “Transitional Period”), the following rules shall apply:

•	The statutory officers of Oi who were exercising their authority prior to August 2017 and the current CEO (collectively, the “Transitional Officers”) shall, in accordance with the terms and conditions of the RJ Plan, remain in their same offices and, among their other responsibilities, shall be exclusively responsible for the execution and implementation of the RJ Plan up to the conclusion of the Judicial Reorganization (subject to any decision of the Transitional Board of Directors or the New Board of Directors, as applicable, to change the composition of such executive officers after the end of the Transitional Period in accordance with clause (iii) of Section 9.1.1 of the RJ Plan, as described further below); and

•	The statutory officers of Oi who do not have a specific designation and who were nominated and assumed office after August 2017 (the “Directors Officers”) shall perform the respective roles and assignments as determined at a subsequent meeting of Oi’s board of executive officers, and such Directors Officers shall refrain from interfering, directly or indirectly, in any way, with the Judicial Reorganization, including the implementation of the RJ Plan, and shall be subject to dismissal at any time by the Transitional Board of Directors or by the New Board of Directors, as the case may be.

Executive Office – Operations

Within 60 Rio Business Days from the Approval of the RJ Plan, the Debtors will engage an individual who will be responsible for preparing Oi for its new phase of transformation and for integrating the commercial and operating enterprises of the Debtors (the “Operational Officer”).

New Executive Office

The RJ Plan provides that, among other things, after the Transitional Period, (i) the Transitional Board of Directors or the New Board of Directors, as the case may be, may freely appoint officers for each of the Debtors; provided that the current CEO and Finance and Investor Relations Officer of Oi shall be reinstated and shall continue to hold the positions of Legal Counsel and Officer, respectively, until the conclusion of the Judicial Reorganization, without any specific designations with respect to their administrative and financial functions, and maintaining the same assignments, competencies, administrative, and decision-making responsibilities that they currently hold; and provided further that the current employment contracts of the current CEO and Finance and Investor Relations Officer shall be renewed and maintained, including, without limitation, in respect of the contractual indemnities included in such employment contracts.

Transitional Board of Directors

Among other things, the RJ Plan provides that the Debtors shall have a Transitional Board of Directors composed of a total of 9 full members, without alternates, identified in Exhibit 9.2 of the RJ Plan, as follows:

•	6 members of the current Board of Directors;

•	3 new members, who shall be appointed by operation of the RJ Plan, pursuant to Article 50, IV, of the Brazilian Bankruptcy Law.

The following list sets forth the members of the Transitional Board of Directors:

Name	Title
José Mauro Mettrau Carneiro da Cunha	Chairman
Ricardo Reisen de Pinho	Vice-Chairman
Marcos Duarte Santos	Director
Luis Maria Viana Palha da Silva	Director
Pedro Zañartu Gubert Morais Leitão	Director
Helio Calixto da Costa	Director
Marcos Rocha	Director
Eleazar de Carvalho Filho	Director
Marcos Grodetzky	Director

All functions of the other members of the current Board of Directors who are not designated as members or alternates of the Transitional Board of Directors pursuant to Section 9.2 of the RJ Plan shall be suspended, and such members may not participate in any meeting of the Transitional Board of Directors. Further, such members (a) shall be formally replaced after the formation of the New Board of Directors by operation of the RJ Plan and pursuant to Article 50, number IV, of the Brazilian Bankruptcy Law, or (b) shall have their term in office expire by lapse of time, whichever occurs first.

New Board of Directors

Pursuant to the RJ Plan and Article 50, IV, of the Brazilian Bankruptcy Law, within 45 Rio Business Days following the conclusion of the Capitalization of Credits Capital Increase, the Debtors shall have a New Board of Directors, comprised by 11 full members, without alternates, with a term of office of two years, the election of which shall be ratified by a general meeting of Shareholders (a “Shareholders’ General Meeting”) called for such purpose, in accordance with the Brazilian Corporation Law and Oi’s Bylaws (such New Board of Directors and the procedures applicable to their appointment, the “Consensual Slate”).

Formation of the Consensual Slate

Pursuant to the RJ Plan, a Consensual Slate for the New Board of Directors shall be comprised exclusively of independent directors, according to the terms of Oi’s Bylaws, provided that one of the independent directors shall be Mr. Eleazar de Carvalho Filho. The other independent directors and their alternates shall be chosen by the vote of a simple majority of the Transitional Board of Directors.

Election of the New Board of Directors

Immediately after and, in any event not later than 5 Rio Business Days from the conclusion of the Capitalization of Credits Capital Increase, the Transitional Board of Directors shall call a Shareholders’ General Meeting for the election and formation of the New Board of Directors pursuant to the Consensual Slate.

Board of Directors

Pursuant to the RJ Plan, after the expiration of the term of office of the New Board of Directors, a new Shareholders’ General Meeting may be called for the resolution and election of new members of Oi’s Board of Directors, as permitted by Oi’s Bylaws and in the Brazilian Corporation Law.

Effects of the RJ Plan

Binding Nature of the RJ Plan

As of the Confirmation Date, the provisions of the RJ Plan bind the Debtors, their shareholders and partners, the Pre-Petition Creditors and their relevant successors and assignees, under the terms of art. 59 of the Brazilian Bankruptcy Law.

The RJ Plan provides that, in accordance with the terms and conditions thereof, and except as otherwise provided therein (including Section 11.4), upon the Approval of the RJ Plan, the Pre-Petition Creditors are deemed to have provided their consent for and authorized the Debtors to take any and all necessary and appropriate actions (within the limits of applicable law) to implement the RJ Plan, including (i) commencing or continuing (or authorizing any representative of the Debtors or the Judicial Reorganization to commence or continue) any judicial, extrajudicial or administrative proceedings, of any nature whatsoever, in any jurisdictions outside of Brazil, in order to obtain an order enforcing the RJ Plan in any such jurisdiction and/or granting any additional relief in aid of implementing the RJ Plan (ii) establishing procedures for Creditors who are non-residents of Brazil to express their choice with respect to the option for the payment of their respective Pre-Petition Credits, for the payment of such non-Brazilian Creditors as provided for in the RJ Plan, and to guarantee equal treatment of all Creditors under the RJ Plan, to the Creditors, whether or not these Creditors are residents of Brazil.

Novation

The RJ Plan provides that, effective as of the Confirmation Date, which occurred on February 5, 2018 with the publication of the Confirmation Order in the Official Brazilian Gazette (provided that no stay or appeal of the Confirmation Order results in a change of the Confirmation Date), all Pre-Petition Credits (subject to certain exceptions described in Section 11.1 of the RJ Plan) are novated and discharged under Brazilian law and the holders of such Pre-Petition Credits are entitled to receive the recoveries set forth in the RJ Plan.

Termination of Claims

The RJ Plan provides that, in accordance with the terms and provisions thereof, and except as otherwise provided therein (including Section 11.4) and in certain provisions of the Brazilian Bankruptcy Law, upon the occurrence of the Confirmation Date, and unless the RJ Plan is terminated, the Pre-Petition Creditors (except for Labor Creditors) are prohibited from commencing or continuing any actions of any nature against the Debtors, the assets of the Debtors and/or the rights of the Debtors, in each case associated with any Pre-Petition Credits. As of the Confirmation Date, all collections, lawsuits and other judicial proceedings against the Debtors regarding Pre-Petition Credits will be terminated, all judicial constrictions and attachment orders will be released, and the balance of the Court Deposits that have not been used in the payment of Creditors under the terms of Sections 4.1.2 and 4.3.2 of the RJ Plan will also be released.

Modification of the RJ Plan

The Debtors may propose supplements, amendments or modifications to the RJ Plan at any time after the Confirmation Date, provided that such supplements, amendments and/or modifications must be approved in a Creditors’ Meeting in which the requisite quorum and voting requirements under the Brazilian Bankruptcy Law and the RJ Plan (as applicable) for such Creditors’ Meeting have been satisfied, in which case such approved supplements, amendments and/or modifications shall become binding on all parties in interest under Brazilian law as of the date of such Creditors’ Meeting pursuant to Articles 45 and 58 of the Brazilian Bankruptcy Law.

Maintenance of the Right of Petition and Voice and Vote in Creditors’ Meeting

For so long as the Debtors remain in Judicial Reorganization, for the purposes of each Creditor’s individualized exercise of the right of petition, voice and vote in each and every Creditors’ Meeting held subsequent to the Confirmation Date, the vote of such Creditor shall be proportional to the amount and quantity of its Pre-Petition Credits, regardless of any exchange or settlement in respect of such Credits that results in such Creditor receiving shares and/or other instruments in lieu thereof (including, with respect to Qualified Bondholders, in connection with the Capitalization of Credits Capital Increase that such Qualified Bondholders have the right to participate in).

Economic Equivalence in the Fulfillment of the RJ Plan

In the event that any of the transactions provided for in the RJ Plan involving payments in cash to the Pre-Petition Creditors cannot be implemented by the Debtors due to the end of the deadline applicable to the implementation of such transactions or due to regulatory reasons, the Debtors will adopt the required measures in order to ensure equivalent economic treatment of the affected Pre-Petition Creditors.

Conditions Subsequent of the RJ Plan

Conditions Subsequent

The following conditions subsequent must be satisfied or waived in accordance with the terms of the RJ Plan by the dates indicated below, and the failure of any such conditions to occur will result in the automatic termination of the RJ Plan and its provisions, and the reconstitution of the rights of the Creditors, as if the RJ Plan had never been approved:

•	The restructuring of certain Bondholder Credits under Section 4.3.3.2 of the RJ Plan, pursuant to which Qualified Bondholders that make a valid Qualified Recovery Election shall be eligible to have the Bondholder Credits satisfied in accordance with the terms and subject to the conditions thereof, by July 31, 2018;

•	The Capitalization of Credits Capital Increase shall occur no later than July 31, 2018; and

•	The New Funds Capital Increase shall occur no later than February 28, 2019.

Waiver of Conditions Subsequent

The Creditors may, by resolution of the holders of a simple majority of the Credits present and voting at a Creditors’ Meeting called for the purpose of waiving or modifying the condition(s) subsequent described above, approve such waiver or modification.

Miscellaneous Provisions of the RJ Plan

Termination of the RJ Plan

If the RJ Plan is terminated, a Creditors’ Meeting will be held and, provided that the requisite quorum and voting requirements under the Brazilian Bankruptcy Law and the RJ Plan (as applicable) for such Creditors’ Meeting have been satisfied, such Creditors’ Meeting will approve either (i) modifications to the RJ Plan or (ii) adjudication of bankruptcy by the Judicial Reorganization Court.

Powers of the Debtors to Implement the RJ Plan

Section 11.1.1 of the RJ Plan provides that the Approval of the RJ Plan followed by the Confirmation Date shall give Oi, through its legal representatives, powers to take all measures necessary to implement the RJ Plan, including, from the corporate point of view, to sign the subscription lists, on behalf of and for the benefit of the Bondholders that restructure their Credits as set forth in Section 4.3.3.1.1 of the RJ Plan, related to the shares to be issued and delivered by Oi as ADRs in payment for such Credits, as provided in Section 11.4 of the RJ Plan.

After the Confirmation Date, the Debtors are hereby authorized to adopt all measures necessary for (i) seek in the Chapter 15 Proceedings an order granting full force and effect to the RJ Plan in the United States, as well as (ii) starting and/or continuing other judicial, extrajudicial or administrative proceedings, whether insolvency procedures or of any other nature, in any jurisdictions other than Brazil, in furtherance of the implementation of the RJ Plan. No such ancillary proceedings abroad may change the terms and conditions of the RJ Plan, as set forth in Section 11.4 thereof.

PART IX

QUESTIONS AND ANSWERS REGARDING BONDHOLDERS’ TREATMENT UNDER THE RJ PLAN

Q1.	What is a Brazilian Judicial Reorganization?

A.	As discussed in greater detail in “Part IV: Explanation of Brazilian Judicial Reorganization (recuperação judicial) Process,” an RJ aims to preserve the value of a company and the role it plays in the economy for the benefit of all its stakeholders. The objective is to promote the reorganization of a company experiencing short-term difficulties and enable it to continue performing its usual activities, maintaining services for customers and preserving jobs while providing creditors with the recovery approved by the requisite majorities of creditor classes at a general meeting of creditors.

Q2.	When did the Judicial Reorganization of the Debtors Commence?

A.	As discussed in greater detail in “Part VII: The Brazilian Judicial Reorganization,” on June 20, 2016, Oi and the other Debtors filed a request for Judicial Reorganization with the Judicial Reorganization Court. The processing of the RJ Proceeding was granted by the Judicial Reorganization Court on June 29, 2016. The Debtors’ RJ Proceeding aims to preserve the ability of the Debtors to offer all of their services to their customers while allowing the Debtors to renegotiate their debts.

Q3.	What Happens to the Obligations of the Debtors under the RJ Proceeding?

A.	According to the Brazilian Bankruptcy Law, the obligations (except for tax obligations) of the Debtors, including obligations not yet due, were frozen at the time that the Debtors filed the request for Judicial Reorganization.

On December 12, 2017, the Debtors filed a plan of reorganization with the Judicial Reorganization Court that included modifications to the obligations of the Debtors that were frozen at the time that the Debtors filed the request for Judicial Reorganization to provide for the recoveries available to the Creditors of the Debtors with respect to those obligations. In the GCM held on December 19 and 20, 2017, Creditors that were present or represented at the GCM negotiated with the Debtors to make certain revisions to the plan of reorganization filed with the Judicial Reorganization Court on December 12, 2017. The recoveries available to the Creditors of the Debtors with respect to those obligations under the RJ Plan are described in greater detail in “Part VIII: Detailed Overview of Certain Key Terms of the Brazilian Reorganization Plan” in this Statement.

Q4.	Has the RJ Plan Been Approved?

A.	Yes. As discussed in greater detail in “Part VII: The Brazilian Judicial Reorganization” in this Statement, in the GCM held on December 19 and 20, 2017, the requisite majorities of each class of Creditors voted to approve the RJ Plan. The Judicial Reorganization Court entered an order confirming the RJ Plan on January 8, 2018, and the Confirmation Order was published in the Brazilian Official Gazette on February 5, 2018. As discussed in greater detail in “Part VII: The Brazilian Judicial Reorganization” in this Statement, the appeals period with respect to the RJ Plan has not yet expired and therefore an appeal of the Confirmation Order may be filed until the Appeals Deadline. In the event that an appeal is filed, the appellant may seek a stay on the effectiveness of the Confirmation Order which, if granted, would stay such effectiveness to the extent provided in any order granting such stay.

Q5.	Were Bondholders entitled to Vote on the RJ Plan?

A.	Those Bondholders that had individualized their Bonds in accordance with the Bondholder Decision were entitled to vote on the RJ Plan.

Q6.	What is the Effect of the Confirmation Order?

A.	As a result of the publication of the Confirmation Order in the Brazilian Official Gazette, all of the provisions of the RJ Plan apply to all Pre-Petition Credits subject to the RJ Proceeding in accordance with the dates and upon the terms described in the RJ Plan (provided that no stay or appeal of the Confirmation Order results in a change of the Confirmation Date), as described in greater detail in “Part VIII: Detailed Overview of Certain Key Terms of the Brazilian Reorganization Plan” in this Statement. The Debtors will remain in Judicial Reorganization under the supervision of the Judicial Reorganization Court for a period of two years following the date of the publication of the Confirmation Order in the Brazilian Official Gazette.

Q7.	If I am a Bondholder, am I entitled to Payment under my Bond?

A.	No. Pursuant to article 59 of the Brazilian Bankruptcy Law and Section 11.2 of the RJ Plan, upon the date that the Confirmation Order acquired full force and effect under Brazilian law, which occurred on February 5, 2018 with the publication of the Confirmation Order in the Brazilian Official Gazette (provided that no stay or appeal of the Confirmation Order results in a change of the Confirmation Date), all Pre-Petition Credits, including Bondholder Credits, were novated resulting in such credits being converted into rights to recover under the RJ Plan in accordance with the terms and subject to the conditions thereof.

Q8.	If I am a Bondholder, what recovery am I entitled to for my Bond under the RJ Plan?

A.	Under Section 4.3 of the RJ Plan, Bondholders are entitled to receive the Qualified Recovery, the Non-Qualified Recovery or the Default Recovery depending on (1) whether a Bondholder is an Eligible Bondholder, (2) whether a Bondholder makes a valid Recovery Election in accordance with the terms of the RJ Plan and the procedures described in this Statement, and (3) whether a Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder.

Bondholders that do not make a valid Recovery Election at or prior to the Election Deadline will ONLY be entitled to the Default Recovery. Bondholders are STRONGLY URGED to review the descriptions of the forms of recovery for which they are eligible, and timely determine whether to make a Recovery Election and submit a Payment Option Notice in the manner described in this Statement.

Q9.	If I am a Bondholder, am I an Eligible Bondholder?

A.	Under Section 4.5.5 of the RJ Plan, only a Bondholder that is an Eligible Bondholders as a result of having individualized Bondholder Credits is permitted to elect the form of recovery that its will receive under the RJ Plan. If a Bondholder is the beneficial owner of Bondholder Credits in excess of R$50,000, such Bondholder will be deemed to have individualized Bondholder Credits if (1) such Bondholder has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Bondholder Decision regarding the procedure and documentation required to be submitted for the purposes of individualized exercise of the right of petition, voice and vote at the GCM, or (2) such Bondholder has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures, as evidenced by:

•	such Bondholder appearing on the JA Bondholder Lists;

•	such Bondholder appearing on a list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists.; or

•	such Bondholder appearing on any list of the Judicial Administrator listing Bondholders that have individualized Bonds in accordance with the procedure established by the Bondholder Decision subsequent to the date of the Original Statement.

Q10.	If I am a Bondholder and participated in the Small Creditor Program, am I an Eligible Bondholder?

A.	If you (1) individualized Bonds in order to participate in the in the Small Creditor Program, and (2) were the beneficial owner of Bondholder Credits of R$50,000 or less, you cannot become an Eligible Bondholder as you will have received the entire amount of your recovery under the RJ Plan prior to the Expiration Date under the terms of the Small Creditor Program.

If you (1) hold an aggregate amount of Bondholder Credits of more than R$50,000, and (2) individualized Bonds in accordance with the Small Creditor Program Procedures, you are an Eligible Bondholder for purposes of the procedures described in this Statement and will be deemed to be a Verified Bondholder for purposes of the procedures described in this Statement.

Q11.	If I am a Bondholder and I have not individualized my Bondholder Credits, can I do so now?

Yes. If you are the beneficial owner of Bondholder Credits of R$50,000 or less and did not participate in the Small Creditor Program (or did not meet the requirements to participate in the Small Creditor Program), you may individualize your Bondholder Credits by providing a Small Bondholder Proof of Holdings directly to Oi together with your Small Bondholder Payment Option Notice in accordance with the procedures described in this Statement.

If you (1) are the beneficial owner of an aggregate amount of Bondholder Credits of more than R$50,000, and (2) did not individualize Bonds (a) before the Judicial Reorganization Court in accordance with the procedure established in the Bondholder Decision, or (b) before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures, you will not be deemed to be an Eligible Bondholder and may not make a Recovery Election, unless you successfully petition the Judicial Reorganization Court to individualize Bondholder Credits prior to the Election Deadline (as evidenced by your appearing on a list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bondholder Credits before the Judicial Reorganization Court subsequent to the date of the Original Statement). This procedure may require you to retain counsel in Brazil and may be time-consuming. Bondholders are advised to undertake this procedure on a timely basis. The Debtors can provide no assurances that the Judicial Reorganization Court will grant any petitions presented to the Judicial Reorganization Court with respect to the individualization of Bondholder Credits after the deadline contained in the Bondholder Decision.

Bondholders that are not deemed to be Eligible Bondholders will NOT be entitled to make a Recovery Election and will ONLY be entitled to the Default Recovery. Bondholders are STRONGLY URGED to review the procedures to qualify as Eligible Bondholders and make a Recovery Election.

Q12.	If I am an Eligible Bondholder, how do I make a Recovery Election?

A.	The procedures that you must follow to make a valid Recovery Election will depend on whether you are deemed to be a Verified Bondholder of a Small Bondholder in accordance with the following criteria.

•	Any Bondholder that (1) is the beneficial owner of an aggregate amount of Bondholder Credits of R$50,000 or less, as verified by Oi pursuant to the procedures described herein, and (2) did not participate in the Small Creditor Program (or did not meet the requirements to participate in the Small Creditor Program) will be deemed to be a Small Bondholder for purposes of the procedures described in this Statement.

•	Any Bondholder that is the beneficial owner of an aggregate amount of Bondholder Credits of more than R$50,000 will be deemed to be a Verified Bondholder for purposes of the procedures described in this Statement if such Bondholder:

o	has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision, or has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures (as evidenced by such Bondholder appearing on the JA Bondholder Lists);

o	has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures (as evidenced by such Bondholder appearing on a list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists); or

o	successfully petitions the Judicial Reorganization Court to individualize its Bondholder Credits prior to the Election Deadline (as evidenced by such Bondholder appearing on a list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bondholder Credits before the Judicial Reorganization Court subsequent to the date of the Original Statement).

Q13.	If I am a Small Bondholder, how do I make a Recovery Election?

A.	If you are a Small Bondholder, to make a valid Recovery Election you must deliver to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brazil at or prior to 11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended:

•	a properly completed and duly executed Small Bondholder Payment Option Notice in which you elect to participate in the subsequent Non-Qualified Settlement Procedure; and

•	a Small Bondholder Proof of Holdings evidencing the principal amount of each series of Bonds beneficially owned by you on the date of your Small Bondholder Payment Option Notice,

in each case, in accordance with the procedures described in this Statement. For more information regarding these procedures, see “Part III: Bondholder Recovery Election Procedures—Procedure for Small Bondholders to Make a Recovery Election.”

Q14.	If I am a Small Bondholder, how do I prove my holdings?

A.	As discussed in greater detail in “Part III: Bondholder Recovery Election Procedures— Procedure for Small Bondholders to make a Recovery Election,” each Small Bondholder making a Recovery Election must deliver to Oi, together with its Small Bondholder Payment Option Notice, at or prior to the Election Deadline:

•	a screen shot

•	a brokerage or custodian account statement; or

•	similar documentary evidence acceptable to Oi in its sole discretion in each case, evidencing the principal amount of each series of Bonds beneficially owned by such Small Bondholder on the date its Small Bondholder Payment Option Notice. No Small Bondholder Proof of Holdings will be accepted by Oi after the Election Deadline.

Oi and the Election Tabulation Agent shall be entitled to rely upon the information submitted by any Bondholder in a Small Bondholder Proof of Holdings in determining whether such Bondholder is a Small Bondholder, and any determinations made by Oi shall be final and binding, absent manifest error.

Q15.	If I am a Verified Bondholder, how do I make a Recovery Election?

A.	If you are a Verified Bondholder, to make a valid Recovery Election you must:

•	register on the Election Website administered by the Election Tabulation Agent at https://www.dfkingltdevents.com in accordance with the procedures described in this Statement and on the Election Website.

•	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 11:59 p.m., Brasília time, on February 26, 2018, unless the Election Deadline is extended, a properly completed and duly executed Verified Bondholder Payment Option Notice; and

•	deliver to the Election Tabulation Agent by uploading onto the Election Website at or prior to 5:00 p.m., New York City time, on March 5, 2018, unless the Verified Bondholder Proof of Holdings Deadline is extended, a Verified Bondholder Proof of Holdings, in each case, in accordance with the procedures described in this Statement. For more information regarding these procedures, see “Part III: Bondholder Recovery Election Procedures—Procedure for Verified Bondholders to Make a Recovery Election.”

Q16.	If I am a Verified Bondholder, what Recovery Elections can I make?

A.	If you are a Verified Bondholder, in your Verified Bondholder Payment Option Notice you may:

•	elect to participate in the subsequent Exchange Offer in which you may tender your beneficial interests in the Bondholder Credits evidenced by your Bonds and receive in lieu thereof the Qualified Recovery in the event you are a deemed to be Qualified Bondholder; and/or

•	elect to participate in the subsequent Non-Qualified Settlement Procedure in which you may surrender your beneficial interests in the Bondholder Credits evidenced by your Bonds and receive in lieu thereof the Non-Qualified Recovery in the event that you are a deemed to be a Non-Qualified Bondholder.

For more information regarding the Qualified Recovery and the Non-Qualified Recovery, see “Part III: Bondholder Recovery Election Procedures—Forms of Bondholder Recovery.”

Q17.	If I am a Verified Bondholder, how will I know whether I am a Qualified Bondholder or a Non-Qualified Bondholder?

A.	As discussed in greater detail in “Part III: Bondholder Recovery Election Procedures—Determination of Status as Qualified Bondholder or Non-Qualified Bondholder.”

•	a Qualified Bondholder is an Eligible Bondholder that:

o	is the beneficial owner of Bondholder Credits in an amount of US$750,000 or more; and

o	if such Eligible Bondholder is resident in the European Economic Area, has represented to Oi that such Bondholder is a Qualified Investor; and

•	a Non-Qualified Bondholder is an Eligible Bondholder that is the beneficial owner of Bondholder Credits in an amount of less than US$750,000.

For more information regarding the procedures that will be undertaken by Oi to determine whether an Eligible Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder, see “Part III: Bondholder Recovery Election Procedures—Determination of Status as Qualified Bondholder or Non-Qualified Bondholder.”

The determination of whether an Eligible Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder will be made by Oi based on the review by the Election Tabulation Agent of each Verified Bondholder Payment Option Notice and Verified Bondholder Proof of Holdings. The Debtors and the Election Tabulation Agent shall be entitled to rely upon the information submitted by any Bondholder in a Verified Bondholder Payment Option Notice and Verified Bondholder Proof of Holdings in determining whether such Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder. Oi will NOT make a determination as to whether any Verified Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder until AFTER the Election Deadline and determinations of Oi will be final and binding, absent manifest error. As a result, any Bondholder that is not certain as to whether it will be deemed a Qualified Bondholder or a Non-Qualified Bondholder is urged to make elections on its Verified Bondholder Payment Option Notice as BOTH a Qualified Bondholder and a Non-Qualified Bondholder.

Q18.	If I am a Verified Bondholder, how do I prove my holdings?

A.	As discussed in greater detail in “Part III: Bondholder Recovery Election Procedures—Procedure for Verified Bondholders to Make a Recovery Election,” each Verified Bondholder making a Recovery Election must, at or prior to the Verified Bondholder Proof of Holdings Deadline submit to the Election Tabulation Agent by uploading such Verified Bondholder Proof of Holdings onto the Election Website.

•	a screen shot; or

•	a certificate or account statement issued by the Bondholder’s broker, securities custodian or custodian bank,

in each case, evidencing the principal amount of each series of Bonds beneficially owned by such Verified Bondholder as of the Election Deadline. No Verified Bondholder Proof of Holdings will be accepted by the Election Tabulation Agent after the Verified Bondholder Proof of Holdings Deadline.

Q19.	If I have made a valid Recovery Election, will my Recovery Election apply to Bondholder Credits evidenced by Bonds that I acquire after the Election Deadline?

A.	No, unless you acquire Bondholder Credits evidenced by Bonds from a Bondholder that appears on the Qualified Election List or the Non-Qualified Election List, and both you and the transferor have complied with the provisions for the assignment of a Recovery Election described in “Part III: Bondholder Recovery Election Procedures—Assignments of Recovery Elections.”

Persons that acquire beneficial interests in any Bonds after the Election Deadline will not be entitled to make a Recovery Election with respect to the acquired Bonds, but will ONLY be entitled to receive the Default Recovery with respect to those Bonds, unless the transferor of the Bonds is included on the Qualified Election List or the Non-Qualified Election List and the transferor and transferee of the Bonds have complied with the procedures for assignment of Recovery Elections with respect to such Bonds described below.

Q20.	If I have made a valid Recovery Election, when will I receive the Qualified Recovery or the Non-Qualified Recovery?

A.	Bondholders that appear on the Qualified Election List will be entitled to participate in the subsequent Exchange Offer and Bondholders that appear on the Non-Qualified Election List will be entitled to participate in the subsequent Non-Qualified Settlement Procedure. Oi intends to commence the subsequent Exchange Offer and Non-Qualified Settlement Procedure as promptly as practical following the last to occur of the Settlement Conditions. At this time, the Company cannot definitively predict the date on which the Settlement Conditions will be satisfied.

Q21.	Are there conditions to the commencement of the Exchange Offer or the Non-Qualified Settlement Procedure?

A.	Yes. The commencement of the subsequent Exchange Offer and Non-Qualified Settlement Procedure are conditioned upon the satisfaction of the Settlement Conditions set forth in “Part III: Bondholder Recovery Election Procedures—Settlement Conditions,” which consist of:

•	Entry of the U.S. Enforcement Order, i.e., a fully enforceable order or orders not subject to any stay of execution in the Chapter 15 Cases currently pending in the U.S. Bankruptcy Court for the Southern District of New York that (1) gives full force and effect to the RJ Plan and the Confirmation Order in the United States, (2) provides that the Company is exempt from certain applicable U.S. securities laws and regulations , and (3) to the extent necessary or appropriate in order to implement the RJ Plan as determined by the Company in its sole discretion, such other necessary or appropriate relief;

•	Entry of the English Enforcement Order or satisfaction of the Alternative UK Settlement Condition, i.e., either the (A) entry of a fully enforceable order or orders not subject to any stay of execution in the English Proceedings currently pending in the High Court of England and Wales (1) enforcing the RJ Plan and the Confirmation Order in Great Britain and (2) to the extent necessary or appropriate as determined by Oi in its sole discretion, providing any other relief constituting the English equivalent of the relief to be granted under the U.S. Enforcement Order, (B) any such other relief from the High Court of England and Wales or other court of competent jurisdiction that results in the release of the Debtors’ liability under the Bonds for purposes of English Law and within the territorial jurisdiction of Great Britain; and/or (C) a release of the Debtors’ liability under the Bonds enforceable under English law and within the territorial jurisdiction of Great Britain;

•	Entry of the Portuguese Enforcement Order, i.e., a fully enforceable order or orders not subject to any stay of execution in the Portuguese Proceedings currently pending in the Portuguese Court (1) enforcing the RJ Plan and the Confirmation Order in Portugal, and (2) to the extent necessary or appropriate as determined by the Company in its sole discretion, providing any other relief equivalent to the relief to be granted under the U.S. Enforcement Order; and

•	Entry of the Dutch Orders, i.e., a fully enforceable order or orders not subject to any stay of execution in the Dutch Bankruptcy Proceedings currently pending in the Dutch District Court confirming the Composition Plans for Oi Coop and PTIF in the Netherlands, which mirror and are consistent in all material respects with the RJ Plan and fully terminate the pending Dutch Bankruptcy Proceedings and any other proceedings or actions initiated by the Dutch Trustees.

Q22.	Will all Bondholders be entitled to participate in the subsequent Exchange Offer?

A.	No. As discussed in further detail in “Part III: Bondholder Recovery Election Procedures—The Exchange Offer,” only Bondholders that appear on the Qualified Election List will be entitled to participate in the subsequent Exchange Offer. Only tenders from Bondholders that appear on the Qualified Election List will be accepted in the subsequent Exchange Offer and only tenders for each series of Bonds from individual Qualified Bondholders of principal amounts equal to or less than the principal amounts for the respective series of Bonds shown for such Qualified Bondholder on the Qualified Election List will be accepted.

Q23.	Will there be conditions to the acceptance of tendered Bonds in the Exchange Offer?

A.	Yes. Acceptance of tenders in the Exchange Offer will be conditioned on the satisfaction of the conditions precedent set forth in Exhibit 4.3.3.5(c) attached to the RJ Plan. In the event that such conditions have not been satisfied or waived at the Exchange Offer Expiration Time, the Exchange Offer Expiration Time may be extended by Oi for a reasonable period of time in order to permit such conditions to be satisfied or waived.

Q24.	If my Bonds are accepted in the Exchange Offer, will I receive the Qualified Recovery for all of my Bonds?

A.	As discussed in greater detail in “Part III: Bondholder Recovery Election Procedures—Form of Bondholder Recovery—Qualified Recovery,” if a Bondholder that appears on the Qualified Election List tenders its Bondholder Credits evidenced by Bonds in the Exchange Offer and the conditions to the Exchange Offer are met or waived, such Bondholder will receive the Qualified Recovery. Because the New Shares to be issued in the Qualified Recovery are subject to the pre-emptive rights of Oi’s current shareholders, in the event that any common shares of Oi are subscribed in the pre-emptive offer of the aggregate number of New Shares that Oi is required to conduct prior to issuing New Shares to the Bondholders, such Bondholder will receive the cash proceeds related to the number of New Shares by which such allocation was reduced.

Q25.	Will all Bondholders be entitled to participate in the Non-Qualified Settlement Procedure?

A.	No. As discussed in further detail in “Part III: Bondholder Recovery Election Procedures—The Non-Qualified Settlement Procedure,” only Bondholders that appear on the Non-Qualified Election List or the Small Bondholder Election List will be entitled to participate in the subsequent Non-Qualified Settlement Procedure. Only Bonds surrendered by Bondholders that appear on the Non-Qualified Election List or the Small Bondholder Election List will be accepted in the subsequent Non-Qualified Settlement Procedure and only Bonds for of each series of Bonds surrendered by individual Bondholders of principal amounts equal to or less than the principal amounts for the respective series of Bonds shown for such Bondholder on the Non-Qualified Election List or the Small Bondholder Election List will be accepted.

Q26.	Will there be conditions to the acceptance of Bonds surrendered in the Non-Qualified Settlement Procedure?

A.	No.

Q27.	If my Bonds are accepted in the Non-Qualified Settlement Procedure, will I receive the Non-Qualified Recovery for all of my Bonds?

A.	As discussed in greater detail in “Part III: Bondholder Recovery Election Procedures—Form of Bondholder Recovery—Non-Qualified Recovery,” if a Bondholder that appears on the Non-Qualified Election List or the Small Bondholder Election List surrenders its Bondholder Credits evidenced by Bonds in the Non-Qualified Settlement Procedure, such Bondholder will receive the Non-Qualified Recovery, subject to the substitution of the Default Recovery with respect to a portion of such Bondholder Credits in the event that the total Bondholder Credits evidenced by Bonds that are accepted in the subsequent Non-Qualified Settlement Procedure exceeds US$500 million.

Q28.	If I have any questions regarding the contents of this Statement or the Exhibits attached hereto, the Recovery Election Solicitations or need assistance, to whom should I direct my inquiry?

A.	Bondholders with any such inquiries should contact Oi at the following email address: LD-Bondholders@oi.net.br.

NOTICE: The above information in this Part IX of the Statement is a summary of certain implications of the Debtor’s RJ Proceeding and the Bondholders’ treatment under the RJ Plan and is intended for general guidance only, and the statements contained herein should not be construed to be precise or complete statements of all matters concerning the RJ Proceeding and do not eliminate the need for Bondholders to hire their own advisors (in Brazil or otherwise) in relation to the matters discussed herein. The Debtors (and their affiliates) makes no representation regarding the legal, tax, securities, business or financial consequences of the Debtors’ RJ Proceeding to any Bondholders. Bondholders should consult with their own advisors as to legal, tax, securities, business, financial and related aspects of the Debtors’ RJ Proceeding and their decisions to buy, sell or hold any securities of the Debtors, in light of their particular circumstances.

AMENDED AND RESTATED INFORMATION AND ELECTION SOLICITATION STATEMENT

Oi S.A. – In Judicial Reorganization

Portugal Telecom International Finance B.V. – In Judicial Reorganization

Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization

Verified Bondholders (other than Small Bondholders) seeking to make a Recovery Election must register on the Election Website which is accessible at https://www.dfkingltdevents.com. Verified Bondholders registered on the Election Website must deliver properly completed and duly executed Verified Bondholder Payment Option Notices and Verified Bondholder Proofs of Holdings by uploading these documents onto the Election Website in accordance with the instructions set forth on the Election Website and in the form of Verified Bondholder Payment Option Notice.

Small Bondholders seeking to make a Recovery Election must deliver properly completed and duly executed Small Bondholder Payment Option Notices and Small Bondholder Proofs of Holdings to Oi at the following address:

Oi S.A.

P.O. Box No. 532

CEP 20.010-974

Rio de Janeiro-RJ

Brazil

Additional copies of this Statement, the forms of Payment Option Notice and the forms of Transfer Notice may be downloaded from the Election Website. Any questions or requests for assistance may be sent to Oi at LD-Bondholders@oi.net.br. Bondholders should retain their Bonds and not deliver any such Bonds to Oi or the Election Tabulation Agent.

Exhibit A

BRAZILIAN REORGANIZATION PLAN

Exhibit B

CERTIFIED ENGLISH TRANSLATION OF THE BRAZILIAN REORGANIZATION PLAN

Exhibit C

BRAZILIAN CONFIRMATION ORDER

Exhibit D

CERTIFIED ENGLISH TRANSLATION OF THE BRAZILIAN CONFIRMATION ORDER

Exhibit E

FORM OF SMALL BONDHOLDER PAYMENT OPTION NOTICE

FORM OF SMALL BONDHOLDER PAYMENT OPTION NOTICE

Oi S.A. – In Judicial Reorganization (“Oi”)

Portugal Telecom International Finance B.V. – In Judicial Reorganization (“PTIF”)

Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization (“Oi Coop”)

Solicitation of Recovery Elections Relating to Recovery

Under the Consolidated Judicial Reorganization Plan Applicable to the

9.75% Senior Notes due 2016 of Oi

(CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68)

5.125% Senior Notes due 2017 of Oi

(ISIN No. XS0569301830 and XS0569301327)

9.50% Senior Notes due 2019 of Oi

(CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97)

5.50% Senior Notes due 2020 of Oi

(CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67)

6.25% Notes due 2016 of PTIF

(ISIN No. PTPTCYOM0008)

4.375% Notes due March 2017 of PTIF

(ISIN No. XS0215828913)

5.242% Notes due November 2017 of PTIF

(ISIN No. XS0441479804)

5.875% Notes due 2018 of PTIF

(ISIN No. XS0843939918)

5.00% Notes due 2019 of PTIF

(ISIN No. XS0462994343)

4.625% Notes due 2020 of PTIF

(ISIN No. XS0927581842)

4.50% Notes due 2025 of PTIF

(ISIN No. XS0221854200)

5.625% Senior Notes due 2021 of Oi Coop

(ISIN No. XS1245245045 and XS1245244402)

and

5.75% Senior Notes due 2022 of Oi Coop

(CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42)

TO: Oi S.A.

The Recovery Election Solicitations described in the Statement (as defined herein) and in this Small Bondholder Payment Option Notice constitute separate and distinct solicitations with respect to Qualified Bondholders (as defined in the Statement) and Non-Qualified Bondholders (as defined in the Statement) of (1) Oi’s 9.75% Senior Notes due 2016, (2) Oi’s 5.125% Senior Notes due 2017, (3) Oi’s 9.50% Senior Notes due 2019, (4) Oi’s 5.50% Senior Notes due 2020, (5) PTIF’s 6.25% Notes due 2016, (6) PTIF’s 4.375% Notes due March 2017, (7) PTIF’s 5.242% Notes due November 2017, (8) PTIF’s 5.875% Notes due 2018, (9) PTIF’s 5.00% Notes due 2019, (10) PTIF’s 4.625% Notes due 2020, (11) PTIF’s 4.50% Notes due 2025, (12) Oi Coop’s 5.625% Senior Notes due 2021, and (13) Oi Coop’s 5.75% Senior Notes due 2022 (collectively, the “Bonds”).

Each Recovery Election Solicitation will expire at 11:59 p.m., Brasilia time, on February 26, 2018 (such time and date, as the same may be extended in compliance with an order of the Judicial Reorganization Court (as defined in the Statement) or any appellate court therefrom, the “Election Deadline”). Recovery Elections (as defined in the Statement) may not be revoked or amended at any time following delivery of this Small Bondholder Payment Option Notice to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brazil. Please review the Statement carefully.

THIS SMALL BONDHOLDER PAYMENT OPTION NOTICE IS NOT AN OFFER TO SELL ANY SECURITIES NOR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES NOR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

Each Recovery Election Solicitation is made by Oi, PTIF and Oi Coop to Bondholders as described in the accompanying Amended and Restated Information and Election Solicitation Statement dated February 14, 2018 (the “Statement”). The Statement and the instructions accompanying this Small Bondholder Payment Option Notice should be read carefully before a Bondholder completes and executes a Small Bondholder Payment Option Notice. Capitalized terms used herein but not defined herein have the meanings given to them in the Statement.

By operation of the RJ Plan and the Confirmation Order (provided that no stay or appeal of the Confirmation Order results in a change of the Confirmation Date (as defined herein)), the Bondholder Credits evidenced by the Bonds have been novated and discharged under Brazilian law and Bondholders are entitled to receive the recoveries set forth in the RJ Plan in exchange for their Bondholder Credits in accordance with the terms and conditions of the RJ Plan.

Only Eligible Bondholders are eligible to make a Recovery Election. Small Bondholders may make a Recovery Election by delivery to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brazil, in the manner described in the Statement and this Small Bondholder Payment Option Notice, of (1) a properly completed and duly executed Small Bondholder Payment Option Notice, and (2) a Small Bondholder Proof of Holdings demonstrating the principal amount of each series of Bonds held by such Bondholder as of the date of this Small Bondholder Payment Option Notice. Under no circumstances should any person tender or deliver Bonds to the Debtors at any time in connection with the Recovery Election Solicitations.

If you are a Bondholder that is not a Small Bondholder, you are not eligible to use this Form of Payment Option Notice and MUST make any Recovery Election using the Form of Verified Bondholder Payment Option Notice. Any submission using this Form of Small Bondholder Payment Option Notice by a Bondholder that is not a Small Bondholder will be deemed void and of no effect.

Only Small Bondholders whose properly completed and duly executed Small Bondholder Payment Option Notices and Small Bondholder Proofs of Holdings are received by Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brasil on or prior to the Election Deadline will be entitled to have their Recovery Elections included in the Non-Qualified Election List and to participate in the expected subsequent Non-Qualified Settlement Procedure.

RECOVERY ELECTIONS RELATING TO RECOVERY UNDER THE CONSOLIDATED JUDICIAL REORGANIZATION PLAN APPLICABLE TO THE BONDS AND CERTAIN INFORMATION REQUESTS RELATED THERETO

By execution hereof, the undersigned acknowledges receipt of the Statement. The undersigned hereby represents and warrants as of the date of this Small Bondholder Payment Option Notice that the undersigned (1) is the beneficial holder of the Bonds set forth under Item B: Description of Bonds with Respect to Which a Recovery Election is Made, and (2) has full power and authority to take the action indicated below in respect of such Bonds. The undersigned will, upon request, execute and deliver any additional documents deemed by Oi to be necessary or desirable to perfect the undersigned’s Recovery Election.

The undersigned acknowledges that to make a valid Recovery Election, the undersigned must (1) be a Small Bondholder, (2) comply with the terms and conditions set forth in this Small Bondholder Payment Option Notice and the Statement, (3) complete the information required herein and the Statement, (4) execute and deliver this Small Bondholder Payment Option Notice to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brasil in accordance with the procedures described herein and the Statement, and (5) deliver a Small Bondholder Proof of Holdings to Oi together with its Small Bondholder Payment Option Notice in accordance with the procedures described herein and in the Statement. The undersigned hereby acknowledges and agrees that it may not revoke any Recovery Election it makes hereby at any time.

The undersigned acknowledges that following the Election Deadline, Oi shall determine whether the undersigned is an Small Bondholder in accordance with the procedures described in the Statement under “Part III: Status as Eligible Bondholder” and that such determination shall be final and binding for all purposes of the Recovery Election Solicitations. The undersigned acknowledges Oi will give effect to the undersigned’s Recovery Election as a Non-Qualified Bondholder in the event that the undersigned is determined to be an Eligible Bondholder. The undersigned acknowledges that in the event that Oi determines that the undersigned is not an Small Bondholder, this Small Bondholder Payment Option Notice will be deemed void and of no effect.

The undersigned acknowledges that any Recovery Election made by the undersigned shall only be valid up to the amount of Bondholder Credits evidenced by the Bonds of each series held by the undersigned as of the date of this Small Bondholder Payment Option Notice (as evidenced by the Small Bondholder Proof of Holdings submitted by the undersigned). The undersigned acknowledges that following the Election Deadline, Oi shall determine the amount of Bondholder Credits evidenced by the Bonds of each series held by the undersigned as of the date of this Small Bondholder Payment Option Notice (as evidenced by the Proof of Holdings submitted by the undersigned) and only Recovery Elections related to Bondholder Credits evidenced by the Bonds of each series confirmed by Oi to be held by the undersigned as of the date of this Small Bondholder Payment Option Notice will be included in the Non-Qualified Election List and entitle the undersigned to participate in the subsequent Non-Qualified Settlement Procedure.

Upon the terms and subject to the conditions set forth in the Statement, and in accordance with this Small Bondholder Payment Option Notice, the undersigned Bondholder hereby makes the Non-Qualified Bondholder Recovery Election with respect to the Bonds set forth under Item B: Description of Bonds with Respect to Which a Recovery Election is Made. The undersigned Bondholder acknowledges and agrees that the Non-Qualified Bondholder Recovery Election made hereby may not be revoked or amended.

A.	Identification of Bondholder.

This Small Bondholder Payment Option Notice relates to Bonds beneficially held by the undersigned Bondholder identified below.

Name(s):*
Protocol Number:**
Address: (including postal code and country)
Phone Number: (including country and area code)
E-Mail Address:
Contact Name (if different):

*	The name of the Bondholder delivering this Small Bondholder Payment Option Notice must match exactly the name under which the Bondholder has executed this Small Bondholder Payment Option Notice in accordance with Instruction No. 6 to this Small Bondholder Payment Option Notice. If any of the Bonds with respect to which the Recovery Election is made are beneficially held by two or more joint Bondholders, include the names of all beneficial holders of such Bonds.
**	The “Protocol Number” is the “protocolo” or “ID” number assigned by the Judicial Administrator to the Bondholder that is the subject of this Small Bondholder Payment Option Notice as reflected in a JA Bondholder List or any list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bonds before the Judicial Reorganization Court subsequent to the date of the Original Statement. Small Bondholders that did not individualize Bonds in accordance with the Bondholder Decision will not have a Protocol Number and may leave this field blank. Those Small Bondholders that did individualize Bonds in accordance with the Bondholder Decision MUST provide their Protocol Number.

B.	Description of Bonds with Respect to Which a Recovery Election is Made.

This Small Bondholder Payment Option Notice relates to the Bonds evidencing the amounts of Bondholder Credits held as of the date of this Small Bondholder Payment Option Notice by the undersigned Bondholder. If the space provided below is inadequate, list the information set forth below with respect to additional Bonds evidencing Bondholder Credits held as of the date of this Small Bondholder Payment Option Notice by the undersigned Bondholder on a separate signed schedule and affix such schedule to this Small Bondholder Payment Option Notice.

DESCRIPTION OF THE BONDS WITH RESPECT TO WHICH AN RECOVERY ELECTION IS MADE
Series of Bonds	Clearing System through which Bonds are Held	Clearing Systems Participant Names (s) of Clearing Systems Participant(s) Holding Bonds	Clearing Systems Participant Number(s) of Clearing Systems Participant(s) Holding Bonds	Aggregate Principal Amount of Bonds with Respect to Which an Recovery Election is Made*
Oi’s 9.75% Senior Notes due 2016 (CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68)	ú DTC ú Euroclear ú Clearstream			R$
Oi’s 5.125% Senior Notes due 2017 (ISIN No. XS0569301830 and XS0569301327)	ú Euroclear ú Clearstream			€
Oi’s 9.50% Senior Notes due 2019 (CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97)	ú DTC ú Euroclear ú Clearstream			US$
Oi’s 5.50% Senior Notes due 2020 (CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67)	ú DTC ú Euroclear ú Clearstream			US$
PTIF’s 6.25% Notes due 2016 (ISIN No. PTPTCYOM0008)	ú Interbolsa ú Euroclear ú Clearstream			€

DESCRIPTION OF THE BONDS WITH RESPECT TO WHICH AN RECOVERY ELECTION IS MADE
Series of Bonds	Clearing System through which Bonds are Held	Clearing Systems Participant Names (s) of Clearing Systems Participant(s) Holding Bonds	Clearing Systems Participant Number(s) of Clearing Systems Participant(s) Holding Bonds	Aggregate Principal Amount of Bonds with Respect to Which an Recovery Election is Made*
PTIF’s 4.375% Notes due March 2017 (ISIN No. XS0215828913)	ú Euroclear ú Clearstream			€
5.242% Notes due November 2 (ISIN No. XS0441479804)	ú Euroclear ú Clearstream			€
PTIF’s 5.875% Notes due 2018 (ISIN No. XS0843939918)	ú Euroclear ú Clearstream			€
PTIF’s 5.00% Notes due 2019 (ISIN No. XS0462994343)	ú Euroclear ú Clearstream			€
PTIF’s 4.625% Notes due 2020 (ISIN No. XS0927581842)	ú Euroclear ú Clearstream			€
PTIF’s 4.50% Notes due 2025 (ISIN No. XS0221854200)	ú Euroclear ú Clearstream			€
Oi Coop’s 5.625% Senior Notes due 2021 (ISIN No. XS1245245045 and XS1245244402)	ú Euroclear ú Clearstream			€
Oi Coop’s 5.75% Senior Notes due 2022 (CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42)	ú DTC ú Euroclear ú Clearstream			US$

*	Bondholders are not permitted to make a Recovery Election for less than the total amount of principal of Bonds beneficially held.

IMPORTANT—READ CAREFULLY

If this Small Bondholder Payment Option Notice is executed by the Bondholder, it must be executed in exactly the same manner as the name of the Bondholder appears on such Bondholder’s Small Bondholder Proof of Holdings, without alteration or any change whatsoever.

If the applicable Bonds are beneficially held as of the date of this Small Bondholder Payment Option Notice by two or more joint Bondholders, all such Bondholders must sign this Small Bondholder Payment Option Notice. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person(s) should indicate such fact when signing and must submit proper evidence satisfactory to Oi of such person(s)’s authority to so act. If a Bondholder has beneficial interests in Bonds registered in different names, separate Small Bondholder Payment Option Notices must be executed covering each name in which beneficial interests in Bonds are registered. If a Small Bondholder Payment Option Notice is executed by a person other than the Bondholder, then such person must have been authorized by proxy or in some other manner acceptable to Oi, in each case in its sole discretion, to execute this Small Bondholder Payment Option Notice with respect to the applicable Bonds on behalf of the Bondholder.

SIGN HERE

Signature(s) of Bondholder(s)
Date:
Name(s):

(Please Print)

Capacity (full title):

6

INSTRUCTIONS FOR ELECTING SMALL BONDHOLDERS, FORMING PART OF THE TERMS AND CONDITIONS OF THE RECOVERY ELECTION SOLICITATIONS

1.    Bondholders Entitled to Elect. Only a Small Bondholder (or its representative or attorney-in-fact) or another person who has complied with the procedures set forth herein and in the Statement may execute and deliver a Small Bondholder Payment Option Notice. Following the Election Deadline, Oi shall determine whether each Bondholder that has submitted a Small Bondholder Payment Option Notice is an Eligible Bondholder in accordance with the procedures described in the Statement under “Part III: Status as Eligible Bondholder.” The determination of Oi with respect to whether any bondholder is SmallBondholder shall be final and binding for all purposes of the Recovery Election Solicitations.

In the event that Oi determines that any Bondholder that has submitted a Small Bondholder Payment Option Notice is not a Small Bondholder, such Payment Option Notice will be deemed void and of no effect and accordingly such Bondholder will receive ONLY the Default Recovery.

2.    Delivery of this Small Bondholder Payment Option Notice and Small Bondholder Proof of Holding. Upon the terms and subject to the conditions set forth herein and in the Statement, a properly completed and duly executed copy of this Small Bondholder Payment Option Notice and a Small Bondholder Proof of Holdings must be delivered to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brasil at or prior to the Election Deadline. The method of delivery of this Small Bondholder Payment Option Notice and a Small Bondholder Proof of Holdings to Oi is at the risk of the Small Bondholder, and the delivery will be deemed made only when actually received by Oi. In all cases, sufficient time should be allowed to assure timely delivery. No Small Bondholder Payment Option Notice or Small Bondholder Proof of Holding should be delivered by any Small Bondholder to any person other than to Oi at the address set forth above. Oi reserves the right in its sole discretion to accept or reject any Small Bondholder Payment Option Notice or Small Bondholder Proof of Holding delivered by a Small Bondholder in any manner of delivery other than as set forth herein. Under no circumstances should any person tender or deliver Bonds to the Debtors at any time in connection with the Recovery Election Solicitations.

3.    Small Bondholder Proof of Holdings. A Small Bondholder seeking to make a Recovery Election must deliver a Small Bondholder Proof of Holdings to Oi consisting of:

•	a screen shot;

•	a brokerage or custodian account statement; or

•	similar documentary evidence acceptable to Oi in its sole discretion;

in each case evidencing the amount of Bondholder Credits held by such Small Bondholder on the date of such Small Bondholder’s Small Bondholder Payment Option Notice.

4.    Election Deadline. Each Recovery Election Solicitation expires at 11:59 p.m., Brasilia time, on February 26, 2018.

The failure of a Small Bondholder to deliver a Small Bondholder Payment Option Notice and a Small Bondholder Proof of Holdings to Oi in the manner described above prior to the Election Deadline will result in a Bondholder not appearing on the Non-Qualified Election List and will accordingly result in the Bondholder receiving the Default Recovery.

5.    Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Recovery Elections made by Small Bondholders will be resolved by Oi whose determinations will final be binding. Oi reserves the absolute right to reject any or all Recovery Elections that are not in proper form or the acceptance of which could be unlawful. Oi also reserves the right to waive any irregularities in connection with deliveries which Oi may require to be cured within such time as Oi determines, whether or not similar irregularities or defects are waived in the case of any other Bondholders. None of the Debtors or any other person shall have any duty to give notification to any Bondholder of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Small Bondholder Payment Option Notices or Small Bondholder Proofs of Holdings will not be deemed to have been made until such irregularities have been cured or waived, as determined in Oi’s sole discretion. Oi’s interpretation of the terms and conditions of each Recovery Election Solicitation (including this Small Bondholder Payment Option Notice and the accompanying Statement and the instructions hereto and thereto) shall be final and binding on all parties.

7

6.    Signatures on this Small Bondholder Payment Option Notice. The signature(s) on this Small Bondholder Payment Option Notice of any Small Bondholder(s) making a Recovery Election must correspond with the name(s) of such Bondholder(s) as it(they) appears on such Bondholder’s Small Bondholder Proof of Holdings, without alteration or any change whatsoever.

If any of the Bonds with respect to which the Recovery Election is made are beneficially held by two or more joint Bondholders, all such Bondholders must sign this Small Bondholder Payment Option Notice. If this Small Bondholder Payment Option Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporations or others acting in a fiduciary or representative capacity, such person(s) should indicate such fact when signing, and proper evidence satisfactory to Oi of such person(s)’s authority to so act must be submitted with this Small Bondholder Payment Option Notice.

If a Bondholder has beneficial interests in Bonds registered in different names, separate Small Bondholder Payment Option Notices must be executed covering each name in which beneficial interests in Bonds are registered, and separate Small Bondholder Proofs of Holdings must be provided covering each name in which beneficial interests in Bonds are registered. If a Small Bondholder Payment Option Notice is executed by a person other than the Bondholder, then such person must have been authorized by proxy or in some other manner acceptable to Oi, in each case in its sole discretion, to execute this Small Bondholder Payment Option Notice with respect to the applicable Bonds on behalf of the Bondholder.

7.    Questions and Requests for Assistance and Additional Copies. Questions concerning the terms of each Recovery Election Solicitation and requests for assistance in completing this Small Bondholder Payment Option Notice or requests for additional copies of the Statement, this Small Bondholder Payment Option Notice or other related documents may be sent to Oi at LD-Bondholders@oi.net.br.

8

SMALL BONDHOLDER PAYMENT OPTION NOTICE

OI S.A. – In Judicial Reorganization

Portugal Telecom International Finance B.V. – In Judicial Reorganization

Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization

Small Bondholders seeking to make a Recovery Election must deliver properly completed and duly executed Small Bondholder Payment Option Notices and Small Bondholder Proofs of Holdings to Oi at the following address:

Oi S.A.

P.O. Box No. 532

CEP 20.010-974

Rio de Janeiro-RJ

Brasil

Questions and requests for assistance or additional copies of the Statement or this Small Bondholder Payment Option Notice may be downloaded from the Election Website. Any questions or requests for assistance may be sent to Oi at LD-Bondholders@oi.net.br. Bondholders should retain their Bonds and not deliver any such Bonds to Oi.

9

Exhibit F

FORM OF VERIFIED BONDHOLDER PAYMENT OPTION NOTICE

FORM OF VERIFIED BONDHOLDER PAYMENT OPTION NOTICE

Oi S.A. – In Judicial Reorganization (“Oi”)

Portugal Telecom International Finance B.V. – In Judicial Reorganization (“PTIF”)

Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization (“Oi Coop”)

Solicitation of Recovery Elections Relating to Recovery

Under the Consolidated Judicial Reorganization Plan Applicable to the

9.75% Senior Notes due 2016 of Oi

(CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68)

5.125% Senior Notes due 2017 of Oi

(ISIN No. XS0569301830 and XS0569301327)

9.50% Senior Notes due 2019 of Oi

(CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97)

5.50% Senior Notes due 2020 of Oi

(CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67)

6.25% Notes due 2016 of PTIF

(ISIN No. PTPTCYOM0008)

4.375% Notes due March 2017 of PTIF

(ISIN No. XS0215828913)

5.242% Notes due November 2017 of PTIF

(ISIN No. XS0441479804)

5.875% Notes due 2018 of PTIF

(ISIN No. XS0843939918)

5.00% Notes due 2019 of PTIF

(ISIN No. XS0462994343)

4.625% Notes due 2020 of PTIF

(ISIN No. XS0927581842)

4.50% Notes due 2025 of PTIF

(ISIN No. XS0221854200)

5.625% Senior Notes due 2021 of Oi Coop

(ISIN No. XS1245245045 and XS1245244402)

and

5.75% Senior Notes due 2022 of Oi Coop

(CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42)

TO: D.F. King (as Election Tabulation Agent)

The Recovery Election Solicitations described in the Statement (as defined herein) and in this Verified Bondholder Payment Option Notice constitute separate and distinct solicitations with respect to Qualified Bondholders (as defined in the Statement) and Non-Qualified Bondholders (as defined in the Statement) of (1) Oi’s 9.75% Senior Notes due 2016, (2) Oi’s 5.125% Senior Notes due 2017, (3) Oi’s 9.50% Senior Notes due 2019, (4) Oi’s 5.50% Senior Notes due 2020, (5) PTIF’s 6.25% Notes due 2016, (6) PTIF’s 4.375% Notes due March 2017, (7) PTIF’s 5.242% Notes due November 2017, (8) PTIF’s 5.875% Notes due 2018, (9) PTIF’s 5.00% Notes due 2019, (10) PTIF’s 4.625% Notes due 2020, (11) PTIF’s 4.50% Notes due 2025, (12) Oi Coop’s 5.625% Senior Notes due 2021, and (13) Oi Coop’s 5.75% Senior Notes due 2022 (collectively, the “Bonds”).

Each Recovery Election Solicitation will expire at 11:59 p.m., Brasilia time, on February 26, 2018 (such time and date, as the same may be extended in compliance with an order of the Judicial Reorganization Court (as defined in the Statement) or any appellate court therefrom, the “Election Deadline”). Recovery Elections (as defined in the Statement) may not be revoked or amended at any time following delivery of this Verified Bondholder Payment Option Notice to the Election Tabulation Agent. Please review the Statement carefully.

1

THIS VERIFIED BONDHOLDER PAYMENT OPTION NOTICE IS NOT AN OFFER TO SELL ANY SECURITIES NOR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES NOR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

Each Recovery Election Solicitation is made by Oi, PTIF and Oi Coop to Bondholders as described in the accompanying Information and Election Solicitation Statement dated February 14, 2018 (the “Statement”). The Statement and the instructions accompanying this Verified Bondholder Payment Option Notice should be read carefully before a Bondholder completes and executes a Verified Bondholder Payment Option Notice. Capitalized terms used herein but not defined herein have the meanings given to them in the Statement.

By operation of the RJ Plan and the Confirmation Order (provided that no stay or appeal of the Confirmation Order results in a change of the Confirmation Date (as defined herein)), the Bondholder Credits evidenced by the Bonds have been novated and discharged under Brazilian law and Bondholders are entitled to receive the recoveries set forth in the RJ Plan in exchange for their Bondholder Credits in accordance with the terms and conditions of the RJ Plan.

Only Eligible Bondholders are eligible to make a Recovery Election. Verified Bondholders may make a Recovery Election by delivery to D.F. King, as election tabulation agent (the “Election Tabulation Agent”), in the manner described in the Statement and this Payment Option Notice, of (1) a properly completed and duly executed Verified Bondholder Payment Option Notice, and (2) a Verified Bondholder Proof of Holdings demonstrating the principal amount of each series of Bonds held by such Bondholder as of the Election Deadline.

If you are a Small Bondholder, you are not eligible to use this Form of Verified Bondholder Payment Option Notice and MUST make any Recovery Election using the Form of Small Bondholder Payment Option Notice. Any submission using this Form of Verified Bondholder Payment Option Notice by a Small Bondholder will be deemed void and of no effect.

Verified Bondholders seeking to make a Recovery Election must register on the website maintained for such purpose (the “Election Website”) which is accessible at https://www.dfkingltdevents.com. Bondholders registered on the Election Website must deliver properly completed and duly executed Verified Bondholder Payment Option Notices and Verified Bondholder Proofs of Holdings by uploading these documents through the Election Website in accordance with the instructions set forth on the Election Website and in this Payment Option Notice. Oi reserves the right in its sole discretion to accept or reject any Verified Bondholder Payment Option Notice or Verified Bondholder Proof of Holdings of any Verified Bondholder delivered directly to Oi. Under no circumstances should any person tender or deliver Bonds to the Debtors or the Election Tabulation Agent at any time in connection with the Recovery Election Solicitations.

Only Verified Bondholders whose properly completed and duly executed Verified Bondholder Payment Option Notices are received by the Election Tabulation Agent at or prior to the Election Deadline and Verified Bondholder Proofs of Holdings are received by the Election Tabulation Agent at or prior to the Verified Bondholder Proof of Holding Deadline will be entitled to have their Recovery Elections included in the Election Lists and to participate in the expected subsequent Exchange Offer or Non-Qualified Settlement Procedure.

By registering on the Election Website, providing a Verified Bondholder Payment Option Notice, a Qualified Transfer Notice or a Non-Qualified Transfer Notice, or any other documents or information related to the procedure to make a Recovery Election on the Election Website, each Bondholder unconditionally and irrevocably waives and releases any claims which may arise against the Election Tabulation Agent (save in the case of willful misconduct, fraud or gross negligence) in each case in relation to the Election Tabulation Agent’s performance of its role in connection with the Recovery Election Solicitations and/or any related assignments of Recovery Elections.

2

RECOVERY ELECTIONS RELATING TO RECOVERY UNDER THE CONSOLIDATED JUDICIAL REORGANIZATION PLAN APPLICABLE TO THE BONDS AND CERTAIN INFORMATION REQUESTS RELATED THERETO

By execution hereof, the undersigned acknowledges receipt of the Statement. The undersigned hereby represents and warrants as of the date of this Verified Bondholder Payment Option Notice and as of the Election Deadline that the undersigned (1) is the beneficial holder of the Bonds indicated below, and (2) has full power and authority to take the action indicated below in respect of such Bonds. The undersigned will, upon request, execute and deliver any additional documents deemed by Oi to be necessary or desirable to perfect the undersigned Recovery Election.

The undersigned acknowledges that to make a valid Recovery Election, the undersigned must (1) be a Verified Bondholder, (2) comply with the terms and conditions set forth in this Verified Bondholder Payment Option Notice and the Statement, (3) complete the information required herein and the Statement, (4) execute and deliver this Verified Bondholder Payment Option Notice to the Election Tabulation Agent in accordance with the procedures described herein, the Statement and on the Election Website, and (5) deliver a Verified Bondholder Proof of Holdings to the Election Tabulation Agent in accordance with the procedures described herein, the Statement and on the Election Website. The undersigned hereby acknowledges and agrees that it may not revoke any Recovery Election it makes hereby at any time.

The undersigned acknowledges that following the Election Deadline, Oi shall determine whether the undersigned is VerifiedBondholder in accordance with the procedures described in the Statement under “Part III: Status as Eligible Bondholder” and that such determination shall be final and binding for all purposes of the Recovery Election Solicitations. The undersigned acknowledges that in the event that Oi determines that the undersigned is not an Verified Bondholder, this Payment Verified Bondholder Option Notice will be deemed void and of no effect.

The undersigned acknowledges that following the Election Deadline, Oi shall determine whether the undersigned is a Qualified Bondholder or a Non-Qualified Bondholder in accordance with the procedures described in the Statement under “Part III: Determination of Status as Qualified or Non-Qualified Bondholder” and that such determination shall be final and binding for all purposes of the Recovery Election Solicitations. The undersigned acknowledges that following Oi’s determination as to whether the undersigned is a Qualified Bondholder or a Non-Qualified Bondholder, Oi will give effect (1) to the undersigned’s Recovery Election as a Qualified Bondholder in the event that the undersigned is determined to be a Qualified Bondholder, and (2) to the undersigned’s Recovery Election as a Non-Qualified Bondholder in the event that the undersigned is determined to be a Non-Qualified Bondholder, in each case in accordance with and to the extent a Recovery Election is made by the undersigned in Section D – Recovery Elections in this Verified Bondholder Payment Option Notice. The undersigned acknowledges Oi shall not give effect to (1) the undersigned’s Recovery Election as a Qualified Bondholder in the event that the undersigned is determined to be a Non-Qualified Bondholder, or (2) the undersigned’s Recovery Election as a Non-Qualified Bondholder in the event that the undersigned is determined to be a Qualified Bondholder. The undersigned acknowledges that it may indicate that it makes a Recovery Election as both a Qualified Bondholder and a Non-Qualified Bondholder and that its Verified Bondholder Payment Option Notice will not be disqualified as a result of the undersigned making both Recovery Elections.

The undersigned acknowledges in the event that Oi determines that the undersigned is a Qualified Bondholder and the undersigned has not indicated in this Verified Bondholder Payment Option Notice whether it is a resident of the European Economic Area, this Verified Bondholder Payment Option Notice will be deemed void and of no effect.

The undersigned acknowledges in the event that Oi determines that the undersigned is a Qualified Bondholder and the undersigned has indicated in this Verified Bondholder Payment Option Notice that it is a resident of the European Economic Area, but has not represented that it is a Qualified Investor, this Verified Bondholder Payment Option Notice will be deemed void and of no effect.

3

The undersigned acknowledges that any Recovery Election made by the undersigned shall only be valid up to the amount of Bondholder Credits evidenced by the Bonds of each series held by the undersigned as of the Election Deadline (as evidenced by the Proof of Holdings submitted by the undersigned). The undersigned acknowledges that following the Election Deadline, Oi shall determine the amount of Bondholder Credits evidenced by the Bonds of each series held by the undersigned as of the Election Deadline (as evidenced by the Proof of Holdings submitted by the undersigned) and only Recovery Elections related to Bondholder Credits evidenced by the Bonds of each series confirmed by Oi to be held by the undersigned as of the Election Deadline will be recorded by the Election Tabulation Agent on behalf of Oi and entitle the undersigned to participate in the subsequent Exchange Offer or Non-Qualified Settlement Procedure, as applicable.

Upon the terms and subject to the conditions set forth in the Statement, and in accordance with this Verified Bondholder Payment Option Notice, the undersigned Bondholder hereby makes the Recovery Election indicated below with respect to the Bonds indicated below. The undersigned Bondholder acknowledges and agrees that the Recovery Election made hereby may not be revoked or amended.

A.	Identification of Bondholder.

This Verified Bondholder Payment Option Notice relates to Bonds beneficially held by the undersigned Bondholder identified below.

Name(s):*
Protocol Number:**
Address: (including postal code and country)
Phone Number: (including country and area code)
E-Mail Address:
Contact Name:

*	The name of the Bondholder delivering this Verified Bondholder Payment Option Notice must match exactly the name under which the Bondholder has executed this Verified Bondholder Payment Option Notice in accordance with Instruction No. 7 to this Verified Bondholder Payment Option Notice. If any of the Bonds with respect to which the Recovery Election is made are beneficially held by two or more joint Bondholders, include the names of all beneficial holders of such Bonds.

**	The “Protocol Number” is (1) the “protocolo” or “ID” number assigned by the Judicial Administrator to the Bondholder that is the subject of this Verified Bondholder Payment Option Notice as reflected in a JA Bondholder Lists or any list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bonds before the Judicial Reorganization Court subsequent to the date of the Original Statement, or (2) the “protocolo” or “ID” number assigned by Oi to the Bondholder that is the subject of this Verified Bondholder Payment Option Notice as reflected in the list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists.

B.	Description of Bonds with Respect to Which a Recovery Election is Made.

This Verified Bondholder Payment Option Notice relates to the Bonds evidencing the amounts of Bondholder Credits held as of the Election Deadline by the undersigned Bondholder. If the space provided below is inadequate, list the information set forth below with respect to additional Bonds evidencing Bondholder Credits held as of the

4

Election Deadline by the undersigned Bondholder on a separate signed schedule and affix such schedule to this Verified Bondholder Payment Option Notice.

DESCRIPTION OF THE BONDS WITH RESPECT TO WHICH AN RECOVERY ELECTION IS MADE
Series of Bonds	Clearing System through which Bonds are Held	Clearing Systems Participant Names (s) of Clearing Systems Participant(s) Holding Bonds	Clearing Systems Participant Number(s) of Clearing Systems Participant(s) Holding Bonds	Aggregate Principal Amount of Bonds with Respect to Which an Recovery Election is Made*
Oi’s 9.75% Senior Notes due 2016 (CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68)	ú DTC ú Euroclear ú Clearstream			R$
Oi’s 5.125% Senior Notes due 2017 (ISIN No. XS0569301830 and XS0569301327)	ú Euroclear ú Clearstream			€
Oi’s 9.50% Senior Notes due 2019 (CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97)	ú DTC ú Euroclear Clearstream			US$
Oi’s 5.50% Senior Notes due 2020 (CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67)	ú DTC ú Euroclear ú Clearstream			US$
PTIF’s 6.25% Notes due 2016 (ISIN No. PTPTCYOM0008)	ú Interbolsa ú Euroclear ú Clearstream			€
PTIF’s 4.375% Notes due March 2017 (ISIN No. XS0215828913)	ú Euroclear ú Clearstream			€
5.242% Notes due November 2 (ISIN No. XS0441479804)	ú Euroclear ú Clearstream			€
PTIF’s 5.875% Notes due 2018 (ISIN No. XS0843939918)	ú Euroclear ú Clearstream			€
PTIF’s 5.00% Notes due 2019 (ISIN No. XS0462994343)	ú Euroclear ú Clearstream			€
PTIF’s 4.625% Notes due 2020 (ISIN No. XS0927581842)	ú Euroclear ú Clearstream			€
PTIF’s 4.50% Notes due 2025 (ISIN No. XS0221854200)	ú Euroclear ú Clearstream			€
Oi Coop’s 5.625% Senior Notes due 2021 (ISIN No. XS1245245045 and XS1245244402)	ú Euroclear ú Clearstream			€
Oi Coop’s 5.75% Senior Notes due 2022 (CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42)	ú DTC ú Euroclear ú Clearstream			US$

*	Bondholders are not permitted to make a Recovery Election for less than the total amount of principal of Bonds beneficially held.

5

C.	Required Representations for Qualified Bondholders.

The undersigned Bondholder hereby makes the following representations:

REPRESENTATION	SELECT APPLICABLE RESPONSE*
The undersigned Bondholder is a resident of a jurisdiction within the European Economic Area.*	☐ Yes ☐ No
If the Bondholder is a resident of a jurisdiction within the European Economic Area, the Bondholder is a Qualified Investor.**	☐ Yes ☐ No

*	If neither box is checked, the undersigned Bondholder will be deemed to represent that undersigned Bondholder is a resident of a jurisdiction within the European Economic Area.
**	If neither box is checked and the undersigned Bondholder has represented that it is a resident of a jurisdiction within the European Economic Area, the undersigned Bondholder will be deemed to represent that it is not a Qualified Investor.

D.	Recovery Elections.

The undersigned Bondholder hereby makes the following Recovery Election(s).

NON-QUALIFIED BONDHOLDER RECOVERY ELECTION*

In the event that Oi determines that the undersigned Bondholder is a Non-Qualified Bondholder, the undersigned Bondholder elects to be eligible to participate in the subsequent Non-Qualified Settlement Procedure under which it will be entitled to receive the Non-Qualified Recovery in respect of the Bondholder Credits evidenced by the Bonds identified above as provided under Section 4.3.3.1. of the RJ Plan.

☐ Yes ☐ No
QUALIFIED BONDHOLDER RECOVERY ELECTION**

In the event that Oi determines that the undersigned Bondholder is a Qualified Bondholder, the undersigned Bondholder elects to be eligible to participate in the subsequent Exchange Offer under which it will be entitled to receive the Qualified Recovery in respect of the Bondholder Credits evidenced by the Bonds identified above as provided under Section 4.3.3.2. of the RJ Plan

☐ Yes ☐ No

*	If no box is checked, the undersigned Bondholder will be deemed not to have made the Non-Qualified Bondholder Recovery Election.
**	If no box is checked, the undersigned Bondholder will be deemed not to have made the Qualified Bondholder Recovery Election.

The undersigned Eligible Bondholder authorizes the Election Tabulation Agent on behalf of Oi to deliver this Verified Bondholder Payment Option Notice to Oi as evidence of the undersigned Bondholder’s Recovery Election.

6

IMPORTANT—READ CAREFULLY

If this Verified Bondholder Payment Option Notice is executed by the Bondholder, it must be executed in exactly the same manner:

•	in the case of a Bondholder that has (1) individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision prior to the date of the Original Statement, or (2) individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures and appears on the JA Bondholder Lists, as the name of the Bondholder appears on the JA Bondholder Lists, without alteration or any change whatsoever;

•	in the case of a Bondholder that has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures and does not appear on the JA Bondholder Lists, as the name of the Bondholder appears on the list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists, without alteration or any change whatsoever; and

•	in the case of a Bondholder that did not individualize Bonds (1) before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision prior to the date of the Original Statement, or (2) before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures, as the name of the Bondholder appears on any list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bonds before the Judicial Reorganization Court subsequent to the date of the Original Statement, without alteration or any change whatsoever.

If the applicable Bonds are beneficially held by two or more joint Bondholders, all such Bondholders must sign this Verified Bondholder Payment Option Notice. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person(s) should indicate such fact when signing and must submit proper evidence satisfactory to Oi of such person(s)’s authority to so act. If a Bondholder has beneficial interests in Bonds registered in different names, separate Verified Bondholder Payment Option Notices must be executed covering each name in which beneficial interests in Bonds are registered. If a Verified Bondholder Payment Option Notice is executed by a person other than the Bondholder, then such person must have been authorized by proxy or in some other manner acceptable to Oi, in each case in its sole discretion, to execute this Verified Bondholder Payment Option Notice with respect to the applicable Bonds on behalf of the Bondholder.

SIGN HERE

Signature(s) of Bondholder(s)
Date:
Name(s):

(Please Print)

Capacity (full title):

8

INSTRUCTIONS FOR ELECTING VERIFIED BONDHOLDERS, FORMING PART OF THE TERMS AND CONDITIONS OF THE RECOVERY ELECTION SOLICITATIONS

8. Bondholders Entitled to Elect. Only an Verified Bondholder (or its representative or attorney-in-fact) or another person who has complied with the procedures set forth herein and in the Statement may execute and deliver a Verified Bondholder Payment Option Notice. Following the Election Deadline, Oi shall determine whether each Bondholder that has submitted a Verified Bondholder Payment Option Notice is a Verified Bondholder in accordance with the procedures described in the Statement under ““Part III: Status as Eligible Bondholder.” The determination of Oi with respect to whether any bondholder is a Verified Bondholder shall be final and binding for all purposes of the Recovery Election Solicitations.

In the event that Oi determines that any Bondholder that has submitted a Verified Bondholder Payment Option Notice is not a Verified Bondholder, such Payment Option Notice will be deemed void and of no effect and accordingly such Bondholder will receive ONLY the Default Recovery.

9. Registration on Election Website. Verified Bondholders seeking to make a Recovery Election must register on the Election Website maintained for such purpose which is accessible at https://www.dfkingltdevents.com. All documentation required for a Bondholder to make a valid Recovery Election, including a properly completed and duly executed Verified Bondholder Payment Option Notices and Verified Bondholder Proof of Holdings, MUST be delivered to the Election Tabulation Agent by uploading these documents onto the Election Website in accordance with the instructions set forth on the Election Website and in this Verified Bondholder Payment Option Notice. Only Verified Bondholders whose properly completed and duly executed Verified Bondholder Payment Option Notices are received by the Election Tabulation Agent at or prior to the Election Deadline and Verified Bondholder Proofs of Holdings are received by the Election Tabulation Agent at or prior to the Verified Bondholders Proof of Holdings Deadline will be entitled to have their Recovery Elections recorded by the Election Tabulation Agent and be entitled to participate in the expected subsequent Exchange Offer or Non-Qualified Settlement Procedure, as applicable.

10. Delivery of this Verified Bondholder Payment Option Notice. Upon the terms and subject to the conditions set forth herein and in the Statement, a properly completed and duly executed copy of this Verified Bondholder Payment Option Notice and any other documents required by this Verified Bondholder Payment Option Notice (other than the Verified Bondholder Proof of Holdings) must be uploaded onto the Election Website in accordance with the instructions set forth on the Election Website and in this Verified Bondholder Payment Option Notice at or prior to the Election Deadline. No Verified Bondholder Payment Option Notice should be delivered to any person other than to the Election Tabulation Agent or through any other manner of delivery other than by uploading such Verified Bondholder Payment Option Notice onto the Election Website. Oi reserves the right in its sole discretion to accept or reject any Verified Bondholder Payment Option Notice delivered directly to Oi or delivered to the Election Tabulation Agent through any manner of delivery other than uploading such Verified Bondholder Payment Option Notice onto the Election Website. Under no circumstances should any person tender or deliver Bonds to the Debtors or the Election Tabulation Agent at any time in connection with the Recovery Election Solicitations.

11. Election Deadline. Each Recovery Election Solicitation expires at 11:59 p.m., Brasilia time, on February 26, 2018.

The failure of a Verified Bondholder to deliver a Verified Bondholder Payment Option Notice to the Election Tabulation Agent in the manner described above prior to the Election Deadline will result in a Bondholder not appearing on the applicable Election List and will accordingly result in the Bondholder receiving the Default Recovery.

12. Delivery of Verified Bondholder Proof of Holdings. Bondholders seeking to make a Recovery Election must deliver a Verified Bondholder Proof of Holdings in the form described in “Part III: Delivery of Payment Option Notice and Proofs of Holdings” of the Statement to the Election Tabulation Agent by uploading such Verified Bondholder Proof of Holdings onto the Election Website in accordance with the instructions set forth on the Election Website and in this Payment Option Notice at or prior to 5:00 p.m., New York City time, on March 5, 2018. No Verified Bondholder Proof of Holdings should be delivered to any person other than to the Election Tabulation Agent or through any other manner of delivery other than by uploading such Verified Bondholder Proof of Holdings onto the Election Website. Oi reserves the right in its sole discretion to accept or reject any Verified Bondholder Proof of Holdings delivered directly to Oi or delivered to the Election Tabulation Agent through any manner of delivery other than uploading such Verified Bondholder Proof of Holding onto the Election Website. Under no circumstances should any person tender or deliver Bonds to the Debtors or the Election Tabulation Agent at any time in connection with the Recovery Election Solicitations.

9

The failure of a Verified Bondholder to deliver a Verified Bondholder Proof of Holdings to the Election Tabulation Agent in the manner described above prior to the Verified Bondholder Proof of Holdings Deadline will result in a Bondholder not appearing on the applicable Election List and will accordingly result in the Bondholder receiving the Default Recovery.

13. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Recovery Elections will be resolved by Oi whose determinations shall be final and binding. In the event that any dispute arises between a Bondholder and the Election Tabulation Agent acting on behalf of Oi with respect to whether the Bondholder has complied with the procedures applicable to the Recovery Election Solicitations, the Election Tabulation Agent will refer such dispute to Oi whose decision regarding compliance with the procedures applicable to the Recovery Election Solicitations shall be final and binding. Oi reserves the absolute right to reject any or all Recovery Elections that are not in proper form or the acceptance of which could be unlawful. Oi also reserves the right to waive any irregularities in connection with deliveries which Oi may require to be cured within such time as Oi determines, whether or not similar irregularities or defects are waived in the case of any other Bondholders. None of the Debtors, the Election Tabulation Agent or any other person shall have any duty to give notification to any Bondholder of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Verified Bondholder Payment Option Notices or Verified Bondholder Proofs of Holdings will not be deemed to have been made until such irregularities have been cured or waived, as determined in Oi’s sole discretion. Oi’s interpretation of the terms and conditions of each Recovery Election Solicitation (including this Verified Bondholder Payment Option Notice and the accompanying Statement and the instructions hereto and thereto) shall be final and binding on all parties.

14. Signatures on this Payment Option Notice. The signature(s) on this Verified Bondholder Payment Option Notice of any Bondholder(s) making a Recovery Election must correspond with the name(s) of such Bondholder(s) as it(they) appears:

•	in the case of a Bondholder that has (1) individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision prior to the date of the Original Statement, or (2) individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures and appears on the JA Bondholder Lists, as the name of the Bondholder appears on the JA Bondholder Lists, without alteration or any change whatsoever;

•	in the case of a Bondholder that has individualized Bonds before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures and does not appear on the JA Bondholder Lists, as the name of the Bondholder appears on the list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists, without alteration or any change whatsoever; and

•	in the case of a Bondholder that did not individualize Bonds (1) before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision prior to the date of the Original Statement, or (2) before Oi or the Judicial Administrator in accordance with the Small Creditor Program Procedures, as the name of the Bondholder appears on any list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bonds before the Judicial Reorganization Court subsequent to the date of the Original Statement, without alteration or any change whatsoever.

10

If any of the Bonds with respect to which the Recovery Election is made are beneficially held by two or more joint Bondholders, all such Bondholders must sign this Verified Bondholder Payment Option Notice. If this Verified Bondholder Payment Option Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporations or others acting in a fiduciary or representative capacity, such person(s) should indicate such fact when signing, and proper evidence satisfactory to Oi of such person(s)’s authority to so act must be submitted with this Verified Bondholder Payment Option Notice.

If a Bondholder has beneficial interests in Bonds registered in different names, separate Verified Bondholder Payment Option Notices must be executed covering each name in which beneficial interests in Bonds are registered, and separate Verified Bondholder Proofs of Holdings must be provided covering each name in which beneficial interests in Bonds are registered. If a Verified Bondholder Payment Option Notice is executed by a person other than the Bondholder, then such person must have been authorized by proxy or in some other manner acceptable to Oi, in each case in its sole discretion, to execute this Verified Bondholder Payment Option Notice with respect to the applicable Bonds on behalf of the Bondholder.

15. Questions and Requests for Assistance and Additional Copies. Questions concerning the terms of each Recovery Election Solicitation and requests for assistance in completing this Verified Bondholder Payment Option Notice or requests for additional copies of the Statement, this Verified Bondholder Payment Option Notice or other related documents may be sent to Oi at LD-Bondholders@oi.net.br.

11

VERIFIED BONDHOLDER PAYMENT OPTION NOTICE

OI S.A. – In Judicial Reorganization

Portugal Telecom International Finance B.V. – In Judicial Reorganization

Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization

Additional copies of the Statement and this form of Verified Bondholder Payment Option Notice Notice may be downloaded from the Election Website. Any questions or requests for assistance may be sent to Oi at LD-Bondholders@oi.net.br. Bondholders should retain their Bonds and not deliver any such Bonds to the Election Tabulation Agent.

Verified Bondholders seeking to make a Recovery Election must register on the Election Website which is accessible at https://www.dfkingltdevents.com.

Verified Bondholders registered on the Election Website must deliver properly completed and executed Verified Bondholder Payment Option Notices and Verified Bondholder Proofs of Holdings by uploading these documents through the Election Website in accordance with the instructions set forth on the Election Website, and in the Statement and the Verified Bondholder Payment Option Notice.

12

Exhibit G

FORM OF QUALIFIED TRANSFER NOTICE

FORM OF QUALIFIED TRANSFER NOTICE

D.F. King, as Election Tabulation Agent

[Insert Date of Qualified Transfer Notice]

Dear Sirs:

Reference is made to the Amended and Restated Information and Election Solicitation Statement dated February 14, 2018 (the “Statement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Statement.

On [insert date of Qualified Transfer] (the “Transfer Date”), the undersigned transferor (the “Qualified Transferor”) transferred (the “Qualified Transfer”) the Bondholder Credits (as defined in the Statement) evidenced by the Bonds (as defined in the Statement) set forth in Schedule A to this Qualified Transfer Notice (the “Transferred Qualified Bonds”) with respect to which the undersigned is included in the Qualified Election List to the undersigned transferee (the “Qualified Transferee”). Upon the terms and subject to the conditions set forth in the Statement, and in accordance with this Qualified Transfer Notice, the Qualified Transferor and the Qualified Transferee hereby requests the Election Tabulation Agent to register the transfer of the Qualified Transferor’s Qualified Recovery Election with respect to the Transferred Qualified Bonds to the Qualified Transferee in the Qualified Election List (the “Qualified Recovery Election Transfer”).

The Qualified Transferor represents to the Election Tabulation Agent that (1) the Qualified Transferor has registered on the Election Website with the name, address and [insert Protocol Number (as defined below)] set forth on its signature page to this Qualified Transfer Notice, (2) prior to the Qualified Transfer, it was the beneficial holder of the Transferred Qualified Bonds, (3) it has made a valid Qualified Recovery Election with respect to the Transferred Qualified Bonds (or it is the beneficiary of a valid Qualified Recovery Election with respect to the Transferred Qualified Bonds), and (4) it has full power and authority to request the Qualified Recovery Election Transfer.

The Qualified Transferee represents to the Election Tabulation Agent that (1) the Qualified Transferee has registered on the Election Website with the name, address and, if applicable, [insert Protocol Number], set forth on the signature page to this Qualified Transfer Notice, (2) it is the beneficial holder of the Transferred Qualified Bonds, (3) it has received the Statement and understands and acknowledges the procedures with respect to making a valid Qualified Recovery Election Transfer, assigning a Qualified Recovery Election with respect to the Transferred Qualified Bonds, and the further procedures necessary prior to the delivery by the Debtors of the Qualified Recovery, and (4) it has full power and authority to request the Qualified Election List Transfer.

The Qualified Transferor and the Qualified Transferee acknowledge and agree that the effectiveness of the requested Qualified Recovery Election Transfer of the Transferred Qualified Bonds is conditioned upon

•	the delivery of this Qualified Transfer Notice, properly completed and executed by each of the Qualified Transferor and the Qualified Transferee, to the Election Tabulation Agent by uploading this Qualified Transfer Notice onto the Election Website in accordance with the instructions set forth on the Election Website at or prior to 5:00 p.m., New York City time, on the third Business Day following the date of the settlement of the Qualified Transfer;

•	the delivery of a Qualified Proof of Holdings in the form described in “Part III: Bondholder Recovery Election Procedures—Election Lists—Assignments of Recovery Elections—Assignments of Qualified Recovery Elections” of the Statement demonstrating that the Qualified Transferee is the beneficial owner of the Transferred Qualified Bonds to the Election Tabulation Agent by uploading such Qualified Proof of Holding through the Election Website in accordance with the instructions set forth on the Election Website at or prior to 5:00 p.m., New York City time, on the third Business Day following the date of the settlement of the Qualified Transfer; and

•	compliance by the Qualified Transferor and the Qualified Transferee with the procedures set forth in the Statement under “Part III: Bondholder Recovery Election Procedures—Election Lists—Assignments of Recovery Elections.”

The Qualified Transferor and the Qualified Transferee acknowledge and agree that, if the Transferred Qualified Bonds were the subject of a prior Qualified Transfer and the Qualified Transfer Notice with respect to such prior Qualified Transfer has not been delivered to the Election Tabulation Agent prior to the date of this Qualified Transfer Notice, this Qualified Transfer Notice shall be null and void and will be given no force and effect.

The Qualified Transferor and the Qualified Transferee acknowledge and agree that, if this Qualified Transfer Notice relates to a Qualified Transfer that occurred following the commencement of the Exchange Offer, this Qualified Transfer Notice shall be null and void and will be given no force and effect.

Failure to deliver (1) this Qualified Transfer Notice properly completed and duly executed by each of the Qualified Transferor and Qualified Transferee, and (2) the Qualified Transferee’s Non-Qualified Proof of Holdings evidencing the principal amount of the Transferred Qualified Bonds to the Election Tabulation Agent at or prior to 5:00 p.m., New York City time, on the third Business Day following the date of the settlement of the Qualified Transfer will result in the Qualified Transferee not appearing on the Qualified Election List and will accordingly result in the Qualified Transferee receiving the Default Recovery.

The Qualified Transferor and the Qualified Transferee acknowledge that following the Election Deadline, Oi has determined whether a valid Qualified Recovery Election with respect to the Transferred Qualified Bonds was made by the beneficial owner of the Transferred Qualified Bonds as of the Election Deadline and that such determination is final and binding for all purposes of the Recovery Election Solicitations. The Qualified Transferor and the Qualified Transferee acknowledge that based on such determinations, Oi has complied a Qualified Election List which is maintained by the Election Tabulation Agent on behalf of Oi. The Qualified Transferor and the Qualified Transferee acknowledge and agree that if: (1) the Qualified Transferor does not appears on the Qualified Election List, (2) the principal amount of any series of the Transferred Qualified Bonds exceeds the principal amount of such series of Transferred Qualified Bonds for which the Qualified Transferor is the a beneficiary of valid Qualified Recovery Election, or (3) the principal amount of any series Bonds beneficially held by the Qualified Transferee as set forth on its Qualified Transferee Proof of Holdings is less than sum of (a) the principal amount of the Transferred Qualified Bonds, and (b) the principal amount of such series of Bonds for which the Qualified Transferee was the beneficiary of valid Qualified Recovery Election prior to the Qualified Transfer, this Qualified Transfer Notice shall be null and void and will be given no force and effect.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of requests for Qualified Recovery Election Transfers will be resolved by Oi whose determinations will be binding. Oi reserves the absolute right to reject any or all requests for Qualified Recovery Election Transfers that are not in proper form or the acceptance of which could be unlawful. Oi also reserves the right to waive any irregularities in connection with deliveries which Oi may require to be cured within such time as Oi determines, whether or not similar irregularities or defects are waived in the case of any other Qualified Transferors or Qualified Transferees. None of the Debtors, the Election Tabulation Agent or any other person shall have any duty to give notification to any Qualified Transferors or Qualified Transferees of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Qualified Transfer Notices or Qualified Proofs of Holdings will not be deemed to have been made until such irregularities have been cured or waived, as determined in Oi’s sole discretion. Oi’s interpretation of the terms and conditions of each Recovery Election Solicitation (including this Qualified Transfer Notice and the Statement) will be final and binding on all parties.

The Qualified Transferor and the Qualified Transferee will, upon request, execute and deliver any additional documents or provide Additional Information deemed by Oi to be necessary or desirable to perfect this Qualified Recovery Election Transfer.

This Qualified Transfer Notice must be executed by the Qualified Transferor (1) in exactly the same manner as the name of the Qualified Transferor appears on its Verified Payment Option Notice with respect to the Transferred Qualified Bonds, or (2) if the Qualified Transferor is the beneficiary of a prior valid Qualified Transfer with respect to the Transferred Qualified Bonds prior to the Transfer Date, in exactly the same manner as the name of the Qualified Transferor appears on the Qualified Transfer Notice with respect to such prior valid Qualified Recovery Election Transfer.

QUALIFIED TRANSFEROR

Name of Qualified Transferor:
Protocol Number for Transferred Qualified Bonds:*

*	The “Protocol Number” is (1) the “protocolo” or “ID” number assigned by the Judicial Administrator to the Bondholder that is the subject of this Qualified Transfer Notice as reflected in a JA Bondholder List or any list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bonds before the Judicial Reorganization Court subsequent to the date of the Original Statement, or (2) the “protocolo” or “ID” number assigned by Oi to the Bondholder that is the subject of this Qualified Transfer Notice as reflected in the list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists in respect of the Bondholder that held the Transferred Qualified Bonds as of the Election Deadline.

Signature(s) of Bondholder(s)

Name(s) (Please Print)

Capacity (full title)

Date:

Address:

(including postal code and country)

Phone Number:
(including country and area code)

E-Mail Address:

This Qualified Transfer Notice must be executed by the Qualified Transferee in exactly the same manner as the name of the Qualified Transferee appears in its registration on the Election Website. If the Transferred Qualified Bonds are beneficially held by two or more joint Bondholders, all such Bondholders must sign this Qualified Transfer Notice. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person(s) should indicate such fact when signing and must submit proper evidence satisfactory to Oi of such person(s)’s authority to so act. If this Qualified Transfer Notice is executed by a person other than the Qualified Transferee, then such person must have been authorized by proxy or in some other manner acceptable to Oi, in each case in its sole discretion, to execute this Qualified Transfer Notice on behalf of the Qualified Transferee.

QUALIFIED TRANSFEREE

Signature(s) of Bondholder(s)

Name(s) (Please Print)

Capacity (full title)

Date:

Address:

(including postal code and country)

Phone Number:
(including country and area code)

E-Mail Address:

This Qualified Transfer Notice MUST be executed by each of the Qualified Transferor and the Qualified Transferee. This Qualified Transfer Notice and the Qualified Transferee Proof of Holdings MUST be uploaded onto the Election Website in accordance with the instructions contained in “Part III: Assignment of Recovery Elections” of the Statement. Failure to deliver a properly completed and duly executed Qualified Transfer Notice and Qualified Transferee Proof of Holdings to the Election Tabulation Agent at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Qualified Transfer will result in the Qualified Transferee not appearing on the Qualified Election List and will accordingly result in the Qualified Transferee receiving the Default Recovery with respect to the Transferred Qualified Bonds. Qualified Transferors and Qualified Transferees shall not have recourse to Oi or the Election Tabulation Agent in respect of any claims, damages, losses, liabilities or causes of actions, at law or in equity, in any jurisdiction, resulting from any such failure.

By registering on the Election Website, providing a Verified Bondholder Payment Option Notice, a Qualified Transfer Notice or a Non-Qualified Transfer Notice, or any other documents or information related to the procedure to make a Recovery Election on the Election Website, each Bondholder unconditionally and irrevocably waives and releases any claims which may arise against the Election Tabulation Agent (save in the case of willful misconduct, fraud or gross negligence) in each case in relation to the Election Tabulation Agent’s performance of its role in connection with the Recovery Election Solicitations and/or any related assignments of Recovery Elections.

Schedule A to Qualified Transfer Notice

If the space provided below is inadequate, list the information set forth below with respect to additional Transferred Qualified Bonds as to which a Qualified Recovery Election Transfer is being requested on a separate signed schedule and affix such schedule to this Qualified Transfer Notice.

DESCRIPTION OF THE BONDS WITH RESPECT TO WHICH THE QUALIFIED RECOVERY ELECTION TRANSFER IS REQUESTED
Series of Bonds	Clearing System through which Bonds were Held by Qualified Transferor	Clearing Systems Participant Name (s) of Clearing Systems Participant(s) that Held Transferred Qualified Bonds	Clearing Systems Participant Number(s) of Clearing Systems Participant(s) that Held Transferred Qualified Bonds	Aggregate Principal Amount of Bonds with Respect to Which the Qualified Recovery Election Transfer is Requested	Clearing System through which Bonds are Held by Qualified Transferee	Clearing Systems Participant Name(s) of Clearing Systems Participant(s) through which Transferred Qualified Bonds are Held	Clearing Systems Participant Number(s) of Clearing Systems Participant(s) through which Transferred Qualified Bonds are Held
Oi’s 9.75% Senior Notes due 2016 (CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68)	☐ DTC ☐ Euroclear ☐ Clearstream			R$	☐ DTC ☐ Euroclear ☐ Clearstream
Oi’s 5.125% Senior Notes due 2017 (ISIN No. XS0569301830 and XS0569301327)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
Oi’s 9.50% Senior Notes due 2019 (CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97)	☐ DTC ☐ Euroclear ☐ Clearstream			US$	☐ DTC ☐ Euroclear ☐ Clearstream
Oi’s 5.50% Senior Notes due 2020 (CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67)	☐ DTC ☐ Euroclear ☐ Clearstream			US$	☐ DTC ☐ Euroclear ☐ Clearstream
PTIF’s 6.25% Notes due 2016 (ISIN No. PTPTCYOM0008)	☐ Interbolsa ☐ Euroclear ☐ Clearstream			€	☐ Interbolsa ☐ Euroclear ☐ Clearstream
PTIF’s 4.375% Notes due March 2017 (ISIN No. XS0215828913)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
5.242% Notes due November 2017 (ISIN No. XS0441479804)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 5.875% Notes due 2018 (ISIN No. XS0843939918)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 5.00% Notes due 2019 (ISIN No. XS0462994343)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 4.625% Notes due 2020 (ISIN No. XS0927581842)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 4.50% Notes due 2025 (ISIN No. XS0221854200)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
Oi Coop’s 5.625% Senior Notes due 2021 (ISIN No. XS1245245045 and XS1245244402)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
Oi Coop’s 5.75% Senior Notes due 2022 (CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42)	☐ DTC ☐ Euroclear ☐ Clearstream			US$	☐ DTC ☐ Euroclear ☐ Clearstream

Exhibit H

FORM OF NON-QUALIFIED TRANSFER NOTICE

FORM OF NON-QUALIFIED TRANSFER NOTICE

D.F. King, as Election Tabulation Agent

[Insert Date of Non-Qualified Transfer Notice]

Dear Sirs:

Reference is made to the Amended and Restated Information and Election Solicitation Statement dated February 14, 2018 (the “Statement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Statement.

On [insert date of Non-Qualified Transfer] (the “Transfer Date”), the undersigned transferor (the “Non-Qualified Transferor”) transferred (the “Non-Qualified Transfer”) the Bondholder Credits (as defined in the Statement) evidenced by the Bonds (as defined in the Statement) set forth in Schedule A to this Non-Qualified Transfer Notice (the “Transferred Non-Qualified Bonds”) with respect to which the undersigned is included in the Non-Qualified Election List to the undersigned transferee (the “Non-Qualified Transferee”). Upon the terms and subject to the conditions set forth in the Statement, and in accordance with this Non-Qualified Transfer Notice, the Non-Qualified Transferor and the Non-Qualified Transferee hereby requests the Election Tabulation Agent to register the transfer of the Non-Qualified Transferor’s Non-Qualified Recovery Election with respect to the Transferred Non-Qualified Bonds to the Transferee in the Non-Qualified Election List (the “Non-Qualified Recovery Election Transfer”).

The Non-Qualified Transferor represents to the Election Tabulation Agent that (1) the Non-Qualified Transferor has registered on the Election Website with the name, address and [insert Protocol Number (as defined below)] set forth on its signature page to this Non-Qualified Transfer Notice, (2) prior to the Non-Qualified Transfer, it was the beneficial holder of the Transferred Non-Qualified Bonds, (3) it has made a valid Non-Qualified Recovery Election with respect to the Transferred Non-Qualified Bonds (or it is the beneficiary of a valid Non-Qualified Recovery Election Transfer with respect to the Transferred Non-Qualified Bonds), and (4) it has full power and authority to request the Non-Qualified Recovery Election Transfer.

The Non-Qualified Transferee represents to the Election Tabulation Agent that (1) the Non-Qualified Transferee has registered on the Election Website with the name, address and, if applicable, [insert Protocol Number (as defined below)] set forth on the signature page to this Non-Qualified Transfer Notice, (2) it is the beneficial holder of the Transferred Non-Qualified Bonds, (3) it has received the Statement and understands and acknowledges the procedures with respect to making a valid Non-Qualified Recovery Election Transfer, assigning a Non-Qualified Recovery Election with respect to the Transferred Non-Qualified Bonds, and the further procedures necessary prior to the delivery by the Debtors of the Non-Qualified Recovery, and (4) it has full power and authority to request the Non-Qualified Recovery Election Transfer.

The Non-Qualified Transferor and the Non-Qualified Transferee acknowledge and agree that the effectiveness of the requested Non-Qualified Recovery Election Transfer of the Transferred Non-Qualified Bonds is conditioned upon:

•	the delivery of this Non-Qualified Transfer Notice, properly completed and executed by each of the Non-Qualified Transferor and the Non-Qualified Transferee, to the Election Tabulation Agent by uploading this Non-Qualified Transfer Notice onto the Election Website in accordance with the instructions set forth on the Election Website at or prior to 5:00 p.m., New York City time, on the third Business Day following the date of the settlement of the Non-Qualified Transfer;

•	the delivery of a Non-Qualified Proof of Holdings in the form described in “Part III: Bondholder Recovery Election Procedures—Election Lists—Assignments of Recovery Elections—Assignments of Non-Qualified Recovery Elections” of the Statement demonstrating that the Non-Qualified Transferee is the beneficial owner of the Transferred Non-Qualified Bonds to the Election Tabulation Agent by uploading such Non-Qualified Proof of Holding through the Election Website in accordance with the instructions set forth on the Election Website at or prior to 5:00 p.m., New York City time, on the third Business Day following the date of the settlement of the Non-Qualified Transfer; and

•	compliance by the Non-Qualified Transferor and the Non-Qualified Transferee with the procedures set forth in the Statement under “Part III: Bondholder Recovery Election Procedures—Election Lists—Assignments of Recovery Elections.”

The Non-Qualified Transferor and the Non-Qualified Transferee acknowledge and agree that, if the Transferred Non-Qualified Bonds were the subject of a prior Non-Qualified Transfer and the Non-Qualified Transfer Notice with respect to such prior Non-Qualified Transfer has not been delivered to the Election Tabulation Agent prior to the date of this Non-Qualified Transfer Notice, this Non-Qualified Transfer Notice shall be null and void and will be given no force and effect.

The Non-Qualified Transferor and the Non-Qualified Transferee acknowledge and agree that, if this Non-Qualified Transfer Notice relates to a Non-Qualified Transfer that occurred following the commencement of the Non-Qualified Settlement Procedure, this Non-Qualified Transfer Notice shall be null and void and will be given no force and effect.

Failure to deliver (1) this Non-Qualified Transfer Notice properly completed and duly executed by each of the Non-Qualified Transferor and Non-Qualified Transferor, and (2) the Non-Qualified Transferee’s Non-Qualified Proof of Holdings evidencing the principal amount of the Transferred Non-Qualified Bonds to the Election Tabulation Agent at or prior to 5:00 p.m., New York City time on the third Business Day following the date of the settlement of the Non-Qualified Transfer will result in the Non-Qualified Transferee not appearing on the Non-Qualified Election List and will accordingly result in the Non-Qualified Transferee receiving the Default Recovery.

The Non-Qualified Transferor and the Non-Qualified Transferee acknowledge that following the Election Deadline, Oi has determined whether a valid Non-Qualified Recovery Election with respect to the Transferred Non-Qualified Bonds was made by the beneficial owner of the Transferred Non-Qualified Bonds as of the Election Deadline and that such determination is final and binding for all purposes of the Recovery Election Solicitations. The Non-Qualified Transferor and the Non-Qualified Transferee acknowledge that based on such determinations, Oi has complied a Non-Qualified Election List which is maintained by the Election Tabulation Agent on behalf of Oi. The Non-Qualified Transferor and the Non-Qualified Transferee acknowledge and agree that if (1) the Non-Qualified Transferor does not appears on the Non-Qualified Election List, (2) the principal amount of any series of the Transferred Non-Qualified Bonds exceeds the principal amount of such series of Transferred Non-Qualified Bonds for which the Non-Qualified Transferor is the a beneficiary of valid Non-Qualified Recovery Election, or (3) the principal amount of any series Bonds beneficially held by the Non-Qualified Transferee as set forth on its Non-Qualified Transferee Proof of Holdings is less than sum of (a) the principal amount of the Transferred Non-Qualified Bonds, and (b) the principal amount of such series of Bonds for which the Non-Qualified Transferee was the beneficiary of valid Non-Qualified Recovery Election prior to the Non-Qualified Transfer, this Non-Qualified Transfer Notice shall be null and void and will be given no force and effect.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of requests for Non-Qualified Recovery Election Transfers will be resolved by Oi whose determinations will be binding. Oi reserves the absolute right to reject any or all requests for Non-Qualified Recovery Election Transfers that are not in proper form or the acceptance of which could be unlawful. Oi also reserves the right to waive any irregularities in connection with deliveries which Oi may require to be cured within such time as Oi determines, whether or not similar irregularities or defects are waived in the case of any other Non-Qualified Transferors or Non-Qualified Transferees. None of the Debtors, the Election Tabulation Agent or any other person shall have any duty to give notification to any Non-Qualified Transferors or Non-Qualified Transferees of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Non-Qualified Transfer Notices or Non-Qualified Proofs of Holdings will not be deemed to have been made until such irregularities have been cured or waived, as determined in Oi’s sole discretion. Oi’s interpretation of the terms and conditions of each Recovery Election Solicitation (including this Non-Qualified Transfer Notice and the accompanying Statement) will be final and binding on all parties.

The Non-Qualified Transferor and the Non-Qualified Transferee will, upon request, execute and deliver any additional documents or provide Additional Information deemed by Oi to be necessary or desirable to perfect the this Non-Qualified Recovery Election Transfer.

3

This Non-Qualified Transfer Notice must be executed by the Non-Qualified Transferor (1) in exactly the same manner as the name of the Non-Qualified Transferor appears on its Verified Payment Option Notice with respect to the Transferred Non-Qualified Bonds, or (2) if the Non-Qualified Transferor is the beneficiary of a prior valid Non-Qualified Recovery Election Transfer with respect to the Transferred Non-Qualified Bonds prior to the Transfer Date, in exactly the same manner as the name of the Non-Qualified Transferor appears on the Non-Qualified Transfer Notice with respect to such prior valid Non-Qualified Transfer.

NON-QUALIFIED TRANSFEROR

Name of Qualified Transferor:
Protocol Number for Transferred Qualified Bonds:*

*	The “Protocol Number” is (1) the “protocolo” or “ID” number assigned by the Judicial Administrator to the Bondholder that is the subject of this Non-Qualified Transfer Notice as reflected in a JA Bondholder List or any list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bonds before the Judicial Reorganization Court subsequent to the date of the Original Statement, or (2) the “protocolo” or “ID” number assigned by Oi to the Bondholder that is the subject of this Non-Qualified Transfer Notice as reflected in the list maintained by Oi of Bondholders that have individualized Bonds in accordance with the Small Creditor Program Procedures and that do not appear on the JA Bondholder Lists in respect of the Bondholder that held the Transferred Non-Qualified Bonds as of the Election Deadline.

Signature(s) of Bondholder(s)

Name(s) (Please Print)

Capacity (full title)

Date:

Address:

(including postal code and country)

Phone Number:
(including country and area code)

E-Mail Address:

This Non-Qualified Transfer Notice must be executed by the Non-Qualified Transferee in exactly the same manner as the name of the Non-Qualified Transferee appears in its registration on the Election Website. If the Transferred Non-Qualified Bonds are beneficially held by two or more joint Bondholders, all such Bondholders must sign this Non-Qualified Transfer Notice. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person(s) should indicate such fact when signing and must submit proper evidence satisfactory to Oi of such person(s)’s authority to so act. If this Non-Qualified Transfer Notice is executed by a person other than the Non-Qualified Transferee, then such person must have been authorized by proxy or in some other manner acceptable to Oi, in each case in its sole discretion, to execute this Non-Qualified Transfer Notice on behalf of the Non-Qualified Transferee.

NON-QUALIFIED TRANSFEREE

Signature(s) of Bondholder(s)

Name(s) (Please Print)

Capacity (full title)

Date:

Address:

(including postal code and country)

Phone Number:
(including country and area code)

E-Mail Address:

This Non-Qualified Transfer Notice MUST be executed by each of the Non-Qualified Transferor and the Non-Qualified Transferee. This Non-Qualified Transfer Notice and the Non-Qualified Transferee Proof of Holdings MUST be uploaded onto the Election Website in accordance with the instructions contained in “Part III: Assignment of Recovery Elections” of the Statement. Failure to deliver a properly completed and duly executed Non-Qualified Transfer Notice and Non-Qualified Transferee Proof of Holdings to the Election Tabulation Agent at or prior to 5:00 p.m., New York City time, on the third business day following the date of the settlement of the Non-Qualified Transfer will result in the Non-Qualified Transferee not appearing on the Non-Qualified Election List and will accordingly result in the Non-Qualified Transferee receiving the Default Recovery with respect to the Transferred Non-Qualified Bonds. Non-Qualified Transferors and Non-Qualified Transferees shall not have recourse to Oi or the Election Tabulation Agent in respect of any claims, damages, losses, liabilities or causes of actions, at law or in equity, in any jurisdiction, resulting from any such failure.

By registering on the Election Website, providing a Verified Bondholder Payment Option Notice, a Qualified Transfer Notice or a Non-Qualified Transfer Notice, or any other documents or information related to the procedure to make a Recovery Election on the Election Website, each Bondholder unconditionally and irrevocably waives and releases any claims which may arise against the Election Tabulation Agent (save in the case of willful misconduct, fraud or gross negligence) in each case in relation to the Election Tabulation Agent’s performance of its role in connection with the Recovery Election Solicitations and/or any related assignments of Recovery Elections.

Schedule A to Non-Qualified Transfer Notice

If the space provided below is inadequate, list the information set forth below with respect to additional Transferred Non-Qualified Bonds as to which a the Non-Qualified Recovery Election Transfer is being requested on a separate signed schedule and affix such schedule to this Non-Qualified Transfer Notice.

DESCRIPTION OF THE BONDS WITH RESPECT TO WHICH THE NON-QUALIFIED RECOVERY ELECTION TRANSFER IS REQUESTED
Series of Bonds	Clearing System through which Bonds were Held by Non-Qualified Transferor	Clearing Systems Participant Name (s) of Clearing Systems Participant(s) that Held Transferred Non-Qualified Bonds	Clearing Systems Participant Number(s) of Clearing Systems Participant(s) that Held Transferred Non-Qualified Bonds	Aggregate Principal Amount of Bonds with Respect to Which the Non-Qualified Recovery Election Transfer is Requested	Clearing System through which Bonds are Held by Non-Qualified Transferee	Clearing Systems Participant Name(s) of Clearing Systems Participant(s) through which Transferred Non-Qualified Bonds are Held	Clearing Systems Participant Number(s) of Clearing Systems Participant(s) through which Transferred Non-Qualified Bonds are Held
Oi’s 9.75% Senior Notes due 2016 (CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68)	☐ DTC ☐ Euroclear ☐ Clearstream			R$	☐ DTC ☐ Euroclear ☐ Clearstream
Oi’s 5.125% Senior Notes due 2017 (ISIN No. XS0569301830 and XS0569301327)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
Oi’s 9.50% Senior Notes due 2019 (CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97)	☐ DTC ☐ Euroclear ☐ Clearstream			US$	☐ DTC ☐ Euroclear ☐ Clearstream
Oi’s 5.50% Senior Notes due 2020 (CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67)	☐ DTC ☐ Euroclear ☐ Clearstream			US$	☐ DTC ☐ Euroclear ☐ Clearstream
PTIF’s 6.25% Notes due 2016 (ISIN No. PTPTCYOM0008)	☐ Interbolsa ☐ Euroclear ☐ Clearstream			€	☐ Interbolsa ☐ Euroclear ☐ Clearstream
PTIF’s 4.375% Notes due March 2017 (ISIN No. XS0215828913)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
5.242% Notes due November 2017 (ISIN No. XS0441479804)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 5.875% Notes due 2018 (ISIN No. XS0843939918)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 5.00% Notes due 2019 (ISIN No. XS0462994343)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 4.625% Notes due 2020 (ISIN No. XS0927581842)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
PTIF’s 4.50% Notes due 2025 (ISIN No. XS0221854200)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
Oi Coop’s 5.625% Senior Notes due 2021 (ISIN No. XS1245245045 and XS1245244402)	☐ Euroclear ☐ Clearstream			€	☐ Euroclear ☐ Clearstream
Oi Coop’s 5.75% Senior Notes due 2022 (CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42)	☐ DTC ☐ Euroclear ☐ Clearstream			US$	☐ DTC ☐ Euroclear ☐ Clearstream